SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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EP GLOBAL COMMUNICATIONS, INC.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE	____	14-1818396
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

c/o Exceptional Parent (EP) Magazine

416 Main Street, Johnstown, PA 15901

(814) 361-3860

Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

c/o Exceptional Parent (EP) Magazine

416 Main Street, Johnstown, PA 15901

(814) 361-3860

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee

Common Stock, par value $0.0001	80,016,826	$0.0007	$56,011.77	$2.00

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling security-holders named in the prospectus. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe may be issuable pursuant to the equity line financing to account for market fluctuations.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and can be traded on the over-the-counter market on the OTC Bulletin Board under the symbol “EPGL.” As of October 11, 2007, EP Global Communications, Inc.’s shares were trading at a price of $0.0007 per common share. Selling security holders may sell their shares for the prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EP GLOBAL COMMUNICATIONS, INC.

80,016,826 SHARES OF

COMMON STOCK

This prospectus relates to the resale of up to 80,016,826 shares of our Common Stock, par value $.0001 per share (“Common Stock”) issuable to Dutchess Private Equities Fund, Ltd. (“Dutchess” or the “Selling Securityholder”). The Selling Securityholder may sell its common stock from time to time at prevailing market prices.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “EPGL.” As of October 11, 2007, EP Global Communications, Inc.’s shares were trading at a price of $0.0007 per common share. Selling security holders may sell their shares for the prevailing market prices or privately negotiated prices.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5.  PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: December 6, 2007

ABOUT OUR COMPANY

We were incorporated in Delaware in November, 1999, under the name East Coast Airlines, Inc.  In January, 2004, we amended our certificate of incorporation and changed our name to EP Global Communications, Inc. (“EP”).

We operate our business principally through our subsidiary, Psy-Ed Corporation doing business as Exceptional Parent Magazine. Psy-Ed Corporation is a thirty-seven year old publishing and communications company whose expressed business mission is to provide practical advice, emotional support and clinically relevant information to physicians, allied health care professionals, teachers, families and caregivers involved in the care and development of people with disabilities and special health care needs.  We publish and distribute Exceptional Parent Magazine, a peer-reviewed international publication designed to serve the information needs of families and professionals who are involved in the care and development of children and adults with disabilities and special health care needs.  EP also develops and implements online, live, interactive accredited Continuing Medical Education Programs (“CME”) via a joint venture with Vemics, Inc; has its own library of over 2,300 disability-specific book titles and publishes clinical monographs that are disseminated to physicians, researchers and allied health care professionals as well as families and caregivers all over the world.

Over the years, we have adhered to a business mission and strategy articulated in 1993 to develop a business platform for the dissemination of need-to-have proprietary information focused exclusively on chronic life-long disabling conditions such as cerebral palsy, epilepsy, multiple sclerosis, Parkinsons, inborn errors of metabolism, muscular dystrophy, spina bifida, and a host of other conditions, some of which are life threatening.  Our entire focus is on this wide array of human conditions which are not taught in medical school and which are outside the traditional bio-medical model.

Our strategy has been to develop strong strategic relationships within the health care community with professional medical societies such as the American Academy of Developmental Medicine and Dentistry (AADMD), the Child Neurology Society (CNS) and Child Neurology Foundation (CNF).  Additionally, we have also built strong relationships with lay and consumer organizations spanning a wide array of disorders.

Our goal is to create a multi media approach to the dissemination of this information.  Thus, our business, while fundamentally related to our thirty-seven year old publication, also is capable of repackaging this information and publishing it in many different forms depending on the needs of the market.  We do this via our website, http://www.eparent.com; custom communications which are essentially repackaged editorial products in stand-alone monograph form, augmented and supplemented by additional information not appearing in monthly issues of EP and endorsed by professional medical societies as well as consumer advocacy groups; the EP Library with its 1,500 disability specific book titles and our on line interactive CME/CEU accredited educational programs directed to physicians, allied health care professionals such as nurses, therapists, rehabilatation specialists, teachers, families and caregivers.  All of these products and services are rooted in the editorial content submitted, by way of example, by leaders in their respective fields such as:  Francis Collins, MD, Ph.D, Director of the Human Genome Project at the National Institutes of Health; Daryl DeVivo, MD, educator and researcher in the field of mitochondrial and metabolic disorders; Piero Rinaldo, MD, Ph.D, head of the Human Genetics Lab at the Mayo Clinic in Rochester, Minnesota; and hank Chambers, MD, noted orthopedic surgeon highly regarded in the field of movement disorders.

The Offering

Common Shares Outstanding

Prior to Offering

Common Stock, $.0001 par value

255,725,233

Common Stock Offered by Selling

Securityholders

80,016,826

Use of Proceeds

We will not receive any proceeds from the sale by the Selling Securityholders of shares in this offering, except upon drawdowns made pursuant to the equity line.

Risk Factors

An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol

EPGL

Executive Offices

Currently, our executive offices are located at 416 Main Street, Johnstown, Pennsylvania 15901, and our telephone number is (814) 361-3860.

Transaction Summary

Transaction with Dutchess Private Equities Fund LTD.

On October 1, 2007, we entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Private Equities (the “Investor”). Pursuant to this Investment Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The Put Date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the Pricing Period. The Pricing Period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice.

In connection with the Agreement, we entered into a Registration Rights Agreement with the Investor (the “Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 80,016,826 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date.

WHERE CAN YOU FIND US

We presently maintain our principal offices at 416 Main Street, Johnstown, Pennsylvania 15901. Our telephone number is (814) 361-3860.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus before investing in our common stock. If any of the following risks occur, our business operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, or “us” refer to the Company and not the selling stockholders.

SINCE OUR INCEPTION WE HAVE INCURRED LOSSES WHICH MAY CONTINUE INTO THE FUTURE WHICH CAN SERIOUSLY IMPAIR OUR ABILITY TO CONTINUE OPERATIONS

We were incorporated in November 1999.  Although the present funding that we have received will allow us to continue our operations in full, it is possible we will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

Based upon current plans, we expect to incur operating losses in the immediate short-term future as we prepare for the full implantation of our business plan.  We anticipate expenses associated with the addition of more employees, expansion of office space and production facilities.  We cannot guarantee that we will be successful in generating sufficient revenues in the future to offset or exceed these additional costs.  Failure to generate sufficient revenues will seriously impair our ability to continue operations.

DUTCHESS PRIVATE EQUITIES FUND, LTD. WILL PAY LESS THEN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the Investment Agreement will be purchased at a seven percent (7%) discount to the lowest closing bid price during the five trading days immediately following our notice to Dutchess Private Equities Fund, Ltd. of our election to exercise our “put” right. Dutchess Private Equities Fund, Ltd. has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund, Ltd. sells our shares, the price of our common stock may decrease. If our stock price decreases, Dutchess Private Equities Fund, Ltd. may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

EXISTING STOCKHOLDERS MAY EXPERIENCE DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities, Ltd. in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

OUR STOCK IS THINLY TRADED, AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if you need money or otherwise desire to liquidate their shares.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE.

We expect our business and number of employees to grow over the next year.  Our plan is to be at an employment level of 30- 35 employees by the year 2008.  We expect that our growth will place significant stress on our operation, management, employee base and ability to meet operating requirements sufficient to support our growth.  Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

We expect that our growth will place significant stress on our operation, management, employee base and quite possibly could jeopardize our ability to meet operational requirements sufficient to support our growth over the next 12 months.

WE DEPEND ON KEY PERSONNEL AND ATTRACTING QUALIFIED MANAGEMENT PERSONNEL AND OUR BUSINESS COULD BE HARMED IF WE LOSE PERSONNEL AND CANNOT ATTRACT NEW PERSONNEL.

Our success depends to a significant degree upon the technical and management skills of our officers and key employees, including in particular those of Joseph M. Valenzano Jr., our Chief Executive Officer and President. The loss of the services of Mr. Valenzano likely would have a material adverse effect on our success. That success also will depend upon our ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel. Our management does not believe that we maintain adequate key person life insurance for any of our officers or key employees. Except for Mr. Valenzano based on his existing employment agreement, we do not require our executives or employees to execute non-competition agreements with us , and those executives or employees could leave us to form or join a competitor. The loss of any of our key executives, the use of proprietary or trade secret data by former employees who compete with us, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business.

We compete for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than we possess.  There can be no assurance that we will be successful in attracting or retaining such personnel, and the failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL.

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares.  In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

WE FACE COMPETITION FOR SUBSCRIPTION, SEMINAR AND ADVERTISING REVENUES AND SUCH COMPETITION CAN REDUCE OUR SPONSORSHIP AND ADVERTISING REVENUES RESULTING IN A NEGATIVE EFFECT ON OUR FINANCIAL PERFORMANCE.

We operate in a competitive business. Our magazine and seminar programming will compete for subscription, seminar and advertising revenues directly with other publications, academic institutions, and certain trade associations, as well as with such other media as professional journals, magazines, professional medical societies, and direct mail promotion companies. Seminar revenue and advertising revenue are subject to economic conditions and any adverse change in a particular drug category or treatment protocol could have a material and adverse effect on our ability to attract not only advertisers in that category or protocol, but national advertisers as well. Future operations are further subject to many factors that could have an adverse effect upon our financial performance.

These factors include:

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economic conditions, both generally and relative to the publishing and communications industry;

o

shifts in population and other demographics;

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the level of competition for advertising dollars;

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fluctuations in publishing and mailing costs;

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technological changes and innovations; and

o

changes in governmental regulations and policies and actions of federal regulatory bodies.

Although we believe that our publishing and seminars will be able to compete effectively and will continue to attract attendees, sponsors and advertisers, there can be no assurance that we will be able to maintain or increase our current sponsorship, tuition and advertising revenues.  We do not, however, attempt to differentiate our company from competition by emphasizing what we believe to be unique educational aspects of our programs and unique long-standing relationships with professional medical societies and consumer organizations serving people with special needs. However, several of our competitors have advantages over us including greater name recognition and significantly greater financial, sales and marketing and other resources.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o

Make a suitability determination prior to selling a penny stock to the purchaser;

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Receive the purchaser’s written consent to the transaction; and

o

Provide certain written disclosures to the purchaser.

WE INTEND TO SEEK ACQUISITIONS WHICH CARRY RISKS THAT COULD HARM OUR OPERATING RESULTS

As part of our business strategy, we may seek to acquire complementary companies or assets. Although we are not currently engaged in negotiations with respect to any specific acquisitions, any such future acquisition would be accompanied by risks commonly encountered in acquisitions of companies. These risks include, among others, the difficulty of assimilating the operations and personnel of the acquired companies; the potential disruption of our ongoing business; the inability of management to maximize our financial and strategic position by the successful incorporation of products, equipment, and personnel into our existing line of products and services; the maintenance of uniform standards, controls, procedures, and policies; and the impairment of relationships with employees and customers as a result of changes in management. There can be no assurance that we will be successful in overcoming these risks or any other problems encountered in connection with any such acquisitions. In addition, any such acquisitions could materially and adversely affect our operating results as a result of dilative issuances of equity securities, the incurrence of additional debt, and the amortization of expenses relating to goodwill and other intangible assets, if any.

THE COMPANY’S ABILITY TO ISSUE PREFERRED SHARES COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE INTEREST IN MANAGEMENT OF THE COMPANY, TO THE POSSIBLE DETRIMENT OF HOLDERS OF COMMON STOCK.

We have available and the ability to issue preferred shares which, if issued, could make it more difficult for a third party to acquire us, to the detriment of holders of shares of our common stock. Our Board of Directors may authorize and issue our authorized but yet unissued preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.  In addition, the potential issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of our common stock.

OUR CHARTER PROVIDES FOR LIMITED LIABILITY FOR OUR DIRECTORS.

Our certificate of incorporation limits and indemnifies against the personal liability of our directors for monetary damages for breach of fiduciary duty of care as a director, subject to certain exceptions, to the fullest extent allowed by Delaware law. Accordingly, except in limited circumstances, our directors may not be liable to us or our stockholders for breach of this duty.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. However, whenever the Investor sells shares issued under the equity line we will have received proceeds when we originally put such shares to the Investor. The proceeds received from any “Puts” tendered to the Investor under the Equity Line of Credit will be used for payment of general corporate and operating expenses.

SELLING SECURITY HOLDERS

We agreed to register for resale shares of common stock by the selling security holders listed below. The selling security holders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling security holders, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sales of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by each of the selling security holders named below and as adjusted to give effect to the sales of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, the selling security holders have never held any position or office with us, nor are any of the selling security holders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling security holders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering
Dutchess Private Equities Fund, Ltd. (2)	80,016,826	80,016,826	0

(1)

The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

(2)	Michael Novielli and Douglas Leighton are the directors of Dutchess Private Equities Fund, Ltd.

Transaction with Dutchess Private Equities Fund, LTD.

On October 1, 2007, we entered into an Investment Agreement with Dutchess Private Equities (the “Investor”). Pursuant to this Investment Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice.

In connection with the Agreement, we entered into a Registration Rights Agreement with the Investor (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 80,016,826 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date. The Agreement does not impose any penalties on us for failure to meet either the 15 day or the 90 day obligation, however, we shall endeavor to meet both such deadlines.

PLAN OF DISTRIBUTION

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and can be traded on the over-the-counter market on the OTC Bulletin Board under the symbol “EPGL.” As of October 19, 2007, EP Global Communications, Inc.’s shares were trading at a price of $0.0007 per common share. Selling security holders may sell their shares for the prevailing market prices or privately negotiated prices.

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o

ordinary brokers transactions, which may include long or short sales;

o

transactions involving cross or block trades on any securities or market where our common stock is trading;

o

through direct sales to purchasers or sales effected through agents;

o

short sales after this registration statement becomes effective;

o

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o

Privately negotiated transactions;

o

Broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

o

through transactions in options, swaps or other derivatives (whether exchange listed of otherwise); or

o

any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $35,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

The selling security holders or any of their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling security holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling security holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling security holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling security holders.

LEGAL PROCEEDINGS

Joseph Braumstein, Chapter 7 Trustee of The McCabe Group versus Joseph M. Valenzano, Jr. and Psy-Ed Corporation et al. Adversary proceeding No 06-01351.  When The McCabe Group (TMG) ceased business operations in October 2004, it entered into a Chapter 7 liquidation proceeding, under the terms of Title 11 of the U.S. Code (Bankruptcy). The Chapter 7 Trustee of TMG, Joseph Braumstein in June 2006 brought a lawsuit in the U.S. Bankruptcy Court alleging that the Company and its President and CEO, jointly and severally, owed approximately $53,000 for legal fees and expenses to TMG.  The Company and its CEO are vigorously defending this complaint. The Company and Counsel believe that further litigation should result in the ultimate dismissal of this Chapter 7 Trustee Claim. The Company has made all timely filings with the court and to date has heard nothing further with regard to the position of the court.

Psy-Ed Corporation, d/b/a Exceptional Parent, Plaintiff v. Stanley D. Klein and Kimberly Schive, Superior Court in and for the County of Middlesex, in the Commonwealth of Massachusetts, Civil Action No. 99-6140; Counterclaims Brought by Klein Against Plaintiffs and Third-Party Directors (Kenneth Rossano, David Hirsch, MD, Robert Striano, Donald S. Chadwick, C. Kenneth Mehrling and Robert K. Hopkins, Jr.) of Exceptional Parent in Civ. No. 99-6140. This case was commenced on December 17, 1999. Psy-Ed is the plaintiff and counter-claimants in this case. The Company and its president were previously successful in defending an action taken by Ms. Schive in 1996 for wrongful termination and successfully defended itself in three separate appeals made by Ms. Schive. At present, most of the claims by Kimberly Schive have been dismissed and are no longer pending, either in any court proceeding or before the MCAD. Still pending are her claims for abuse of process and retaliation. The company and its attorney’s feel that further litigation should result in the ultimate dismissal of her claims.

The employment of Stanley D. Klein, a former officer, director and shareholder of the company was terminated for cause in August of 1997. He filed a complaint with the Massachusetts Commission Against Discrimination in 2000 alleging that the Company, which had brought an action against him in December 1999 for misconduct, fraud and defamation causing damage to the Company, had  retaliated against him because of his support for Kimberly Schive.

Mr. Klein filed an action against the Company and Mr. Valenzano in the Superior Court for Middlesex County, Massachusetts in December 2002 seeking payment of unspecified damages. That lawsuit was dismissed in 2005. Mr. Klein then filed an action seeking precisely the same relief in a state court in New Jersey which action was summarily dismissed by Superior Court in Bergen County New Jersey. At the time of filing both of these actions, Mr. Klein was a defendant in an action brought by the Company against him in 1999.

During the non-jury trial held in June of 2006, eight of Mr. Klein’s ten claims against the Company were dismissed. However, the Company was found liable by the judge with respect to abuse of process in the Schive case and tortuous interference with respect to a promissory note, the balance on that note being approximately $124,000. The judge did not, however, actually enter any conclusions as to what the damage award should be.  Both the Company and Mr. Valenzano deny that the amount recited by the judge would be an appropriate award.

The Company and Mr. Valenzano contend that each of these findings in favor of Mr. Klein and Ms. Schive was the result of errors of fact and law by the judge, and they intend to challenge the findings through post trial motions and / or by an appeal.

Inasmuch as the judge retired shortly after issuing his opinion, the extent of any damages to be awarded to Ms. Schive or Mr. Klein, if any, will need to be determined by another judge.  The parties disagree on the procedure pursuant to which this should be accomplished.

The Company intends to vigorously challenge the judge’s decision and defend itself against the matter described above.  The Company believes that ultimately, it will prevail with respect to the above remaining matters and that there will be no material impact to its financial statements, although no such assurance can be provided.

Other than noted above, there is no litigation pending or threatened by or against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information about our executive officers and directors:

NAME	AGE	POSITION
Joseph M. Valenzano, Jr.	62	President; Chief Executive Officer; and Director
Donald Chadwick	55	Director
James P. McGinnis	53	Chief Financial Officer; Vice President of Operations; Secretary; and Treasurer
Matthew J. Valenzano	35	Publisher; and Vice President of Sales and Marketing
Dr. David Hirsch	59	Director
William Bleil	65	Director
Rear Admiral Raymond C. Smith	63	Director
Diana Jones	61	Director

The above listed officers and directors will serve until the next annual meeting of shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified.  Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors.  Officers of the Company serve at the will of the Board of Directors.  To the Company’s knowledge, there are no agreements or understandings for any officer or director to resign at the request of another person nor is any officer or director acting on behalf of or is to act at the direction of any person other than in his fiduciary capacity for the benefit of the Company and at its direction.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Joseph M. Valenzano, Jr., MBA, APC - President / Chief Executive Officer / Director

Joseph M. Valenzano, Jr. is our President, Chief Executive Officer and Director. He assumed such positions upon our transaction with Psy-Ed Corporation in July of 2003. From 1993 until such time, Mr. Valenzano was the President, CEO and director of Psy-Ed Corporation originally located in Hackensack, New Jersey and then located in Oradell and River Edge, New Jersey.

Mr. Valenzano received Bachelor of Science and Bachelor of Arts degrees in history and economics from Upsala College in 1967.  He also holds an MBA in Finance and Management from Fairleigh Dickinson University (1971); a Certified Management Accountant (CMA), in 1978, Mr. Valenzano was awarded an Advanced Professional Certificate (APC) in Accounting and Information Systems from the Graduate School of Business at New York University also in 1978.

Prior to his involvement with EP Global Communications, Inc and Exceptional Parent, Mr. Valenzano served as Vice President, Development for McGraw Hill Inc. from 1970 through 1977; Vice President, Corporate Development for Elsevier–NDU in the Netherlands, from 1977 through 1980; Sr. Vice President, Finance for Playboy Magazine in Chicago from 1980 through 1982; Executive Vice President, Operations for Medical Economics from 1982 through 1988; and Executive Vice President Finance and Chief Financial Officer for Thomson International Publishing from 1988 through 1993.

Mr. Valenzano is a frequent speaker at conferences, organizations and medical and dental organizations serving people with disabilities and is on the board of a number of disability organizations. He is the Founder and Member of the Board of Trustees of the EP Foundation for Education, Inc., an IRS-approved 501(c)(3) not-for-profit corporation.  He has served as Chairman of the Executive Advisory Board for the Child Neurology Society and Child Neurology Foundation and as a member of the board of directors for the CNF. He is currently Chairman of the Executive Advisory Board to the American Academy of Developmental Medicine and

Dentistry and serves as a member of the board of directors of that prestigious professional society.  He also serves on the board of directors and is Vice-Chair of CMRA of Tennessee.

He is the father of five sons, one of whom has a disability.

Donald S. Chadwick – Director

Donald S. Chadwick is our director.  He became our director in 1997. He is Chairman of the Finance Committee; and a member of our Audit Committee and Compensation Committee.

Donald obtained his Bachelor of Science Degree in Accounting from Babson College located in Massachusetts in 1974.  In 1994, he received a Masters of Business Administration in Strategic Planning from the University of Pittsburgh. Mr. Chadwick is currently a financial and tax consultant.

Mr. Chadwick was employed by Price Waterhouse & Co. from 1974 to 1985 as an auditor and later joined the tax department. In 1985, he left Price Waterhouse & Co. to establish a tax consulting practice serving individuals and corporations.

In October 1998, Mr. Chadwick formed Cardinal Debt Associates, L.P. (Debt) and Cardinal Equity Associates, L.P. (Equity) which are business development companies providing capital to small growth oriented businesses. In September 2000, Debt provided a short-term loan and line of credit to Psy Ed Corporation, a company that we undertook a transaction with in November 2003. In conjunction with the loan, Equity acquired a warrant position in Psy Ed which has been exchanged as a result of the share exchange with East Coast Airlines (now EP Global Communications Inc.) for 220,754 common shares.

Mr. Chadwick is the general partner of Cardinal Equity Associates, L.P., a majority member of 40401 Corporation LLC.  In August 2005, 40401 Corporation LLC filed for bankruptcy protection. In addition, Mr. Chadwick is the director of Signature Financial Group, Inc., a dormant company that previously owned various NASD registered broker-dealers.

David Hirsch, MD – Director

Dr. David Hirsch is our director. He became a director in November 2003. He is a member of the Finance Committee.

A pediatric physician, Dr. Hirsch specializes in caring for children with special health care needs.  He is presently the Medical Director for Maricopa Health Plan, based in Arizona.  He started this position in February 2005. In addition, he is also the Medical Director for Physicians Review Network, based in Arizona.  He also started this position in February 2005. In addition he is presently the Medical Director for both Hacienda de Los Ninos (this position commenced in 1994) and Hacienda de Los Angeles Skilled Nursing Facility (this position commenced in 2001). From 1979 through August 2004, he was a partner in Phoenix Pediatrics, Ltd., located in Phoenix, Arizona.  . He has worked with hundreds of children with disabilities throughout Arizona.  Dr. Hirsch is a fellow and is actively involved in the American Academy of Pediatrics (AAP) as a member in the section on Neurology, Home Health Care and Developmental Disabilities.  Dr. Hirsch received three degrees in engineering from Carnegie-Mellon University, Pittsburgh, Pennsylvania prior to earning his medical degree at the University of Cincinnati in 1975. In 1969, he received his Bachelor Of Science in Mechanical Engineering; in 1970, he received his Master of Science in Mechanical Engineering; and in 1970, he also received his Master of Science in Biotechnology.  From 1976 to 1978, he did his residency in pediatrics at the University of Michigan Affiliated Hospitals.   Dr. Hirsch writes a monthly column called “Ask the Doctor” for Exceptional

Parent and is active on several boards of foundations and non-profit organizations.  He also serves as a member of Exceptional Parent’s Editorial Advisory Board.

Dr. Hirsch has the following teaching appointments: (i) 1978 - Chief Resident and Instructor in Pediatrics, Department of Pediatrics, University of Michigan; (ii) 1970 - Research Associate in Biomechanics, University of Pittsburgh; (iii) 2000 to Present – Clinical Assistant Professor in Pediatrics, Kirksville College of Osteopathic Medicine; and (iv) 1999 to Present – Clinical Assistant Professor, Midwestern College of Medicine. He has the following certifications and licenses: (i) National Board of Medical Examiners (1976); (ii) Arizona Board of Medical Examiners (1979); (iii) Fellow, American Academy of Pediatrics (1979); and (iv) Board Certified in Pediatrics, American Board of Pediatrics (1979).

William J. Bleil – Director

William J. Bleil is our director.  He became a director on June 24, 2005. He is also the Chairman of our Audit Committee and a member of our Compensation Committee.

Since 1989, Bill has been the President of First Presque Isle Corp. based in Erie, Pennsylvania, which was established at such time. It was established to assist companies in obtaining financing through banks, subordinated debt structures and equity structures. Bill has acted in a part-time executive capacity for several businesses.  All such businesses have been private companies.

He received a Bachelor of Science degree in Accounting from Gannon University in Erie, Pennsylvania in 1963.

Rear Admiral Raymond C. Smith, United States Navy (Retired) – Director

Rear Admiral Ray Smith is our director.  He became a director in November 2003.  He is the Chairman of our Compensation Committee.

Rear Admiral Smith, United States Navy (Retired), age 60 was a Navy SEAL for 31 years. During his four-year tenure as Commander of the 2300-men worldwide SEAL force, he raised personnel retention to a level three times the Navy average.  As a Navy Captain, Admiral Smith led the Navy SEALS in Operation Desert Storm, conducting over 200 combat operations of strategic significance while incurring no casualties.  Earlier in his career, Admiral Smith directed Navy SEAL training, generally considered to be the most challenging military training in the world. While in this position, Admiral Smith achieved the highest graduation rate in the 50-year history of the course (55%).

Admiral Smith has been recognized in numerous publications and books, most recently in Noel Tichy’s book, The Leadership Engine, in which he is cited as a leader closely involved with employees at every level of his organization.  Admiral Smith has also been recognized in Newsweek, Fortune, Readers Digest, and on the Discovery Channel, the History Channel, and CBS This Morning.

Admiral Smith was awarded the California Distinguished Service Award while a member of the Governor’s Council on Physical Fitness and Sports.  Working directly for the Council Chair, now Governor of California Arnold Schwarzenegger, he and the Navy SEALS focused on inner-city at-risk youth, children with special needs, and senior citizens.  The Admiral has spoken extensively on his leadership experiences and the philosophical underpinning which has supported his career. Admiral Smith also published two Navy SEAL manuals presently in print by the Government Printing Office.  These two, The SEAL Nutrition Manual and The SEAL Physical Fitness Manual, focus on the special nutritional and fitness needs of Navy SEALS, but have been well-received by the general population because of their application to all walks of life.

Prior to retiring from the U.S. Navy, Admiral Smith was assigned as the Director of Assessment for the U.S. Navy. As the first SEAL Admiral to serve in a general Navy assignment, Admiral Smith was responsible for developing the Navy’s first capability-based assessment process.  He led 100 systems analysts in providing service-level recommendations directly to the Chief of Naval Operations.

In 1967, Admiral Smith received his Bachelor of Science degree in engineering from the United States Naval Academy.  In 1974, he received a Masters of Science in Oceanography from the Naval Postgraduate School.

Diane Jones – Director

Diane Jones is our director.  She became our director on December 8, 2005.

Diane Jones has made significant contributions to the US Marine Corps family for the past several decades.  A strong supporter of all military families and volunteerism, she serves as an honorary member of the Board of Directors of the Marine Corps/Law Enforcement Foundation, and has served on the Advisory Board of the US Naval Services FamilyLine, the Armed Forces Association, the Armed Forces Branch of the YMCA, and the US Marine Officers Wives Club.  In 2002, the Marine Corps League selected Mrs. Jones as the recipient of the “Dickey

James P. McGinnis – Chief Financial Officer / Vice President of Operations / Secretary and Treasurer

James P. McGinnis is our Chief Financial Officer and Vice President of Operations. He assumed these two positions in October 2006. Mr. McGinnis is also our Secretary and Treasurer, having assumed these positions on December 8, 2006.

Mr. McGinnis received a Bachelor’s degree from Indiana University of Pennsylvania in 1975. He previously has worked as Corporate Accountant for the Institution, and Executive Vice President for Operations, at First Federal Savings and Loan of Indiana, in Indiana, Pennsylvania, from 1976 to 1991; Benefits Administrator, dealing with healthcare providers at Reschini Group, from 1991 to 1995; Controller responsible for accounting functions at DDS, Inc., from 1995 to 2001; and General Manager overseeing operations, accounting, and safety areas within trucking at E.S. Adams Trucking, Inc., from 2001 to 2006.

Matthew J. Valenzano – Publisher / Vice President of Sales and Marketing

Matthew J. Valenzano is our Publisher and Vice President of Sales and Marketing.  He became our Vice President of Sales and Marketing in June 2006 and our Publisher in January 2007.

Mr. Valenzano received a Bachelor of Arts degree in Financial Management, with a minor in Economics, from Dominican College, in 1994. He previously has worked as Sales Representative for the Northeast Region at Exceptional Parent (EP) magazine from 2002 to 2006; Group Business Manager at Ziff Davis Media, from 2000 to 2002; Business Manager at Fairchild Publications from 1999 to 2000; Senior Financial Analyst at L.P. Thebault Company, from 1997 to 1999; and Finance and Business Manager at EP magazine from 1993 to 1997.

Other

None of the foregoing Directors or Executive Officers has, during the past five years:

(a)

Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)

Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d)

Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

There are no family relationships among any of the directors or officers of the Company.

CERTAIN LEGAL PROCEEDINGS

Other than disclosed in this prospectus, no director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five (5) years.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company. During 2006, Form 3’s were filed by each officer, director and 10% or greater shareholder. To the best of the Company’s knowledge, no other reports are required to be filed.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer. The Code of Ethics was filed with our form 10-KSB for the year ending December 31, 2006 as Exhibit 14 (SEC File No. 000-51877).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning stock ownership of all persons known by us as of October 19, 2007 to own beneficially five percent (5%) or more of the outstanding Common Stock, each director and certain executive officers and directors as a group, and as adjusted to reflect the sale of the total amount of Shares offered hereby.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Joseph M. Valenzano, Jr	4,395,441(1)	3.79%
6 Pickwick Lane
Woodcliff Lake, New Jersey 07677

James P. McGinnis	0	0*
285 Ben Franklin Road
Indiana, PA 15701

Matthew J. Valenzano	223,144	.19%*
19 Caldwell Road
Hewitt, NJ 07421

Donald Chadwick	1,377,537 (2)	1.2%
403 River Oaks Drive
Rutherford, New Jersey 07070

William J. Bleil	1,542,240 (3)	1.3%
1521 South Shore Drive Erie,
Pennsylvania 16505

Raymond C. Smith	501,000	.4%*
179 Annandale Road
Pasadena, California 91105

David Hirsch	641,130 (4)	.55%*
602 West Ocotillo Road
Phoenix, Arizona 85013

Diane Jones	500,000 (5)	.43%*
1800 Dominion Crest Lane
McLean, VA 22101-4800

Former Officer	658,783 (6)	.0057%
Robert Salluzzo
204 South William Street
Johnstown, NY 12095

Current Officers and Directors as a Group (8)	9,839,275	8.04%

* Less than 1%

(1)

Mr. Valenzano’s shareholdings consist of the following: 500,000 shares owned individually in an IRA Account ; 3,871,048 shares held in an investment account by Mrs. Patricia Valenzano, his wife; and 24,393 shares held in an IRA account for Patricia Valenzano, Mr. Valenzano’s wife.

(2)

Mr. Chadwick’s shareholdings consist of the following: 643,983 shares held individually; 12,800 shares held in a profit sharing plan for Mr. Chadwick; and 470,754 shares held in the name of Cardinal Equity Associates, L.P., a company beneficially owned by Mr. Chadwick. On July 28, 2005, Mr. Chadwick purchased 250,000 of our shares of common stock.  To date, such shares have not been issued and are not included in this calculation.

(3)	Mr. Bleil’s shareholdings consist of the following: 1,483,340 shares held individually; 58,900 shares held as trustee for his minor grandchildren.
(4)

Mr. Hirsch’s shareholdings consist of the following: 501,000 shares held individually; 24,393 shares held as a custodian for his minor child, Eythan Hirsch; and 24,393 shares held as a custodian for his minor child, Nathan Hirsch; and 91,344 shares held by the Phoenix Pediatrics Ltd profit Sharing Plan, of which Mr. Hirsch is the trustee and beneficiary.

(5)	Mrs. Jones’s shareholdings consist of the following: 500,000 shares held individually.
(6)	Mr. Salluzzo’s shareholdings consist of the following: 358,783 shares held individually; and 300,000 shares held by his wife, Mary W. Salluzzo.

ITEM 12.

DESCRIPTION OF SECURITIES

General

Our articles of incorporation authorized 500,000,000 shares of common stock at a par value of $0.0001 per share and 5,000,000 shares of Series A Preferred Stock at a par value of $0.01 and 5,000,000 shares of Series B Preferred Stock par value $1.00. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Common Stock

As of October 19, 2007, 255,725,233 shares of common stock are issued and outstanding and held by one hundred seventy two (172) shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are presently authorized to issue shares of Preferred Stock as follows: (1) Series A, $.01 par value, 5,000,000 authorized, 3,333 outstanding; (2) Series B, par value $1.00, 5,000,000 authorized, 309 outstanding.

The characteristics of our Preferred Stock are set forth below:

Preferred Stock – Series A

All the outstanding Preferred Stock is fully paid and non-assessable. Each share of the Preferred Stock is convertible, at the option of the holder at any time, into 190 shares of our common stock.  The holders of Series A preferred stock have the following rights:

Dividends

If any dividend is declared on our common stock in any fiscal year, the holders of the Series A Preferred Stock first shall be entitled to receive a dividend of $200 per share in preference to the payment of any dividends on our common stock.

Liquidation Preference

In the event of our liquidation or winding up, if the funds available for liquidation are less than $4,000,000 the holders of the Series A Preferred Stock shall be entitled to receive in full, prior to any other distribution made on our common stock, cash dividends in an amount of $25.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), on an equal basis with any distribution to be made to the holders of the Series B Preferred Stock.

After this preferred amount, if any, has been paid in full, any of our remaining funds and assets legally available for distribution to shareholders will be distributed on an as-converted basis to the holders of the shares of Series A and Series B Preferred Stock and our common stock.  If the funds available for distribution to stockholders on liquidation is greater than $4,000,000, then such funds will be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock (on a pro rata basis based on the number of shares of common stock into which all such shares of preferred stock are convertible) and the holders of our common stock.

Redemption

Upon the sale of our capital stock which results in 51% of capital stock being held by persons other than those who held its capital stock on September 30, 1995 then we must offer to redeem the Series A Preferred Stock at a price equal to two times the conversion price of the Series A Preferred Stock (currently $25 per share).  Notwithstanding the foregoing, if we do not have sufficient funds to redeem the Series A Preferred Stock without causing a material adverse effect on our  ability to carry out our business, only the funds that are available that will not cause such material adverse effect shall be used to redeem the Series A Preferred Stock.  This redemption requirement will continue until such time as all of the shares of Series A Preferred Stock have been redeemed.

Conversion

Each Share of Series A Preferred Stock is convertible into 190 shares of our common stock (subject to adjustment) at any time at the option of the holder.  The Preferred Stock automatically converts into our common stock upon the consummation of a public offering by us with aggregate proceeds or fair market value in excess of $4,000,000.  All rights incident to a share of Series A Preferred Stock will terminate automatically upon any conversion of such shares into our common stock.  The conversion rate will be subject to appropriate adjustment upon any stock split, reverse stock split or stock dividend or similar transaction.

Anti-dilution Adjustments

The Series A Preferred Stock provides for proportional adjustments to the conversion rate for stock splits, dividends, recapitalizations and similar transactions.

Voting Rights

Holders of the Series A Preferred Stock are entitled to vote on all matters submitted to our shareholders for a vote or consent.  Each Share of Series A Preferred Stock has voting rights equal to the number of shares of our common stock into which it converts (presently 190 for 1).  Except when a separate class vote is required by law, the Series A Preferred Stock will vote with our common stock as a single class.

Preferred Stock – Series B

We are authorized to issue 5,000,000 shares of $1.00 par value cumulative Preferred Stock – Series B.  All the outstanding Preferred Stock is fully paid and non-assessable. Each share of the Preferred Stock is convertible, at the option of the holder at any time, into 277 shares of our Common Stock.  Holders of the Series B Preferred Stock are entitled to 10% cumulative dividend if declared by the Board of Directors. This class of stock holds liquidation preferences and is redeemable in December 2005 for face value plus accrued dividends.

Dividends

The holders of the Series B Preferred Stock shall be entitled to cumulative dividends of 10% per share prior to us paying any dividends on the Series A Preferred Stock or our common stock.

Liquidation Preference

In the event of our liquidation or winding up, if the funds available for liquidation are less than $4,000,000 the holders of the Series B Preferred Stock shall be entitled to receive in full, prior to any other distribution made on our common stock, cash dividends in an amount of $61.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accumulated and unpaid dividends, on an equal basis with any distribution to be made to the holders of the Series B Preferred Stock.

After this preferred amount has been paid in full, any of our remaining funds and assets legally available for distribution to shareholders will be distributed on an as-converted basis to the holders of the shares of Series A and Series B Preferred Stock and our common stock.

If the funds available for distribution to stockholders on liquidation is greater than $4,000,000, then such funds will be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock (on a pro rata basis based on the number of shares of common stock into which all such shares of preferred stock are convertible) and the holders of our common stock on a pro rata basis.

Redemption

Upon the sale by us of our capital stock which results in 51% of capital stock being held by persons other than those who held its capital stock on September 30, 1995 then we must redeem the Series A Preferred Stock at a price equal to two times the conversion price of the Series A Preferred Stock (currently $61 per share).  In addition, the Series B Preferred Stock is redeemable by us in December 2005 for its issue price of $61 per share plus accrued dividends. Notwithstanding the foregoing, if we do not have sufficient funds to redeem the Series B Preferred Stock without causing a material adverse effect on our ability to carry out its business, only the funds that are available that will not cause such material adverse effect shall be used to redeem the Series B Preferred Stock.  This redemption requirement will continue until such time as all of the shares of Series B Preferred Stock have been redeemed.

Conversion

Each share of Series B Preferred Stock is convertible into 277 shares of Common Stock (subject to adjustment) at any time at the option of the holder.  The Series B Preferred Stock automatically converts into our common stock upon the consummation of a public offering by us with aggregate proceeds or fair market value in excess of $4,000,000.  All rights incident to a share of Series B Preferred Stock will terminate automatically upon any conversion of such shares into our common stock.  The conversion rate will be subject to appropriate adjustment upon any stock split, reverse stock split or stock dividend or similar transaction.

Anti-dilution Adjustments

The Series B Preferred Stock provides for proportional adjustments to the conversion rate for stock splits, dividends, recapitalizations and similar transactions.

Voting Rights

Holders of the Series B Preferred Stock are entitled to vote on all matters submitted to our shareholders for a vote or consent.  Each Share of Series B Preferred Stock has voting rights equal to the number of shares of our common stock into which it converts (presently 277 for 1).  Except when a separate class vote is required by law, the Series B Preferred Stock will vote with our common stock as a single class.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Convertible Notes

In September 23, 2005, we entered into a Securities Purchase Agreement for a total subscription amount of $3,720,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The aggregate principal amount will be $3,000,000.  The $720,000 difference is attributable to original issue discount at the rate of 8% per annum and represents the redemption price at maturity calculated as 124%

of the principal amount of $3,000,000. The initial funding of $1,550,000 was completed on September 23, 2005 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $189,100; AJW Offshore, Ltd. invested $812,200; AJW Qualified Partners, LLC invested $527,000 and New Millenium Capital Partners II, LLC invested $21,700. The parties received the following amount of warrants: AJW Capital Partners, LLC – 256,200 warrants; AJW Offshore, Ltd. – 1,100,400 warrants; AJW Qualified Partners, LLC – 714,000 warrants; and New Millenium Capital Partners II, LLC – 29,400 warrants. On October 24, 2005, two business days after we filed the original Form SB-2, we received a $930,000 subscription amount or $750,000 net proceeds.  This funding was also evidenced by callable secured convertible notes as follows: AJW Capital Partners, LLC invested $113,460; AJW Offshore, Ltd. invested $487,320; AJW Qualified Partners, LLC invested $316,200 and New Millenium Capital Partners II, LLC invested $13,020. The parties received the following amount of warrants: AJW Capital Partners, LLC – 152,500 warrants; AJW Offshore, Ltd. – 655,000 warrants; AJW Qualified Partners, LLC – 425,000 warrants; and New Millenium Capital Partners II, LLC – 17,500 warrants. The callable secured convertible notes are convertible into shares of our common stock at the lesser of a fixed conversion price of $.12 or a variable conversion price based upon an average of the lowest 3 intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 40%. The exercise price of the warrants is $.15.

In August 2006, we completed a secondary financing agreement with NIR, LLC, by executing a securities purchase agreement with the following entities: AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millenium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $2,600,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the lesser of $0.05 or the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date, discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible. In addition, we are to issue stock purchase warrants convertible into shares of our common stock on a one-for-one basis. The exercise price is $.01, and the term of the warrants is five years.

To date, we have received net proceeds of $1,800,000 of the $2,000,000 committed, with the balance to be paid to us in equal installments of $100,000 through November 2007, under the terms of the securities purchase agreement, which represents the total commitment for funding from the group identified above.

Warrants

Based on our financing, we have also issued 3,350,000 warrants to date. In accordance with the financing set forth above, if the maximum financing amount is received, we will issue an additional 1,650,000 warrants.

Each Warrant entitles the holder to one share of our common stock. The exercise price is $.15 and is exercisable for five years from September 23, 2005.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Malin, Bergquist & Company, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Delaware in November 1999, under the name East Coast Airlines, Inc. (“ECA”), which was established to become a fully certified Federal Aviation Regulation Part 121 air carrier. The original business plan was to provide scheduled air service to small and medium-sized markets that had experienced either a total or partial loss of air service as a result of shifts in emphasis by major airlines and their regional counterparts. We expected to operate as an independent carrier and serve select markets in the Northeast United States.

In June 2000, we filed a Form 10-SB Registration Statement with the SEC to register our common stock under the Securities Act of 1933, as amended (the “1933 Act”), which became effective in July 2000. The tragic events of September 11, 2001, severely affected the airline industry and impeded ECA’s efforts to finance its business plan. In the months following September 11, 2001, security concerns caused airline ridership to plummet, and as a consequence reduced, in management's opinion, the potential for a successful launch of the airline. The ensuing decline in the United States economy also created a significant impairment to the successful implementation of our original business plan.

As a consequence of the events of September 11, management commenced its new plan to identify a strategic partner with whom it could develop a business relationship through either a joint venture, acquisition, merger, or share exchange transaction. In February 2003, preliminary discussions began with a private entity to enact a consolidation through either a merger or acquisition transaction.

On November 28, 2003, pursuant to unanimous adoption by the Boards of Directors of Psy-Ed Corporation (Psy-Ed) and East Coast Airlines, Inc., the companies entered into a Share Acquisition Agreement that authorized ECA to offer 173 shares of our common stock for each share of Psy-Ed common stock held of record by all Psy-Ed Stockholders.

A summary of the material terms and conditions of the offering are as follows:

Psy-Ed Stockholders were offered 173 of our common shares for each common share of Psy-Ed owned of record. We reduced our outstanding common shares to 7,265,932 from 19,113,400 common shares. We amended our Certificate of Incorporation, increasing our authorized common shares from 20,000,000 to 60,000,000. We changed our corporate name to “EP Global Communications, Inc.,” our present name. The members of the Board of Directors of ECA resigned, and the nominees of Psy-Ed were appointed to the Board of Directors of the new parent company, EP Global Communications, Inc., with Joseph M. Valenzano, Jr., becoming our President and CEO. Psy-Ed became our wholly owned subsidiary corporation.

Psy-Ed Stockholders owning 75,208 of the Psy-Ed common shares exchanged their Psy-Ed common shares for our common shares. We issued an aggregate of 13,010,984 common shares to the Psy-Ed Stockholders. The share exchange resulted in Psy-Ed Shareholders owning approximately 65% of our outstanding common stock. Psy-Ed has become our wholly owned subsidiary.

The current board of directors consists of the following members, ratified by a shareholders vote in December 2006:  (1) Joseph M. Valenzano, Jr.; (2) Donald Chadwick; (3) Dr. David Hirsch; (4) William Bliel; (5) Rear Admiral Raymond C. Smith (Retired); and (6) Diane Jones.

About Us

Having completed this acquisition, we became a global communications company dedicated to providing information for people with disabilities and special health care needs. Our mission is to provide practical advice and emotional support to families and caregivers of children and adults with disabilities and special health care needs and to the physicians, allied health care professionals and teachers involved in their care and development. This now includes our work with the United States Military and its Exceptional Family Member Program (EFMP), under a contract with the United States Army entered into in late 2006.

Our 37-year-old flagship publication, Exceptional Parent (EP) magazine, provides the foundation of what we do. In 2003, we received the New Freedom Initiative Award from the Jim Mullen Foundation in Chicago, symbolic of the Best Publication and Web Site in the Nation for People with Special Needs. EP magazine was also the recipient of Three Gold Medals for Editorial Excellence from FOLIO: at the Magazine Publishers Association Awards Dinner in New York, and three Gold Medals for Excellence in Journalism from the Consumer Health Publishing Association of America for our work in the areas of Epilepsy, Newborn Screening, and Mitochondrial and Metabolic Disorders. In November 2003, EP magazine received the Distinguished Service Award from the Epilepsy Foundation of New Jersey for our work on behalf of people with epilepsy. Joseph M. Valenzano, Jr., our President and CEO, is the recipient of numerous awards for his efforts on behalf of people with disabilities and special needs, including the Distinguished Service Award from the Fragile X Foundation, given to him by General James L. Jones, former 32nd Commandant of the Marine Corps and retired Supreme Allied Commander of NATO Forces. Mr. Valenzano has also received citations from Senator Frank Lautenberg of New Jersey for his work in autism and is the recipient of the 2007 Theresa Foundation Award, which will be conferred on him in May 2007. Working with the leaders in the field, we have established strategic relationships with major professional medical societies and lay organizations serving people with special needs.

Over the years, we have focused our editorial content on the key issues affecting our audience and have worked to provide them with important information on topics such as the spectrum of autistic disorders; the Individuals with Disabilities Education Act (IDEA) Reauthorization; the No Child Left Behind Act; epilepsy and complex seizure disorders; Attention Deficit Hyperactivity Disorder (ADHD); and the latest developments in mobility, assistive technology, and communication devices. Among many other features, we have produced a Consumers Guide to Assistive Technology and A Consumers Guide to Mobility, and have conducted a twelve-part educational series on epilepsy that has spanned two calendar years and will conclude in September 2007.

We also expanded our coverage of key areas in the disabilities arena with added columns, including Tech-Scapes and IDEA Notebook, as well as continuing series on autism, financial planning, and adaptive physical sports and recreation for people with disabilities. In addition, we have continued our efforts to expand awareness of the benefits of expanded newborn screening using tandem mass spectrometry (MS/MS). Our President and CEO, Joseph M. Valenzano, Jr., and our Editor in Chief, Rick Rader, MD, are frequent speakers on this subject at major professional medical society and consumer disabilities conferences across the nation. We have also recommended that expanded newborn screening be embraced by the U.S. Military, eliciting the support of the Exceptional Family Member Program (EFMP) and additional support through meetings with military health care professionals. We were instrumental in pushing this forward in the state of Tennessee. In early 2006, the American Society for Medical Genetics came forward with a position and recommendation that all newborns be screened for all known inborn errors of metabolism, and this has helped move the adoption of MS/MS forward in some states. But there still exist great disparities, which we hope through persistent education and awareness to help eliminate.

In 2006, we expanded our unique Disability Awareness Night™ (DAN™) Program to both Major League and Minor League Baseball teams. Thirty-six DAN events were held in 2006, including our second annual Disability Awareness Night of Military Distinction, at the Hall of Fame Game, in Cooperstown, New York, in partnership with the National Baseball Hall of Fame. In 2007, we produced 38 such DAN events, including our third annual Disability Awareness Night of Military Distinction at a NASCAR Event in New Hampshire in July

of 2007.   The DAN Program began with just two teams in 2002, the New York Yankees and the Boston Red Sox, and has enjoyed significant growth since then, with a major National Sponsor, Massachusetts Mutual Life Insurance Company, and other regional Sponsors such as CVS, Genzyme, Volvo, and Shire Pharmaceuticals. Each DAN event includes a pre-game ceremony honoring people who, by virtue of how they have lived their lives in the face of adversity, or by how they have dedicated their lives to helping others, serve as an inspiration for all of us. These individuals are honored on the field in a brief ceremony just prior to the singing of the National Anthem.  Past honorees include individuals such as General James L. Jones, former 32nd Commandant of the Marine Corps and retired Supreme Allied Commander of NATO Forces; his wife Diane Jones; and their daughter Jennifer, who has Fragile X. General Jones and his wife Diane are steadfast supporters of the military Exceptional Family Member Program (EFMP). Other past DAN honorees include Eunice Kennedy Shriver, founder of International Special Olympics; Travis Roy; Dr. Darryl De Vivo, world-renowned specialist in the field of mitochondrial and metabolic disorders; Piero Rinaldo, MD, PhD, Director of the Human Genetics Department at the Mayo Clinic and a pioneer in the field of expanded newborn screening; actress Geri Jewell; and others.  In early 2007, we have expanded into race tracks associated with NASCAR, as a new venue, are test marketing programs with two NBA teams, and are evaluating the feasibility of expanding into other sports venues.

EP Global Communications, Inc. (EPGL), and Vemics, Inc., have a Joint Venture agreement wherein EPGL is the exclusive provider of live, online, interactive, TV-quality educational systems in the disabilities arena wordwide. Vemics is the creator of this proprietary technology that offers the ability to do live, online, point-to-point educational programs, accessing and including up to as many as ninety sites/locations simultaneously. In 2006, supported by a pharmaceutical company, we delivered four such programs, dealing with Spasticity Management. In 2007, we will deliver six such programs, each focusing on areas of spasticity diagnosis and management, and again supported by a pharmaceutical company. Additionally, we have expanded this resource into other subject areas, delivering programs in the financial services sector, and on Hyperbaric Oxygen Therapy and epilepsy. All of our programs delivered into the clinical arena include valuable Continuing Medical Education (CME) Credits and often Continuing Education Units (CEU) for allied health care professionals and educators. Our system of providing these high-quality online CME/CEU-accredited seminars allows them to be digitized and stored electronically for future access on our Web site, http://www.eparent.com. These programs are focused exclusively in the arena of chronic life-long disabilities and conditions as opposed to disease states. This delivery system represents a unique and valuable way to expand knowledge in this field, filling a major void that exists because of the lack of such training in the nation’s medical schools. Over the past two years, we have delivered a total of 18 online seminars dealing with a range of topics such as childhood movement disorders; the management and control of refractory seizures in people with mental retardation and developmental disabilities; managing pediatric gait deficiencies utilizing dynamic bracing; attention deficit hyperactivity disorder (ADHD);Autistic Spectrum Disorders; lysosomal storage disorders; and newborn screening.  Several online seminars on spasticity and movement disorders were endorsed by the Child Neurology Society (CNS) as well as the American Academy of Developmental Medicine and Dentistry (AADMD). It is important to note that in July 2005, the AADMD formally recognized EP magazine as the official publication of the AADMD. Of additional significance is that we now also offer CME accreditation through EP magazine itself, making EP the only special-interest consumer publication in the nation to bear the endorsement of a professional medical society and to offer Category I CME accreditation for physicians. It is a level of respect and honor we value immensely, and it offers us the opportunity to expand our programs into the mainstream pharmaceutical and medical equipment arenas.

In EP’s January 2005 Annual Resource Guide, EP was designated as the exclusive publisher of The President’s Report on People with Intellectual Disabilities, through the President’s Committee for People with Intellectual Disabilities (PCPID) – formerly known as the President’s Committee on People with Mental Retardation, complete with the seal of the office of the President of the United States of America, which appears on the cover of the 2005 Annual Resource Guide. In 2007, we were asked by Dr. Margaret Giannini of the Health and Human Services Office on Disability to publish the Consumer Edition of the Surgeon General’s Report “To Improve the Health and Wellness of Persons with Disabilities.” The full text of this report was printed in its entirety in our January 2007 Annual Resource Guide and has received wide acclaim. The January 2007 Resource Guide also was the first of every subsequent monthly issue to include a special section on the U.S. Military entitled “A Community of One:  From Our Families to Your Families”.

Over the years, we have become an authority in the disabilities and special health care needs arena and have in place the following attributes:

–

An authoritative, proprietary monthly publication read by physicians, educators, nurses, therapists and families alike and endorsed by professional medical societies and lay organizations, offering Category I CME accreditation

–

A Custom Communications Business with the capability of producing clinical (and other) publications on a wide range of disorders. Examples of these include: A Primary Care Physicians Guide to Mitochondrial and Metabolic Disorders; A Parent’s Guide to Mitochondrial and Metabolic Disorders; End Stage Renal Disease: A Primer for Nurses, Dieticians, Physicians and Patients; What Families Need to Know About Childhood Seizures; Epilepsy: New Patterns of Care for the Twenty-First Century; Childhood Movement Disorders; Positive Perspectives for Cerebral Palsy; Oral Health Care for People with Disabilities; Universal Newborn Screening (which has won world-wide acclaim); New Hope for People with Epilepsy: The Vagus Nerve Stimulator; and many others

–	A Web site (http://www.eparent.com) with over 2.0 million visits per month and which is presently undergoing a redesign with significant improvements scheduled for launch in May 2007

–

We participate in a Joint Venture with Vemics, Inc., (Vemics stands for visually Enhanced Multi-Point  Interactive  Communications System) which is rapidly becoming embraced by major companies and organizations.  That Joint Venture is known as EP LiveOnline™.  In addition to the clinical seminars we have done and continue to do, our systems have been purchased by the Secretary of Education for the State of Pennsylvania and installed in 29 District Offices; by Massachusetts Mutual Life Insurance Company for its General Agent offices and headquarters locations and by various other research based entities, all of whom have found the use of the system an effective communications tool which reduces substantially the need for excessive and costly travel.  Indeed, our own company utilizes the Vemics technology for online sales meetings and on occasion to interact with Board Members and to conduct interviews.

–	A reference library – The EP Bookstore - available for sale to the public with one of the largest arrays of disability and special needs books in the industry (over 1,800 titles)

–

Strategic Alliances with virtually every major professional society and consumer/family support group/organization and association in the field including: The American Academy of Pediatrics (AAP); the Child Neurology Society (CNS); the American Academy of Developmental Medicine and Dentistry (AADMD); the International Medical Dystonia Research Foundation; Spina Bifida Association of America; Special Olympics International; United Cerebral Palsy Foundation for Education and Research; Governmental bodies such as: The National Institutes of Health; the Centers for Disease Control & Prevention; U.S. Department of Education and the Office of Special Education and Rehabilitation; Department of Defense and the U.S. Military Exceptional Family Member Program (EFMP); the Military Child Education Coalition; the International Dyslexia Association; the National Multiple Sclerosis Society; Family Voices; Fragile X Foundation; Autism Today; Cure Autism Now; Autism Society of America; National Alliance for Autism Research; Epilepsy Foundation; Children with Attention Deficit Hyperactivity Disorder; and a host of other organizations and associations whose reach into the special health care needs market is enormous.

The business mission of EP Global Communications, Inc. is to continue to grow as a multi-media communications company leveraging its core strengths and serving the needs of specific Professional Medical, Healthcare, Technology, Financial Planning and Consumer target-niche market segments in the disabilities and special needs arena from infancy to geriatrics.  Our goal is simply to make a positive difference in the lives of people with disabilities and special needs and all those who are involved in their care and development. Tactically, we seek to accomplish this by utilizing a multi-media approach to communications that includes print, online/interactive services and the Internet, customized reports, exhibits, conferences, and books. (See our Circle Business Strategy, illustration right.)

Products and Services

The following is a list of our products and services:

Sale of Advertising Space in Exceptional Parent Magazine:  This is driven by a number of factors, including our editorial content and focus.  Our customers consist of large Fortune 500 companies:  Ford, Chrysler, Kimberly Clark, UCB Pharmaceuticals, Valeant Pharmaceuticals, Johnson & Johnson, Massachusetts Mutual Life Insurance Company, Verizon and Merrill Lynch.  All purchase ad space in our publications to enhance awareness and image for their products and services and brand recognition for their names.

Disability Awareness Night™ (DAN™) Programs at Major and Minor League Baseball Stadiums:  This program generates revenue. Each of these DAN Events is sponsored on a national basis by a leading sponsor, MassMutual Financial Group followed by regional and local sponsorships.  In 2006 for example, total revenues from this effort aggregated approximately $400,000. We have executed the sponsorship agreement with our lead sponsor for 2007 and have commitments from other sponsors that will yield revenues well in excess of $400,000 in 2007. This does not include any sponsorship revenues from other venues such as the NBA and NHL, as well as various tracks running NASCAR races – we are in the process of financial arrangements to associate ourselves with certain NASCAR tracks following the success we had in July 2007 with a Nextel Cup NASCAR Event in Loudon, New Hampshire at the International Speedway.

EP Bookstore:  The EP Bookstore houses approximately 1,800 disability-specific books and videotapes dealing with a wide range of disability topics.  We have been building this base for quite some time and are now poised to leverage its growth with some targeted marketing to specific market segments such as military bases and libraries across the nation.

Custom Publishing & Contract Publishing:  Over the years, we have assembled educational editorial series published in EP Magazine, had them reviewed by a panel of clinical thought and opinion leaders, edited and packaged into stand alone monographs focused on a specific subject area and distributed to key target market segments mutually identified by a project sponsor and ourselves.  All of this work is completely funded under unrestricted educational grants secured from major pharmaceutical companies, medical equipment device manufacturers, consumer packaged goods companies and financial services companies.  In the medical arena, at all times, we adhere to strict ACCME Standards for medical education and strict standards that ensure the separation of that which is educational and that which is promotional in nature.  An example, purely for illustrative purposes, might proceed along the following lines:

A series is published on a given subject, e.g. movement disorders or infantile spasms,  featuring the very best medical and scientific research authorities we can identify. The series might be three, four or six consecutive articles in EP magazine, each one focused on a specific area.

Once complete, the series is then reviewed by a separate panel of experts to ensure that it is adequate and or needs additional bolstering if it is to be packaged as a stand-alone monograph.  Additional content may or may not be recommended and we would then take it forward to the sponsor/grantor.

The sponsor/grantor will decide whether to proceed with the development of a stand-alone monograph.  We would price the project to include paper, printing, distribution costs, packaging, etc.  A price quote will be provided to the sponsor inclusive of our profit margin.

The project will be produced and implemented as a turn-key project and disseminated to a target audience that is likely to include physicians, allied health care professionals and consumers and likely to also include the endorsement and support of major consumer and professional organizations.

Online Interactive Educational Seminars:  Another element in our product mix is EP LiveOnline™, a Joint Venture between EPGL and Vemics, Inc., providing live, interactive, TV-quality educational seminars. This is a project that capitalizes on the relationships and credibility we have built with major professional medical societies as well as lay and consumer organizations representing the interests of people with disabilities.  We have produced a total of 20 such seminars over the past three years and now are poised to offer these in concert with professional medical societies such as the AADMD.  The fact that all of these seminars offer CME accreditation for physicians usually without fees, coupled with the fact that attendees and presenters/faculty do not have to travel but can instead participate from the comforts of their homes or offices, help to reduce costs and improve efficiency and educational results.  To our knowledge, no other company in the United States offers the kind of comprehensive authoritative educational programming focused exclusively on chronic life long conditions as we do. In addition, we do this by offering online real time live interactive TV quality manner utilizing proprietary software and delivered over the Internet. Finally, all content is archived and stored electronically for future use and dissemination

Competition

The following publications represent competition:

(1) C2 Publishing/ABILITY MAGAZINE; Audience – Americans with disabilities, Lifestyle, consumer

(2) Equal Opportunity Publications/CAREERS AND THE DISABLED; Audience - People with disabilities who are at the undergraduate, graduate or professional level

(3) No Limits Comm., Inc./NEW MOBILITY; Audience – Wheelchair Users

(4) Challenge Publications, Ltd./PALAESTRA; Audience – People with disabilities participating in Sports, Physical Education, and Recreation; Coaches

(5) Paralyzed Veterans of America/PN News & info for people who use wheelchairs

(6) Muscular Dystrophy Assoc/QUEST; Audience – Primarily people with any of 43 neuromuscular diseases in MDA program; also read by 1000s of physicians, clinicians, therapists, and other medical care providers

(7) New Mobility  Magazine - primarily a dealer oriented publication with limited editorial and focused exclusively on mobility issues

There are no other competitors doing Disability Awareness Night Programs, Custom Clinical Monographs or online interactive CME accredited educational programs and none that are endorsed by a professional medical society.

(7) Paralyzed Veterans of America/SPORTS ‘N SPOKES; Audience – Wheelchair Users - sports and recreation

(8) Special Living Magazine/SPECIALIVING Magazine; Audience – Physically disabled individuals looking for new products and means to make life easier and better.

(9) Caregiver Media Group/TODAY’S CAREGIVER; Audience - Caregivers

The following medical education companies are our competition:

AAF-MED

CME and CE accredited provider

660 White Plains Rd., Ste. 535

Tarrytown, NY  10591

1-800-247-7615

www.aafmed.com

CME and CE accredited provider that specializes in symposia, teleconferences, internet programs, algorithms, monographs, video-and audiotapes.

Academy for Healthcare Education

Division of The Impact Group

330 Madison Ave., 21st Floor

New York, NY 10017

212-490-2300

www.ahe.edu

Develops CME/CPE-certified programs for physicians and pharmacists, including regional, local, and satellite symposia.  Also develops enduring materials such as monographs and multimedia programs, including websites, audioconferences, and videoconferences.

Advanstar Medical Economics

Five Paragon Drive

Montvale, NJ  07645

888-581-8052

www.advanstarhealthcare.com

CME/CE and non CME/CE accredited meetings and symposia, conferences and market research.

Alpha & Omega Worldwide, LLC

370 Campus Drive

Somerset, NJ 08873

888-999-9672

www.alpha-and-omega-llc.com

Designs and implements medical education and non-traditional communication programs including CME.

Center for Bio-Medical Communication, Inc.

433 Hackensack Avenue

9th Floor

Hackensack, NJ  07601

201-342-5300

www.cbcbiomed.com

A full service medical education (CME) provider

The Chatham Institute

26 Main Street, 3rd Floor

Chatham, NJ  07928-2402

800-381-4012

Accredited provider of medical, pharmacy and nursing continuing education.

CPE Communications

84 Headquarters Plaza

West Tower, 6th Floor

Morristown, NJ  07960

973-971-0700

www.cpeducate.com

Full-service medical education group that brings scientific expertise and strategic solutions to the planning, promotion and implementation of education programs.

DiMedix, LLC

34 Mountain Blvd.

Suite 202

Warren, NJ  07059

800-465-8870

www.dimedix.com

A full-service medical education company specializing in the design, development, and execution of CME/CE education programs.

The Hatherleigh Company, Ltd.

800-367-2550

5-22 46th Avenue

Suite 200

Long Island City, NY  11101

800-367-2550

www.hatherleigh.com

CME and CE distance learning activities for physicians, nurses, and allied health professionals.

Health Learning Systems

155 Route 46 West

Wayne, NJ  07470

973-785-8500

www.commonhealth.com

Creates comprehensive and groundbreaking medical education solutions.

Impact Communications

330 Madison Ave., 21st Floor

New York, NY  10017

800-490-2300

www.impactgroup1.com

Specializes in developing and implementing CME/CPE-certified and non-certified programs for physicians, allied healthcare professionals, and patients.

Thomson Interphase

5 Paragon Drive

Montvale, NJ  07646-1742

201-358-7400

Full-service company dedicated to delivering timely, academically rigorous continuing medical education activities.

IntraMed

230 Park Avenue South

New York, NY  10003-1566

212-614-3800

Specializes in developing and managing educational programs intended for healthcare professionals, patients, families of patients and other caregivers.

Network for Continuing Medical Education

One Harmon Plaza

Secaucus, NJ  07094

800-223-0433

www.ncme.com

Independent, full-service, ACCME-accredited medical communications company that has been providing medical education to physicians & other healthcare professionals since 1965.

Spectrum Healthcare Communications

1140 Route 22 East. Ste. 201

Bridgewater, NJ  08807

800-922-0949

www.impactgroup1.com

Specializes in developing and implementing CME/CPE-certified and non-certified programs for physicians, allied healthcare professionals and patients.

Although the above companies may be deemed to be our competition, none of the above companies focus on chronic life long conditions and disabilities in the manner that we do.  None offer content that spans the spectrum of disabilities from infancy to seniors nor the multi-media approach used in disseminating this content. In addition, EP magazine is the only special-interest consumer publication serving the special needs marketplace that has been accorded the privilege of offering Continuing Medical Education (CME) credits to physicians, and that is endorsed by a professional medical society. Both of these distinctions have been conferred by the American Academy of Developmental Medicine and Dentistry (AADMD).

Material Agreements

(1) Printing Contract with Transcontinental Printing & Graphics, Inc. – this agreement was originally signed with Exceptional Parent magazine in 1999.  It was for a five-year period commencing October 1, 1999 and ending on October 1, 2004. In July 2004, it was extended for an additional five years to October 2009, in the form of a letter received from Transcontinental. It provides for the printing of our monthly publication called “Exceptional Parent.”

(2) EBSCO (Elton B. Stephens Company) Publishing, Inc., License Agreement – we executed this agreement on October 1, 2005 but have not received an executed agreement from EBSCO Publishing, Inc. This agreement is for a 3-year term with successive one year renewals unless either party provides notice of non-renewal 90 days prior to the expiration of the present term. This agreement provides a license for the content of our publications to be disseminated by EBSCO Publishing, Inc. EBSCO agrees to pay us royalties, on a quarterly basis, equal to 20% of the net revenue collected on products sold by them.

(3) Previously, Booke and Company, Inc. Investor Relations Agreement – The arrangement with Booke and Company has officially ended, effective December 31, 2006.

(4) Vemics, Inc. Agreement – On December 8, 2005, we entered into an exclusive Joint Venture agreement (the Agreement) with Vemics, Inc. (Vemics), whereby Vemics and EP will undertake to jointly provide an Internet-based, online interactive TV-quality communication system for the delivery of educational/training content and business meetings. Pursuant to the Agreement, we will (i) market and resell Vemics services to our customers and sponsors in the special needs market; and, (ii) utilize exclusively the Vemics system in providing our customers and sponsors with live, online, interactive Internet-based educational/training content and business meetings. Vemics has appointed us to act as its exclusive global representative in this capacity, and has granted us a license to provide Vemics services, software, and documentation to our customers. Vemics will provide us with sales and marketing literature, as well as training sessions for our sales and technical personnel. Vemics will also provide customer support services to our customers and to us.  Vemics and EP will share equally among the profits after all direct expenses are paid, from fees paid by our customers and sponsors in connection with the services rendered as provided by the Agreement. EP Global Communications, Inc., will report all revenues as a component of its financial reporting. The agreement shall remain in force until November 1, 2007 (the Initial Term).  Upon the expiration of the Initial Term, the Agreement will automatically renew for one additional term of three years (Renewal Term) unless and until either party notifies the other party of termination, in writing.  The Agreement may be terminated by either party upon default or insolvency of the other party.  As of November 1, 2007 the Agreement with Vemics has been renewed for three years.

 (5) ProCirc, LLC. Circulation Services Agreement – Effective November 11, 2005, we signed a Circulation Services Agreement with ProCirc, LLC whereby ProCirc will perform circulation services for us.  The agreement commenced on December 1, 2005 and terminates on November 30, 2006. It shall automatically renew for successive one-year periods starting on December 1, 2006, unless either party terminates the Agreement on 90 days prior written notice before the end of any term. We are required to pay ProCirc the sum of $7,000 per month for basic services under the agreement for the first 12 months of the agreement.  The ProCirc Agreement was renewed for one year at a rate of $5,500 per month and expires on November 30, 2007.  ProCirc has been notified that the agreement will not be renewed upon the expiration of its term on November 30, 2007.

(6) On November 28, 2006, the Company entered into an agreement with the United States Army for a U.S. Army Research Project, entitled Exceptional Family Training and Transitioning Program, focusing on education and training in the developmental and special healthcare needs arena. The contract, which is worth over $800,000, will be paid in installments and will be effective from December 1, 2006 through December 31, 2007. Under the terms of the agreement, EP Global Communications Inc., will be working with the U.S. Army Medical Corps (USA-Medical Corps) and the Exceptional Family Member Program (USA-EFMP) Managers and Families by providing a special U.S. Army section of Exceptional Parent (EP) magazine, developing and implementing a series of online Continuing Medical Education (CME) and Continuing Education Units (CEU)-accredited live, online, interactive, TV-quality seminars on a variety of disability-specific topics and by providing selections from the EP Bookstore to be delivered to specified U.S. Army installations and special needs families.

Upon commencement following a needs assessment meeting with representatives of the Department of Defense (DoD) Exceptional Family Member Program (EFMP), U.S. Army, USA Medical Corps, and other interested parties, EP Global Communications, Inc., and USA-EFMP are implementing and distributing plan goals. Up to eight military installations with large hospital and rehabilitation facilities are identified as the target DoD recipients of this information, and these centers will be key sites for measuring the effectiveness of this research undertaking. Beginning in January 2007, EPGL delivered its annual resource guide including a military section delivered to the eight designated pilot sites, and subsequent issues of EP containing a full military section have been delivered to sixteen sites and will be delivered through all of calendar 2007.

EP Global has been working with the USA-EFMP Managers, USA Medical Corps, and professional medical societies such as the American Academy of Developmental Medicine and Dentistry (AADMD) in developing and executing up to six Continuing Medical Education (CME) and Continuing Education Units (CEU)-accredited live, online, interactive, TV-quality seminars to EFMP families, Army Medical Staff and others in the arena of developmental disabilities. Three such seminars have been delivered with outstanding results thus far:  Two dealing with ADD/ADHD and bearing Category I CME accreditation and One seminar dealing with Respite Care.  An additional seminar was delivered on October 17, 2007 to the single largest audience ever for an on on-line accredited seminar with over 1,000 confirmed registrations.  That subject dealt with part I of The Spectrum of Autistic Disorders; Early Warning Signs, Diagnosis and Intervention.  The second part and the fifth seminar will take place on October 24th and deal with ASD as well.  It too has pre-registration attendance close to 1,000.  The sixth and final seminar dealing with Asthma and Airway Clearance will take place some time in early December. Each of these topics were determined by the special needs assessment by the USA-EFMP delegates, who have been working in concert with EP Global Communications, Inc., and its associated partners, AADMD, and Vemics, Inc.

On September 23, 2005, we completed financing agreements by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $3,720,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the lesser of $0.12 or the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date, discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible. In addition, our officer and director, Joseph Valenzano individually pledged 3,371,093 shares of our common stock.

In addition, we are to issue stock purchase warrants convertible into shares of our common stock on a one-for-one basis. The exercise price is $.15 and the term of the warrants is 5 years.

A private investment firm, Westminster Securities Corporation, based in New York City, received a commission of $240,000 (8% of the net proceeds of $3,000,000) for arranging for this financing.

Under this arrangement we have received net proceeds of $3,000,000 under the terms of the securities purchase agreement which represents the total commitment for funding from the group identified above.

In August 2006, we completed a secondary financing agreement with NIR, LLC, by executing a securities purchase agreement with the following entities: AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millenium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $2,600,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the lesser of $0.05 or the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date, discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible. In addition, we are to issue stock purchase warrants convertible into shares of our common stock on a one-for-one basis. The exercise price is $.01, and the term of the warrants is five years.

To date, we have received net proceeds of $1,800,000 of the $2,000,000 committed, with the balance to be paid to us in equal installments of $100,000 through November 2007, under the terms of the securities purchase agreement, which represents the total commitment for funding from the group identified above.

Governmental Regulation

Our business is not subject to any governmental regulations.

Intellectual Property

We do not have any patents.  We have registered trademarks for the following: Disability Awareness Night (DAN); EP Symbol of Excellence; EP Global Communications, Inc.; and Disability World Communications.

Employees

As of October 19, 2007, we have 24 full-time employees and 4 part-time employees. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We have entered into an employment agreement with our chief executive officer and director.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

In this section, “Management's Discussion and Analysis of Plan of Operation,” references to “we,” “us,” “our,” and “ours” refer to EP Global Communications, Inc. (EPGL), and its consolidated subsidiaries.

Operating Activity:

EPGL is on the brink of its most expansive growth in its 37-year history, with never-before streams of revenue and innovative projects under way that have the potential for significantly and positively impacting, far into the future, the kind of proprietary, need-to-have information and support for people with disabilities and special needs, and for the physicians, allied healthcare professionals, teachers, families, and other caregivers involved in their care and development. We believe that a key result of these initiatives will be the continued worldwide evolution of the awareness of the abilities and potential of people with disabilities and special needs. We anticipate that EP’s cutting-edge educational outreach programs and multiple forums for communication (e.g.: EP LiveOnline™; and Search & Respond in EP magazine and on the new, expanded EP Web site (http://www.eparent.com) launched in May 2007) will continue to establish links among families and professionals to enhance knowledge bases regarding chronic disabilities and to provide the most up-to-date strategies for optimizing individual lives and well-being.

Management intends to expand EP’s 37-year heritage of providing “Information That Matters from People Who Care” to the community of those with disabilities and special needs. Our award-winning EP magazine represents the foundation and core of all that we do. Most of our efforts and investment up to the beginning of 2007 have been directed to this purpose. Our focus is entirely in the arena of chronic long-term conditions, not disease states. The significance of this is that diseases for the most part can be cured with various medical interventions and surgery. Chronic life-long conditions are different. There are no cures for these and so the challenge is to improve upon the quality of life and assist people with special needs to develop into the very best they can be and help make them contributing members of our society. A corollary to this is to increase awareness of all Americans that we will become a stronger nation and a better people when we learn to regard those with specials needs as people to be respected, not problems to be confronted. That is both the spirit and philosophy of our company.

In 2006, we completed the investment, building, and implementation of a dynamic growth strategy to increase revenues and profitability for 2007 and beyond, with a three-point initiative:

1.

We are emphasizing our core publishing operations, including advertising, paid circulation, and the development of our custom communications and special project capabilities. We have augmented our staff with these purposes in mind, and have begun a considerable commitment to expanding our existing database as well as building new credible databases in the medical, education, financial services, mobility, and assistive technology fields.

2.

We have increased the commitment to and strength of our Joint Venture with Vemics, Inc., entitled EP LiveOnline™, and diversified from the clinical and medical arenas into financial planning, education, assistive technology, and augmentative communications and mobility, as well as human resource management. We have expanded the network of sites we have been building and diversified into other areas besides healthcare. Included in our expansion is the U.S. Military as a major focus of our activities. Efforts and services are currently under way with the U.S. Army, and will expand under continuation funding for fiscal year 2007.

3.

We are leveraging our strength in key Web-based communication programs such as the development of specific disability topics directed to (and through) specific disability organizations (e.g. – EP on CP (Cerebral Palsy); EP on Epilepsy; EP on Mobility; etc.) Because of our unique, time-tested, and strong relationships with key disability-related organizations and our reputation with medical thought and opinion leaders in the field, we believe this will be a natural course for us to follow. We are in the process of developing such programs, having commenced various marketing initiatives following our new Web site launch, executed in late May 2007.

Editorial

During the third quarter of 2007, EP’s editorial team introduced several new series and columns to the monthly print publication, continued to beef up the editorial elements of the EP Web site (www.eparent.com), and began work on new editorial projects whose advent will be in the last quarter of 2007 and moving into 2008. Additionally, effort began in earnest on the January 2008 Annual Resource Guide, EP’s 200-page yearly premier reference tool and a compendium containing an exhaustive list of national and international resources for families, caregivers, and professionals seeking information about a plethora of organizations, professional societies, and resources on general and specific disability-related topics.

Home accessibility and improvement, healthcare, genetic disorders, newborn screening, and education were the themes heralded through the pages of EP’s third-quarter issues of July, August, and September, with these themes also being echoed in the Company’s new, expanded Web site content. Notable in the July issue were stories on the Nationwide Home Access Program and Rebuilding Together. Both of these organizations aid those with disabilities who are on limited incomes in making home improvements for greater accessibility, leading to a higher quality of life. August’s cover story featured an exclusive interview with the United State’s oldest living pediatrician, 109-year-old Dr. Leila Daughtry-Denmark. With a practice spanning eight decades, Dr. Denmark has seen monumental change in the way healthcare is delivered to children with disabilities. In advance of the issue, EP reached out to many professional societies of note, including the American Academy of Pediatrics (AAP). These overtures opened the door for a new relationship with AAP that EP’s Sales force has been nurturing with this highly respected and influential professional society. In September’s Education issue, EP tackled such sensitive but important topics as human sexuality education for students with disabilities as well as an article for parents on smart communication with educators and other professionals in their child’s Individualized Education Program (IEP) meeting and beyond.

Ongoing series included the continuation of the seven-part series on Wheelchair Transportation Safety (WTS), which is produced through partnership with the University of Michigan’s Transportation Research Institute (UMTRI). This every-other-month series included installments in July and September, covering the topics of Riding to School in a Wheelchair and Teens in Transition to Community Transportation. This series, which will produce another installment in November and will wrap up in February 2008, resonates with advertisers who design and manufacture wheelchairs – including frames, seating systems, components, and accessories – handicapped-accessible vehicle manufacturers, and companies that build vehicle wheelchair lift systems. To show support of EP’s efforts with the WTS series, the National Mobility Equipment Dealers Association (NMEDA), endorsed it with their logo appearing as a stamp of approval on each article. At the conclusion of this highly informative series, it will lend itself well to a monograph, most likely sponsored by a company that has a vested interest in the topic.

The highly informative Seizures and Teens series produced in conjunction with http://www.epilepsy.com and authored by their team of epilepsy health professionals saw an installment in the third-quarter months of July and September on two topics of dire import to teens and their families, with an article entitled, Stress, Sleep, and Seizures and another entitled, Sex, Seizures, and Drugs: What Teenage Girls and Their Parents Need to Know. This yearlong series will conclude with the November 2007 issue of EP. Plans for a monograph of the series are already being discussed and will, no doubt, be attractive as an information piece worthy of sponsorship to a number of pharmaceutical companies who produce seizure control medications.

In September, EP was pleased to unveil the twelve-part series on the Medical Home. Over the next year, EP will present a case study about the American Academy of Pediatrics’ Medical Home Initiative. A Medical Home is not a building. It is an approach to providing healthcare services to children with special healthcare needs. This series, directed by Dr. Renee Turchi, Medical Director of the Pennsylvania Medical Home Program, and authored by various professionals who are well-acquainted with and proponents for the Medical Home concept, will sweep away the confusion that surrounds the Medical Home not only for families but also for professionals who might then contemplate setting up their practices with a Medical Home component. The series is being delivered in a unique and reader-friendly way, centering on a fictitious family – Amita, Samir, and their daughter, Anjali, who was born 11 weeks prematurely. This family is of Indian descent, a cultural component injected into the series, by design, as yet another way of moving the Medical Home concept into the mainstream among families of varying and distinct cultural backgrounds. This series also opened wider the door of opportunity and partnership with AAP, as this professional organization quickly recognized EP’s unique abilities and extensive reach in moving forward the Medical Home concept, an initiative of top priority to AAP that it actively promotes under its own auspices. So far, AAP’s recognition of EP’s contribution has led to reciprocal Web site links and an announcement of the EP Medical Home series in AAP’s monthly Medical Home newsletter, which goes out by way of e-blast to its entire membership – 63,000 pediatricians strong! The AAP Web site also contains a direct link to the current monthly Medical Home article, housed on EP’s Web site on the Healthcare channel, as the Top Story.

In September, EP launched a new monthly column, Insight on Federal Policy. As the Editor’s Note on the first column announced: “In an ongoing effort to provide timely and pertinent information to families, caregivers, advocates, and others about the many Federal policies that pertain to the rights and accommodations afforded by law to people with disabilities, EP is pleased to introduce this new monthly column…This column seeks to highlight, explain, and demystify the often cumbersome and befuddling elements of policies like No Child Left Behind, the Developmental Disabilities Act, the Individuals with Disabilities Education Act, and others. This will be accomplished through partnerships with a wide range of agencies, organizations, and individuals who stand out as national experts in these areas and will serve as editorial contributors.” The September article, entitled No Child Left Behind and Students with Disabilities, was contributed by The Advocacy Institute, a highly respected, nonprofit organization dedicated to the development of products, projects, and services that work to improve the lives of people with disabilities. The coming months will see contributions to this series appearing in print and on the EP Web site from the Beach Center on Disability and from various state Parent Training and Information Centers (PTIs) located throughout the United States.

EP’s Web site continues to be populated with high-quality editorial pieces. Each month, a page in the print publication is dedicated to announcing the next month’s never-before-seen articles and has been a successful way of driving traffic to the site. Many of the articles are contributed by families, who openly and honestly relate their personal experiences, challenges, and triumphs. These contributions often serve as a “balm to the spirit” for other families experiencing similar situations as they recognize they are not alone. EP’s bloggers also further this effort with contributions from Scott Newport and Dr. Jennifer A. Borek, both parents of children with disabilities, who share a wonderful recipe of poignant tales. The ingredients are divvied out with equal measures of the fears, hopes, and humor that can be found within the layers of an exceptional family. New blogger Laura Fabiani will join the EP bloggers’ ranks in the fourth quarter of 2007, winding up the year with her own blend of off-the-wall antics that are a daily part of her exceptional family.

The remainder of 2007 will see the beginning in October of the Feeding and Swallowing series, produced in partnership with professionals associated with The Center for Pediatric Feeding and Swallowing at St. Joseph’s Children’s Hospital in Paterson, New Jersey. With each installment, these professionals will acquaint EP readers with the often-multifaceted issues that surround feeding disorders. For a child’s growing brain and body, food is the fuel that drives all other human potential, so, understandably, the ability to swallow and take in nutrients effectively and efficiently is a vital process. Yet, 25 to 40 percent of normally developing children and nearly 80 percent of children with developmental disabilities have feeding and mealtime challenges and issues. Feeding disorders are not a child’s issue but rather a family issue that requires the whole family to become a cog in the wheel to successful eating. This series will help unravel and demystify this intricate issue and will present countless opportunities for approaching potential advertisers with whom this series will strike a chord (e.g.: companies producing pediatric nutritional supplements, vitamin manufacturers, and specialized feeding equipment manufacturers who make tube feeding apparatus, pureed diet formulas, etc.).

Also in the fourth quarter and into 2008, EP will launch a series on aquatics therapy and recreation for people with disabilities as well as a mini-series on religion, spirituality, and disabilities. In addition, in conjunction with the national Spina Bifida Association (SBA), EP will feature a late 2007 and early 2008 print publication series on Folic Acid Awareness. An EP LiveOnline seminar on Folic Acid Awareness is being planned for the second week of January to tie in with National Folic Acid Awareness Week. Adequate folic acid intake among women of child-bearing age is known to prevent neural tube defects like spina bifida, an often crippling spinal malformation. This partnership with SBA was garnered when EP reached out to SBA in the summer of 2007, offering a letter of support as they applied for a grant from the Centers for Disease Control and Prevention (CDC) for a Folic Acid Awareness campaign. SBA quickly realized the vast resources that EP could bring to the table in furthering their proposed campaign and accepted. In September, EP received word from SBA that the CDC had awarded them the grant, and plans for the campaign and EP’s contributions began.

In the final months of 2007, EP’s editorial staff will round out plans for a new series entitled, Families Reaching Professionals, expanding on the successful formula of EP’s long-running column, Ask the Therapist. Inviting a professional cadre as diverse as lawyers, dentists, pharmacists, and behavioral specialists to contribute, this column will allow readers to pose specific questions to a host of professionals that EP will recruit as experts. It will have a monthly presence in the print publication and on the EP Web site.

Expanded Web Site

EP launched its new and updated Web site in May 2007. In addition to the well-known URL http://www.eparent.com, the fresh new EP Web site also maintains another Web address pointing to the same site:  http://www.epglcommunications.com. The new site includes some exciting and expanded features, such as a Blogs Channel. For this, EP enlisted the support of parent bloggers to share their experiences and the unique challenges of parenting a child with special needs. Parents and any other person reading these blogs will come away with insight, empathy, gratefulness for progress in things both big and small, heartbreak at times, heartfelt humor at others, and heartwarming, uplifting faith in the ability of people to persevere in the face of mountainous challenges. Blog entries by people with disabilities will also be included in the future. Medical thought and opinion leaders in virtually every discipline and therapeutic area as well as nurses, therapists, and other allied healthcare professionals will be added as blog contributors in the coming months.

The new EP site has 11 Main Channels, including: Education, Family and Community, Financial Planning, Healthcare, Legal, Investor Relations, Military, Mobility, Professional, Sports and Recreation, and Technology. These channels feature never-before-seen editorial articles, with new content being added on a regular basis. Continuing its coordinated commitment to U.S. military families, the site’s Military Channel includes information especially pertinent to the thousands of military families who are caring for a member with disabilities, including Soldiers, Sailors, Airmen, and Marines who have children with disabilities as well as Wounded Warriors returning home with special needs from Iraq, Afghanistan, and other locations where the U.S. has a military commitment.

An important carryover from the earlier EPGL Web site is the popular Search and Respond feature, which provides an opportunity for Web site visitors to exchange information about their practical experiences in meeting the everyday challenges of life with a child, adolescent, or adult who has a disability. All Respond entries are forwarded to the writers of the original Searches. Some are published in the print magazine and are being featured on the new Web site.

The Organization Links Channel highlights various organizations, agencies, and professional groups from across the U.S. that are serving the needs of people with disabilities. The National Disability News and International Disability News links round out the offerings on this fresh, new site, and Internet users are encouraged to visit often. Finally, the new EP Web site is also linked directly to EP LiveOnline™, a state-of-the-art, live, online, interactive, TV-quality Joint Venture with Vemics, Inc., which offers Category I Continuing Medical Education (CME) accredited programs to physicians.

Web site visitors will also have easy access to the over 2,300 disability-related titles in the EP Bookstore, including books, videos, and DVDs available for purchase.

EPGL-VEMICS JOINT VENTURE

The joint venture between EPGL and Vemics (Vemics is an acronym which stands for “Visually Enhanced Multi-Point Interactive Communications System”) is barely two years old having been signed in late November 2005 for an initial two year commitment on the part of both companies.  Work on the joint venture, known as EP LiveOnLine (EPLO) did not commence until the first quarter of 2006 with the launch of four (4) online interactive programs sponsored by Allergan, Inc. of Irvine, California.  The content of the four programs focused entirely on spasticity associated with cerebral palsy.  In October 2007, both Vemics and EPGL mutually agreed to extend the agreement upon its expiration for three (3) years with an expiration date of December 31, 2010.

One of the initial elements of the joint venture agreement provided for EPGL to have a world-wide exclusive license to market and sell the Vemics LiveAccess Proprietary system in the medical and disabilities/special needs arena.  To date we have not approached the market on that basis, opting instead to collaborate with Vemics to co-promote and market online interactive seminars in the disability and special needs arena; funded under unrestricted educational grants and/or marketing agreements from pharmaceutical and medical equipment device companies or from our cooperative agreement entitled the Exceptional Family Transition and Training (“EFTT”) Program with the U.S. Army.  We have found this approach to be very successful largely because there is no competition for our services and because it was a logical way to extend and leverage EPGL’s very significant contacts in the special needs arena.

Thus far over the past two years we have developed, produced and implemented nineteen (19) online interactive seminars.  The differentiating characteristics of EP LiveOnLine versus other systems used today are as follows:

1.

EPLO offers live, interactive real-time TV quality programs delivered with synchronized voice over video and a full suite of educational capabilities designed to replicate anything that can be done in a live classroom setting to an audience who has downloaded the Vemics LiveAccess Software and has an appropriate video cam and microphone installed;

2.

At the same time, any online interactive seminar is also offered to an infinite number of people via streaming video.  Participation via this mode is also live and in real time except that there is no interactive capability…but the participant can take advantage of every other feature and can communicate via text chat;

3.

Finally, all content of every seminar is digitized and stored electronically so that it can be accessed by anyone, usually for a period of ninety days following the end of a seminar.

4.

Clinical and Medical seminars offer Category I Continuing Medical Education Credit for physicians, usually through an accredited teaching hospital or university such as the University of Tennessee College of Medicine; The University of Pittsburgh School of Medicine; University of Medicine and Dentistry of New Jersey; or Rady Children’s Hospital in San Diego, California.

5.

All clinical and medical programs are endorsed by a professional medical society such as the Child Neurology Society and the American Academy of Developmental Medicine and Dentistry.

6.

Both Consumers as well as Physicians are encouraged to attend; registration and attendance is not restricted to physicians only for accredited programs.  This approach is markedly different from traditional approaches and reinforces and validates our belief system that empowering parents and caregivers through quality education enhances overall care and positive outcomes.

7.

Access to the online programs for consumers and professionals alike, including physicians, nurses, occupational and physical therapists, teachers, families and caregivers is completely free.  Funding of all costs and profit comes from the sale of sponsorship arrangements.

All revenues earned from the sale of sponsored programs to various pharmaceutical companies like Allergan, Inc., Valeant Pharmaceuticals, The U.S. Army EFTT Program (that portion associated with online seminars…there were six such programs) and others is recorded in “Online Revenues”.

Proceeds from the sale of sponsorships are recorded as earned revenues at the time the seminar is delivered.

Costs of any kits containing video cams, microphones, etc. and initial training of the free software downloads are recorded in costs of good sold.

Operating costs such as advertising and promotion, email blasts to EP and Vemics databases, honoraria for faculty, streaming video costs (which are direct billed from an outside third party - Chorus Call, Inc.) and other marketing expenses are all recovered out of the proceeds of the sponsorship received.  Any excess proceeds over costs are split evenly between EPGL and Vemics.  Sponsorship revenues flow through EPGL and are identified as EPLO related, along with any costs and expenses, including shipping, postage, etc.

ONLINE INTERACTIVE SEMINARS DEVELOPED AND DELIVERED BY THE JOINT VENTURE OF EP GLOBAL COMMUNICATIONS, INC. AND VEMICS INC.

VIA EP LIVEONLINE.COM

2006

The Management of Spasticity Associated with Cerebral Palsy Using Neurotoxins

Speakers: Marc DiFazio, MD; Barry Russman, MD (Four Part Series Delivered one per quarter in 2006)

Additional Faculty: Henry Chamber, MD, Chief of Staff, San Diego Children’s Hospital

09/13/2006

The Emerging Role of Hyperbaric Oxygen Therapy in the Treatment of CP, Traumatic Brain Injury and Autism Spectrum Disorders

Speakers: James Bradstreet, MD; Paul Hartz, MD

2007

02/21/07

Klinefelter Syndrome: A Review of Genetics, Clinical Presentations, and Treatments

Rick Rader, M.D. (Moderator)

Speakers: Virginia Cover MSW, MBA ; Andrew R. Zinn MD, PhD; Nicole Tartaglia MD

05/15/2007

The Biological Basis and Treatment of Spasticity and Movement Disorders Associated with Cerebral Palsy

Seth Keller MD (Moderator)

Speakers: Marc P. DiFazio MD; Henry G. Chambers MD

06/12/2007

Pharmaceutical and Surgical Approaches to the Treatment of Spasticity and Movement Disorders Encountered in Persons with Cerebral Palsy

Seth Keller MD (Moderator)

Speakers: Terence Edgar MD; Henry G. Chambers MD

06/26/07

The Need for a Seizure Preparedness Plan: Contemporary Issues in the Diagnosis and Management of Epilepsy in Children and Adults

Seth M. Keller MD (Moderator)

Speakers: Steven A. Wolf, MD; Jack Pellock, MD; Patricia McGoldrick, NP MPA

07/09/2007

GIVE ME A BREAK! A Family Guide to Respite

Speakers: Tricia and Calvin Luker

07/10/2007

New Innovative Treatments for Spasticity Encountered in Persons with Cerebral Palsy

Seth M. Keller MD (Moderator)

Speakers: Michael Saulino MD; Marc P. DiFazio MD

09/11/2007

The Roles of Nursing, Physical Therapy, and Occupational Therapy in the Management of Spasticity and Movement Disorders Encountered in Persons with Cerebral Palsy

Seth M. Keller MD (Moderator)

Speakers: Lynne Romeiser Logan PT, MA, PCS; Patrice Rawlins ARNP, MN, Trish Radd, RN

09/12/2007

ADHD Part I: The Diagnosis, Treatment, and Management of Attention Deficit Hyperactivity Disorder (ADHD) in Children and Adults

Seth M. Keller MD (Moderator)

Speakers: Thomas Gallagher, MD; Pasquale Accardo MD

09/19/2007

ADHD Part II: Psychosocial Issues which impact on the Overall Management of ADHD in Children and Adults

Seth M. Keller MD (Moderator)

Speakers: Bhushan Gupta MD; Thomas Gallagher MD

10/16/2007

Health Consequences of Intractable Spasticity and Movement Disorders Encountered in Persons with Cerebral Palsy Part 1 (Oral Health & Polypharmacy)

Seth M. Keller MD (Moderator)

Speakers: Carlton Horbelt DDS, FADPD; Speaker: Ann Tilton MD

10/17/2007

Autism Program Part I: The Early Warning Signs, Diagnosis, Intervention, Treatment and Management of Autism Spectrum Disorders in Infants, Children, and Young Adults

Seth M. Keller MD (Moderator)

Speakers: Pauline A. Filipek MD; Colonel Stephen E. Greefkens, DO

10/24/2007

Autism Program Part II: Psychosocial Issues That Impact on the Overall Management of Autistic Spectrum Disorders in Children and Young Adults

Seth M. Keller MD (Moderator)

Speakers: Speaker: Colonel Stephen E. Greefkens, DO; R. Sandlin Lowe, III, MD

11/07/2007

Asthma and Airflow Obstruction: Challenges, Prevention, Treatment and Coping

Rick Rader, MD (Moderator)

Speakers: Andrew Lipton, MD; Fred. Malkin, MD; Frederick Seifer, MD

12/11/2007

Health Consequences of Intractable Spasticity and Movement Disorders Encountered in Persons with Cerebral Palsy- Part 2

Seth M. Keller MD (Moderator)

Speakers: Henry Taylor MD; Dara Richardson MD

January-December 2007

In addition to the live, interactive online seminars, EPGL and Vemics, via EP LiveOnLine, has at the request of the Secretary of Education for the State of Pennsylvania, installed 29 systems in the twenty-nine district heads of Pennsylvania school systems dispersed over the State of Pennsylvania. EPLO now facilitates online meetings on a more frequent basis and reduces the cost of travel to Harrisburg as well as phone communications, thus improving productivity and efficiency.  Similar work has gone on at the University of Miami.

LiveAccess is now installed on eight major U.S. Army Bases with large teaching hospitals around the world, thus making the dissemination of EPLO educational programs easier and with greater positive results.  As an example, the two seminars delivered on October 17 and October 24, respectively, dealing with the Spectrum of Autistic Disorders had over 1,100 online participants from around the world engaged for almost three hours per session.

Following these successful programs, proposals have been submitted to the Department of Defense, The U.S. Navy, The Coast Guard and the Marine Corps for expansion of our work to these branches of the Military…including the National Guard and Reserve, as well as the Civilian component of the Military.

EP LiveOnline™

In July, via EP LiveOnline (EPLO), our Joint Venture with Vemics, Inc., EP delivered a Category I Continuing Medical Education (CME) accredited program on the topic of New, Innovative Treatments for Spasticity Encountered in Persons with Cerebral Palsy.(made possible by an unrestricted educational grant from Allergan Pharmaceuticals). Also in July, EPLO launched the first of its planned six Medical and Family Seminars to the U.S. Military, with Give Me a Break! A Family Guide to Respite at the Military Child Education Coalition™ (MCEC™) Conference in Kansas City, Missouri. Enthusiastically received, with a request for a part-two portion of the program, this seminar is available to military and non-military Web site visitors alike, via streaming video on EP’s Web site (http://www.eparent.com). EP’s contract with the Department of the Army calls for six programs starting with the July 9 program, to be delivered by December 31, 2007. Five of these seminars have been delivered and the sixth, Asthma and Obstructive Airway Disease, is scheduled for December 6, 2007. In September, EPLO presented the two-part seminar ADHD Part I: The Diagnosis, Treatment, and Management of Attention Deficit Hyperactivity Disorder (ADHD) in Children and Young Adults and ADHD Part II: Psychosocial Issues That Impact on the Overall Management of ADHD in Children and Adults, In October, EPLO presented Autism Part I: The Early Warning Signs, Diagnosis, Intervention, Treatment, and Management of Autism Spectrum Disorders in Infants, Children, and Young Adults and Autism Part II: Psychosocial Issues That Impact on the Overall Management of Autism Spectrum Disorders in Children and Young Adults. EP recruited faculty for these seminars, developed program outlines, and arranged CME accreditation through Rady Children’s Hospital in San Diego, California, and the American Academy of Developmental Medicine and Dentistry (AADMD).

Last but not least, EPGL and its joint-venture partner in EP LiveOnline, Vemics, Inc., have several other major projects under way, including programs involving: the Secretary of Education for the State of Pennsylvania; Russia and the City of St. Petersburg; the Association of Black Cardiologists; and Massachusetts Mutual Life Insurance Company. EPGL renewed its joint venture contract with Vemics on October 1, 2007, for an additional three years; both companies continue to have discussions along the lines of collaborating further in the online/distance learning environment.

Special Projects:

Disability Awareness Night™ (DAN™)

We continue to refine our Disability Awareness Night campaign by regularly re-examining our mission statement. This mission statement guides our every action as we continue to expand our program into other sports venues.

DAN Mission Statement: The mission of Disability Awareness Night is to recognize the 54.6 million people in the United States classified as having some form of disability, and highlight their extraordinary persistence, dedication, passion, and commitment as well as their abilities to accomplish their goals and achieve their hopes and dreams in the face of adversity. DAN also strives to recognize the many people who care for and support people with disabilities and special needs and who recognize them as contributing, valued citizens of our nation. They are sources of inspiration and motivation for us all.

The Disability Awareness Night campaign has grown substantially since its launch in 2002. In 2002, we started with two teams, the New York Yankees and the Boston Red Sox, who embraced the idea that public awareness about disabilities was important. In 2003, participation expanded to fourteen teams. In 2004, we grew to twenty-seven teams, and in 2005, we held DAN events in thirty-one stadiums, including the Hall of Fame Game in Cooperstown, New York. The Hall of Fame Game was the first Military Night of Distinction, where Soldiers, Sailors, Airmen, and Marines with disabling conditions as a result of the conflicts in Iraq and Afghanistan were honored on Doubleday Field, in Cooperstown, New York. In 2005 and 2006, we benefited from the participation of our lead sponsor Massachusetts Mutual Life Insurance Company, whose SpecialCare program has made significant contributions to the field of disabilities and whose financial commitment to the DAN program has been substantial. We also benefited from additional sponsorship provided by other international corporations such as Genzyme, Shire Pharmaceuticals, CVS, and Volvo. In 2007, we secured the contractual participation of our national sponsor, Massachusetts Mutual Life Insurance Company, and three regional sponsors. We believe we will surpass revenues achieved in prior years. In addition, we contracted for and received sponsorship for a DAN event prior to a National Association for Stock Car Auto Racing (NASCAR) Nextel Cup Racing event at the New Hampshire International Speedway (NHIS).

During the third quarter, on Sunday, July 1, 2007, we hosted our first-ever DAN event at a NASCAR race. The event was held at the New Hampshire International Speedway in Loudon, New Hampshire, prior to the LENOX Industrial Tools 300. This event was also featured as a Day of Military Distinction, during which we honored nine wounded soldiers for their bravery, honor, and commitment to service for our country. These soldiers were from Walter Reed Army Medical Center, and recovering from injuries sustained in Iraq and Afghanistan. They were flown to this brand-new DAN event by our sponsor, MassMutual, and honored on the track just prior to the NASCAR Nextel Cup Race. The event was kicked off with a luncheon in a tent set up directly behind turn four of the racetrack. Guests had the opportunity to meet with the wounded warriors being honored, with NASCAR drivers, and with EP staff. The event, planned meticulously for two and a half months prior to July 1, on a collaborative basis with MassMutual, was very successful and a good pilot program test for other NASCAR events in 2008.

During the third quarter, EP conducted twenty-nine DAN baseball events throughout the United States (See details in table.). At each event, a person or organization was honored on the field prior to the game for their dedication and advocacy on behalf of people with disabilities. In addition to the pre-game honoree ceremony, EP donated game tickets to local special needs organizations to recognize area individuals and organizations for their persistence in advocating education and support for people with special needs.

DAN Events – Q3
Date	Team/Event	City	State	Venue
Sunday, July 01, 2007	LENOX Industrial Tools 300	Loudon	NH	NH International Speedway
Monday, July 09, 2007	Rancho Cucamonga Quakes	Rancho Cucamonga	CA	The Epicenter
Saturday, July 14, 2007	Omaha Royals	Omaha	NE	Rosenblatt Stadium
Tuesday, July 17, 2007	Cleveland Indians	Cleveland	OH	Jacobs Field
Tuesday, July 17, 2007	Pawtucket Red Sox	Pawtucket	RI	McCoy Stadium
Thursday, July 19, 2007	Charlotte Knights	Fort Mill	SC	Knights Stadium
Thursday, July 19, 2007	Salt Lake Bees	Salt Lake City	UT	Franklin Covey Field
Saturday, July 21, 2007	Fullerton Flyers	Fullerton	CA	Goodwin Field
Thursday, July 26, 2007	Kansas City Royals	Kansas City	MO	Kauffman Stadium
Thursday, July 26, 2007	Lexington Legends	Lexington	KY	Applebee’s Park
Friday, July 27, 2007	Chattanooga Lookouts	Chattanooga	TN	AT&T Field
Sunday, July 29, 2007	Oklahoma RedHawks	Oklahoma City	OK	AT&T Bricktown Ballpark
Monday, July 30, 2007	Lowell Spinners	Lowell	MA	LeLacheur Park
Tuesday, July 31, 2007	Charleston River Dogs	Charleston	SC	Joseph P. Riley Park
Tuesday, August 07, 2007	Charlotte Knights	Charlotte	NC	Knights Stadium
Friday, August 10, 2007	Rochester Red Wings	Rochester	NY	Frontier Field
Monday, August 13, 2007	Oklahoma RedHawks	Oklahoma City	OK	AT&T Bricktown Ballpark
Tuesday, August 14, 2007	Pittsburgh Pirates	Pittsburgh	PA	PNC Park
Tuesday, August 14, 2007	New York Yankees	New York	NY	Yankee Stadium
Friday, August 17, 2007	Palm Beach Cardinals	Palm Beach	FL	Roger Dean Stadium
Friday, August 17, 2007	Nashville Sounds	Nashville	TN	Greer Stadium
Tuesday, August 21, 2007	Charleston River Dogs	Charleston	SC	Joseph P. Riley Park
Friday, August 24, 2007	Sacramento River Cats	Sacramento	CA	Raley Field
Saturday, August 25, 2007	Cincinnati Reds	Cincinnati	OH	Great American BallPark

Saturday, August 25, 2007	Potomac Nationals	Woodbridge	VA	Pfitzner Stadium
Thursday, August 30, 2007	Indianapolis Indians	Indianapolis	IN	Victory Field
Thursday, August 30, 2007	Norfolk Tides	Norfolk	VA	Harbor Park
Saturday, September 1, 2007	Charleston River Dogs	Charleston	SC	Joesph P. Riley Stadium
Thursday, September 27, 2007	Chicago White Sox	Chicago	IL	U.S. Cellular Field

The 2007 DAN baseball season concluded during the third quarter of 2007. With a total of thirty-eight baseball events, this year’s program was an overwhelming success. Over twelve thousand tickets were donated for the DAN events and over half a million people were in attendance (baseball, NASCAR, and National Basketball Association (NBA)). We were able to honor 75 recipients with the EP Maxwell J. Schleifer Distinguished Service Award.

During the fourth quarter, we will examine different avenues for improving upon the DAN program. This will include a more complete and uniform reporting system, ways to increase both national and local media exposure, and garnering a wider awareness of the program among professional baseball teams. Currently, EP is scheduled to attend baseball’s Winter Meetings in Nashville, Tennessee, from December 3 through December 5, 2007. We will have a booth at the large trade show to hand out information about the DAN program to the more than 200 professional baseball teams that will be in attendance. This will also be a great platform to reach additional potential sponsors.

On top of our busy baseball schedule, we are also looking into expanding the DAN program into National Collegiate Athletic Association (NCAA) Basketball. We have established contact with Seton Hall University and Rutgers University about hosting DAN events in late 2007. These events will include a pre-game clinic for children with special needs as well as donated tickets to the games and a half-time show. Several companies have expressed keen interest in sponsoring these events. Finally, we are carefully evaluating ways in which we can leverage our relationship with the League of Dreams (LOD), a nonprofit organization dedicated to helping children with profound disabilities play baseball. EPGL has had a strategic relationship with the LOD for several years. The LOD in turn maintains a close relationship with the Major League Baseball Alumni Association, comprised of ex-Major League Baseball players who hold their golf outings in conjunction with LOD events. It may be possible to test the viability of packaging DAN, the LOD, and Major League Baseball alumni into one major event in key cities, thus significantly expanding reach and involvement from various commercial and nonprofit sectors.

Educational Online Programming

Beginning in December 2005 and through 2006, we launched over twelve live, online, interactive, TV-quality educational programs under unrestricted educational grants from major pharmaceutical companies and other sources. In 2007, we contracted to implement a minimum of six programs on spasticity management plus several others dealing with topics such as Epilepsy, Hyperbaric Oxygen Therapy, Attention Deficit Disorder/Attention Deficit Hyperactivity Disorder (ADD/ADHD), Autism

Spectrum Disorders, Respite Care, Asthma, and Expanded Newborn Screening utilizing Tandem Mass Spectronomy (MS/MS). Many of these seminars have already been delivered, and further growth and additional topics are planned for the fourth quarter.

United States Military: Exceptional Family Transitional Training (EFTT) Program

In late 2006, we executed a U.S. Army Cooperative Agreement, entitled the Exceptional Family Transitional Training (EFTT) Program, for an appropriation of $830,650, all of which was received by July 2007. These funds are being used to provide education and informational programs for military families caring for loved ones with disabilities and special needs on eight selected pilot installations around the world, as well as for the delivery of Continuing Medical Education (CME) credits, via accredited online, interactive programs, to Army Medical Corps physicians and allied healthcare professionals (nurses, occupational therapists, physical therapists, rehabilitation specialists, etc). The funds are being used to deliver three measurable efforts on behalf of Army families and healthcare professionals caring for children and adults with disabilities and special needs, including soldiers returning from Iraq and Afghanistan with limb loss and other disabling conditions. These efforts include the following:

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Great progress was made on the development and delivery of very specific educational curriculum used for training purposes of Army Medical Corps Staff – physicians, nurses, occupational and physical therapists, and speech and language pathologists – and families and caregivers in the arena of developmental disabilities. This curriculum includes six seminars delivered to eight major Army installations with significant teaching hospital facilities. It is being facilitated by EP’s contacts in the Army Exceptional Family Member Program (EFMP), science and medicine, and education and training, as well as parents around the world. The programs are being offered in collaboration with accreditation entities provided by various major medical schools and professional medical societies such as the American Academy of Developmental Medicine and Dentistry (AADMD) and Rady Children’s Hospital San Diego. The first of these programs, Give Me a Break! A Family Guide to Respite, was presented on July 9, 2007, during the EFMP Managers Training held in conjunction with the Military Child Education Coalition (MCEC) Conference in Kansas City, Missouri. This respite care seminar was received with strong enthusiasm and a request for a part-two portion of the program, which we hope to offer in the near future. The seminar was recorded live during its presentation at the EFMP Managers Training session, and is available on EP’s Web site (http://www.eparent.com) via streaming video. An additional four seminars have been delivered to the military audience as well as to others interested in attending these topical programs. In September, EPLO presented the two-part seminar ADHD Part I: The Diagnosis, Treatment, and Management of Attention Deficit Hyperactivity Disorder (ADHD) in Children and Young Adults and ADHD Part II: Psychosocial Issues That Impact on the Overall Management of ADHD in Children and Adults, In October, EPLO presented Autism Part I: The Early Warning Signs, Diagnosis, Intervention, Treatment, and Management of Autism Spectrum Disorders in Infants, Children, and Young Adults and Autism Part II: Psychosocial Issues That Impact on the Overall Management of Autism Spectrum Disorders in Children and Young Adults. The final seminar of the six seminars, Asthma and Air Flow Obstruction: Challenges, Prevention, Treatment, and Coping, will be presented in December, and will provide information about the latest treatment options for asthma and air flow obstruction. A powerful additional benefit of these programs through our military project is that civilians, as well as military families and personnel, can benefit from these efforts because the programs are distributed simultaneously to all interested individuals, organizations, professional medical societies, and various other entities with whom EP works. The content

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remains the proprietary content of EPGL and is disseminated simultaneously to our various networks built over the past year. It is then all stored for archive access on the EP Web site (http://www.eparent.com).

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Each of the eight major Army installation pilot sites has received their shipment of disability-specific titles from the EP Bookstore. Each installation was able to select from among the over 2,300 titles available at the EP Bookstore to stock their libraries and reference centers with materials for the families that they serve who are caring for loved ones with special needs.

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EP’s January 2007 Annual Resource Guide includes a Special Army Section entitled Community of One ~ From Our Families…To Your Families. In addition, the 2007 Annual Resource Guide was the largest issue/reference tool ever published by EP, and included guide tabs as well as advertising-supported special inserts. Most importantly, Dr. Margaret Giannini, Director of the Office on Disabilities for Health and Human Services (HHS), specifically requested that EP print and publish a Consumer Edition of the People’s Piece of the Surgeon General’s Call to Action to Improve the Health and Wellness of Persons with Disabilities. We did exactly that with funding from MassMutual. Work is under way on the 2008 edition of the resource guide. EP will be expanding its efforts on behalf of U.S Military families and healthcare professionals by including EFMP and other special needs professionals’ contact information for all branches of the U.S. Military. EP continues to inform and support military families with its special military insert that appears in each issue of the magazine and that will continue to appear in each issue throughout calendar year 2007.

EPGL discovered that personnel at Army installations that were not direct pilot or magazine sites in the EFTT Program were talking with their counterparts at the pilot and magazine sites and expressing a desire to receive EP magazine for their EFMP families. Some of the pilot and magazine installations shared their magazines, yet there were still installations that wanted the magazine that were not receiving it. EPGL spoke with the U.S. Army Advisory Board for the EFTT Program, and EPGL and the Advisory Group agreed on the desirability of a redistribution plan for the magazine to reach a broader audience. EP formulated a plan for redistribution that was implemented immediately – an additional forty-six Army installations will receive copies of the November and December issues of EP magazine as a result of this plan. Additionally, the plan for distribution of the magazine moving forward with fiscal year 2007 continuation funding is worldwide delivery of the magazine to every Army installation that identifies a need for the magazine.

EFMP Managers have offered praise and thanks for the military insert in EP magazine, with feedback such as, “I have had nothing but positive comments in regard to the magazines,” from a U.S.-based EFMP Manager, and “Many of the installations were excited about the opportunity to receive the magazine. Thank you!” from a Germany-based EFMP Manager, in response to the information that additional installations in Europe would be able to receive the magazine through redistribution efforts. Long known for its quality content, EP magazine has been able to add an entirely new facet to its delivery of information and resources in its special military insert. Providing invaluable knowledge on a variety of topics, EP has been able to inform military families and professionals about the five-phase Army Medical Action Plan (AMAP) implemented this year by the United States Department of the Army to improve medical care, services, and transition for wounded Soldiers and their families. Phase I was led by Brigadier General Michael Tucker, Deputy Commanding General of the North Atlantic Regional Medical Command and Walter Reed Army Medical Center. Families and healthcare professionals were also able to learn more about the Extended Care Health Option (ECHO), a supplemental portion of the TRICARE military healthcare program, available to active duty family members

(ADFMs) who qualify based on specific physical and mental disabilities. Readers also learned about a new initiative of Health Net Federal Services, LLC, the government operations division of Health Net, Inc. On August 8, 2007, Health Net Federal Services launched its Warrior Care Support (WCS) Program, which directly connects severely injured or ill warriors and their family or care support members to a single point of contact for total health care support. Readers learned of a military family in San Antonio, Texas, with three children with autism, and of the steps that the children’s mother and father are taking to ensure that each of their children is able to achieve their full potential. A non-military mother called EP to request more information regarding a resource noted in the story. With the permission of the mother, EP was able to connect the two mothers so that they could share information.

These are just a few of the many articles and stories told within the pages of the military insert of EP magazine, touching lives and helping military and non-military families to understand that they are not alone, and providing them with access to available resources and support.

In recognition of the tremendous contributions that veterans in all branches, reserve units, and corps of the U.S. Military have made, EP has selected a special military cover for its November 2007 issue, during this special month when veterans are celebrated and saluted on Veterans Day.

Implementation of new plans for resource distribution will begin with the disbursement of funding from the fiscal year 2007 continuation funding through EPGL’s Cooperative Agreement with the U.S. Army. In addition to expanding distribution of EP magazine worldwide, EPGL also plans, subject to the review and approval of the Army Advisory Board, to increase the number of online seminars offered, with input from military medical experts regarding healthcare issues that are most pressing for military families. Continuing Medical Education (CME) credits will continue to be available, with possible expansion to include Continuing Education Units (CEU) for allied healthcare professionals. EPGL is also exploring the option of adding one to two children’s pages in the military insert each month, with fun and informative activities for children of military parents. Under active consideration are customized editions of EGPL’s Pocket Resource Guides, which would be available to the Army, Navy, Air Force, Marine Corps, and the National Guard and Reserve, if they choose this option. Such customized editions would include all of the content contained in the EP 2008 Annual Resource Guide as well as a military cover for the pocket guide, and the option of a special message from the DoD or the Office of the Surgeon General on the inside front cover of the guide and/or a special section in the middle of the guide for unique messages chosen by each particular branch, reserve unit, or corps. EPGL also plans to expand editorial coverage and page count in the military insert to include all branches, reserve units, and corps of the U.S. Military, to ensure the broadest outreach and information sharing world-wide.

EPGL is in discussions with the U.S. Army for EP’s Respite Care Program, which includes eight modules for respite care and a detailed resource bank of facilities across the U.S. that provide respite care and resources to families and healthcare professionals. Subject to available funding, which is under consideration now, the resource bank would be available online, to ensure that families and organizations have access to the most up-to-date resource information. Planning is under way for a part-two portion of the Give Me a Break! A Family Guide to Respite program, to be delivered via EPLO’s online venue. EPGL is also pursuing additional funding to offer direct respite care homecare to families, in a partnership it is developing with Specialized Training of Military Parents (STOMP), a federally funded Parent Training and Information (PTI) Center “established to assist military families who have children with special education or health needs.” EPGL is pursuing additional funding for these services beyond the Army, to also include other branches, reserve units, and corps of the U.S. Military.

Recognizing the need for expanded awareness, care, and support for our servicemen and servicewomen returning from Iraq, Afghanistan, and other points of conflict with often severe, life-changing injuries, EPGL is in discussions to aid wounded warriors in the Army and Marine Corps, via pursuit of a separate funding stream. The Marine Corps has identified up to 18 different locations for the Wounded Warrior Project, a nonprofit organization whose mission includes the following goals: “to raise public awareness and enlist the public’s aid for the needs of severely injured service men and women” and “to provide unique, direct programs and services to meet their needs.” EPGL wants to provide education and resources for rehabilitation and trauma relief across the Departments of Defense and Homeland Security. It is our goal to help ensure that the concern expressed by the Wounded Warrior Project, that “the greatest casualty is being forgotten” does not occur to our returning veterans. We want to ensure that they have the best available healthcare to help them recover and rehabilitate as they reintegrate back into their communities and activities of daily living. Toward that end, EPGL is working with its contacts in the medical and scientific communities to develop programs that will support and enhance the efforts of the U.S. Military as it strives to address the unique needs of severely injured warriors, with physical and/or emotional care needs.

EPGL is developing efforts in the areas of traumatic brain injury (TBI), post-traumatic stress disorder (PTSD), anxiety, depression, stress, and stress management, and is accessing its resources to provide information regarding the latest assistive technology devices and equipment to assist with limb loss and impaired physical function. We are also working through channels to create a means for servicemen and servicewomen in the Wounded Warrior Project to receive copies of EP magazine, as a resource to assist them in their personal search for resources, available equipment, and support, as well as books from our EP Bookstore that can offer solace and sound guidance.

Military Channel on EP Web Site

EP is proud to offer not only its military insert, the Annual Resource Guide, online seminars, and books for the U.S. Military, but a special Military Channel on its Web site (http://www.eparent.com). This channel provides valuable links to important resources available to military families in a one-stop location. Links include the Web sites for all of the branches of the military; a government site with disability-related information and resources; Specialized Training of Military Parents (STOMP), a Parent Training and Information Center (PTI); Military HOMEFRONT, from the U.S. Department of Defense; and America Supports You, a site demonstrating the many ways that both everyday and celebrity Americans are proudly and passionately supporting their troops; as well as other useful links. The channel incorporates articles on topics such as transitioning to adulthood, including available healthcare options, legal and financial considerations, academic and lifestyle considerations, community resources, and self-advocacy. There is also an interview with Dr. Rebecca Posante, the Department of Defense’s Program Manager for Special Needs, as well as helpful information regarding the Individuals with Disabilities Education Improvement Act of 2004. Another exciting feature is the addition of the streaming video for Give Me a Break! A Family Guide to Respite, the seminar about respite care so well received when it was presented during the EFMP Managers Training in conjunction with the Military Child Education Coalition (MCEC) conference on July 9, in Kansas City, Missouri.

EP continues to expand its offerings through the military channel to help keep military families with special needs informed about their available resources and options. And, of course, this feature opens up opportunities for sponsorship from companies and defense contractors who have a vested interest in this arena.

EP at EFMP Managers Training and the MCEC Conference

EP’s Military Editorial Team (MET) attended the EFMP Managers Training and the Military Child Education Coalition Conference (MCEC) held in Kansas City, Missouri, in early July. In this venue, EP was able to offer the first in its series of six seminars offered for the Army. EP, through its presenting partners Calvin and Tricia Luker, addressed respite care, a topic vital to military families with children with special needs, in Give Me a Break! A Family Guide to Respite. The seminar was received with enthusiasm, enlightening discussions, and requests for a part-two portion of the presentation, which EP hopes to make available in the near future. Pre-conference activities attended by MET included the training session for Exceptional Family Member Program (EFMP) Managers, School Liaison Officers (SLOs), and Family Morale and Welfare Recreation Command (FMWRC) personnel. Staff members from EP’s joint venture partner, Vemics, trained military personnel on the use of the Vemics system, a key tool made available to the eight pilot sites to enhance the ability of staff and families to benefit from the online, interactive educational seminars provided by EP. The training also will allow EFMP managers at the eight pilot sites around the world to connect with one another, collaborate on building documents, and assist Soldiers and families transferring to new duty assignments. During pre-conference and conference sessions, MET members were able to gather information and extend their network to enhance their ability to tell the stories of military personnel and their families.

MET staff also provided an EFMP Manager EFTT Information DVD to EFMP Managers during the conference and in follow-up mailings after the conference. The DVD includes such vital resources as a list of Army Community Service offices in the U.S. Army worldwide as well as editorial content guidelines for military organizations and individuals who want to contribute their expertise via submission of articles for the military insert in EP magazine. The DVD also contains PDF copies of all of the military inserts run in EP magazine prior to the conference.

Our accredited online, interactive seminar capability and our Web site as well as our print and publishing capabilities will be used for the EFTT program throughout all of 2007. The project also includes an approved funding project for continuation of the program in 2007, at a specified level of $799,000, covering the continuation of the project with the Army. Based on the success of our programs to date, we also have made a proposal for expansion of the program to the Navy and Marine Corps, and look forward to the possibility of development of this initiative for the reserve components of the Department of Defense as well as the Civilian Corps of the U.S. Military. We are actively pursuing this expansion.

Trade Shows

As a world-wide multimedia company, EPGL believes that having a company presence at key trade shows and conferences around the nation represents an excellent opportunity to accomplish several marketing objectives:

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A cost-effective way to meet our existing advertisers, to share ideas and experiences with them, and to let them know of developments and new offerings from our company

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A cost-effective way to meet and establish working relationships with new advertisers and potential clients who might not otherwise be aware of the varied products and services offered by EPGL

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A proven methodology for reaching out to readers of EP magazine, solidifying our reputation with them, and engaging them to help spread the word about EP and our mission, goals, and objectives.

EPGL has found over the years that trade shows and conferences are an excellent way to identify with speakers and presenters who, in turn, can be invited to provide EP editorial contributions and become faculty members for our online, interactive educational seminars.

EPGL has also been successful in swapping advertising space in EP magazine in exchange for prime booth space and other valuable consideration, thus minimizing drains on cash while maximizing exposure to the market we serve.

During the third quarter, EPGL had a presence at the following trade shows and conferences:

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Military Child Education Coalition (MCEC)

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Autism Society of America (ASA)

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Fragile X

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National Down Syndrome

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Abilities Expo

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National Organization for Rare Disorders (NORD)

EPGL anticipates that by the end of the fourth quarter, we will have had a presence at thirty trade shows and conferences, exposing EP and its wide array of products to over 75,000 attendees, consumers, physicians, allied healthcare professionals, educators, and caregivers.

Strategic Initiatives:

Our platform for growth is due in part to a number of marketing joint initiatives that have been entered into that allow EPGL to address target markets in a concentrated manner. Listed below are the key relationships we now have that are intended to result in additional revenue for the Company.

American Academy of Developmental Medicine and Dentistry (AADMD)

Further internal growth is expected to result from Exceptional Parent (EP) magazine being designated as the official publication of the American Academy of Developmental Medicine and Dentistry (AADMD), a professional medical society and national organization of doctors and dentists who have dedicated their efforts to providing “best practices” advice to caregivers on how to medically and dentally care for the special needs individual. Beginning with the July 2005 issue of EP magazine and continuing to the present, AADMD is providing peer-reviewed articles for the magazine and the opportunity for physicians to secure up to two credit hours of Continuing Medical Education (CME) per issue by completing a test that follows each designated article. Management believes that EP magazine is the first special-interest consumer publication in America to ever offer Category I CME credit to physicians. Our relationship with the AADMD is in addition to relationships we enjoy with numerous disabilities groups throughout the United States as well as with medical societies such as the Child Neurology Society (CNS).

It should also be noted that the AADMD and EPGL have an agreement to co-produce online seminars in 2006 and 2007. No other entity has this opportunity. The AADMD fully endorses the work of EPGL and of EPLO, the joint venture between EPGL and Vemics, Inc. relating to technology exclusivity in health care.

Of additional significance is that our chief executive officer and director, Joseph M. Valenzano, Jr., is the only non-physician to hold a board seat on the AADMD. Mr. Valenzano currently chairs the Executive Advisory Board of the AADMD. The Company is actively pursuing similar alliances with professional medical societies such as the American Academy of Cerebral Palsy and Developmental Medicine (AACPDM).

United States. Military: Exceptional Family Transitional Training (EFTT) Program

Funds received from the EFTT Program Appropriation have been used to provide ongoing education for military families and physicians caring for children with disabilities and special health care needs. We have hired veterans and civilian staff to assist in the implementation of this project and expect growth into other areas of the military, with a proposal for expansion of the program to the Navy and Marine Corps. We look forward to the possibility of development of this initiative for the reserve components of the Department of Defense as well as the Civilian Corps of the U.S. Military. We are actively pursuing this expansion. Preliminary discussions are also under way with the U.S. Coast Guard, which falls under the Department of Homeland Security.

It is our intent with the EFTT Program to build upon our existing relationships within the military community to bring timely and meaningful educational content both in print and on a Web-based delivery system to families and also to the physicians and allied healthcare professionals charged with their care. In this regard, we continue the process of exploring ways in which we can deliver high-quality educational content focused in the chronic disability and special needs area in cooperation with eight military installations, all of which have large-scale teaching hospitals and medical facilities. These facilities include Dewitt Hospital, at Fort Belvoir, Virginia; Brooke Army Medical Center, at Fort Sam Houston, Texas; Madigan Army Medical Center, at Fort Lewis, Washington; Blanchfield Army Community Hospital, at Fort Campbell, Kentucky; Womack Army Medical Center, at Fort Bragg, North Carolina; Tripler Army Medical Center, at Schofield Barracks, in Honolulu, Oahu, Hawaii; Landstuhl Regional Medical Center, near Kaiserslautern, in Germany; and several medical centers at Fort Drum, New York, along with the Uniformed Medical Services School in Bethesda, Maryland.

This initiative represents a Cooperative Agreement with the U.S. Army in the amount of $830,650, and such revenues would be recognized in accordance with the Company’s existing accounting policy, which is to identify revenue streams consistent with our core services: subscriptions, page advertising, and special projects/custom communications and online, Web-based programming.

Circulation and Marketing

To improve efficiency, allow for greater promotion of our magazine to stimulate subscription income, and to keep a pulse on progress in this area, we are increasing our in-house circulation efforts. We will be ending our relationship with Pro Circ, based in Miami, Florida, when the contract expires at the end of November 2007. Our business, with its multiple product lines and multimedia approach to publishing and communications, needs focused management of its circulation and subscriber base and initiatives. Our goal is a significant increase in paid circulation and related development activities, such as bundled advertising and sponsored bulk distribution of the monthly magazine, which we believe should yield higher revenue performance for us. It is important to note that increases in unit circulation will also result in increases in advertising, as we will be reaching a larger audience, which should justify increases in ad page sales from a larger number of ad page sales as well as ad page rate increases.

EP has embarked on an aggressive and forward-thinking marketing campaign, encompassing new technology-driven initiatives, while simultaneously continuing to use traditional venues. We strongly believe that the blending of the two styles will move EP forward in its circulation growth patterns.

During the third quarter, we have acquired experienced circulation staff who have thoroughly reviewed our past and present performance for customer service, marketing and promotional efforts, and performance reporting. Significant changes have been made to each of these areas in order to increase efficiencies at various levels. Ongoing evaluations and adjustments are anticipated as we move toward a more streamlined circulation department.

A sampling of some of the actions EP is taking in this area follows:

•

Survey and analysis research to more closely capture audience needs

•

Increased personal contact with new subscribers as well as those considering non-renewal

•

Creation of campaigns to more closely accommodate the needs of special groups and organizations

•

Cross-promotion of the multiple resources offered by EP (e.g.: DAN events promoting EP LiveOnline)

•

Sales team members bundling advertisement space with e-blast efforts

•

Subscription sales offering charity revenue in return

•

Increased media use (e.g.: radio, print news)

•

Enhanced direct mail campaigns that include pilot tests

•

Entrance into new markets, such as the film industry, through sponsorship and public relations support

•

Directed and individualized campaign efforts for each branch of EP (e.g.: specific marketing copy and promotional items for each of the following: DAN events, EP LiveOnline, EP Bookstore, Subscription Donation Program, subscription promotions, etc.)

•

Telemarketing

•

E-blasting

•

Community involvement through participation in local events at various locations

•

Review, analysis, and reorganization of subscription renewal efforts

•

Re-evaluation of production schedules (subscriber processing) and adjustment of operations accordingly

•

Monitoring of events on daily/weekly tracks versus monthly/quarterly/annually

•

Acquiring access to vendors’ subscriber processing databases in order to establish new operating procedures for each stage of the circulation/subscriber series of events

Without a doubt, EP has launched itself into a new era of productivity, efficiency, and growth. We expect nothing less than high returns for our efforts in the upcoming quarters.

Sales

We continue to train new sales staff capable of marketing the complete package of services the company now offers, both via print and online. These new sales personnel are receiving ongoing training to implement effective sales strategies and outcomes for EP. We have a new Eastern Region sales director, based in West Milford, New Jersey.

Additional Growth and Initiatives

As mentioned earlier, in 2007, we have expanded our Disabilities Awareness Night (DAN) programs, principally conducted in Major League Baseball parks, from 2002 to 2006, and continuing in 2007. Prior to this time, our programs were taking place in a limited number of National Basketball Association venues, Minor League Baseball parks, and Minor League Hockey arenas. On May 23, 2005, and again in May 2006, in conjunction with the National Baseball Hall of Fame in Cooperstown, New York, we hosted prior to the annual Hall of Fame Game a ceremony honoring returning disabled veterans from Iraq and Afghanistan. This was done in conjunction with Walter Reed Army Medical Center and its Commanding General, who presented awards to returning veterans and their families selected for the honor. Also at that event, one of the honorees received his Purple Heart for wounds received in Iraq. In July 2007, we held our first DAN event at a racetrack, at New Hampshire International Speedway (NHIS), in Loudon, New Hampshire, prior to the NASCAR Nextel Cup Race. Massachusetts Mutual Life Company sponsored this DAN event. The event included a Day of Military Distinction, and involved returning wounded Soldiers, Sailors, Airmen, and Marines from Walter Reed Army Medical Center. We plan to continue this DAN expansion to racetracks associated with NASCAR, and are test-marketing programs with two NBA teams as well as evaluating the feasibility of expanding into other sports venues such as NCAA Basketball.

We continue to provide education regarding Assistive Technology for people with disabilities, both physical and intellectual (e.g.: cerebral palsy and autism spectrum disorders). This includes the launch of our Consumer’s Guide to Assistive Technology, written by leading authorities in the field.

We continue to publish monthly in EP magazine and on our Web site valuable information regarding Financial and Estate Planning for people with special needs and for families caring for children and adults with disabilities.

We continue to provide education regarding Mobility, including via the National Mobility Equipment Dealers Association (NMEDA) Guide to Mobility Products, which we publish each year. NMEDA is the leading national authority on mobility products and services. (The Consumer’s Guide to Mobility Equipment Dealers was published in our June issue.)

Revenue Generation

Our revenues are generated from the following activities:

Sale of Advertising Space in Exceptional Parent (EP) Magazine

This is driven by a number of factors, including our editorial content and focus. Our customers consist of large Fortune 500 companies: Ford, Chrysler, Kimberly Clark, Novartis Pharmaceuticals, Johnson & Johnson, Massachusetts Mutual Life Insurance Company, Verizon, and Merrill Lynch. All of these companies purchase ad space in our publications to enhance awareness and image for their products and services and brand recognition for their names. Historically, revenues generated from the sale of advertising space have ranged from approximately $1.6 million to as high as $2.2 million in the past (1998).

Disability Awareness Night™ (DAN™) Programs at Major and Minor League Baseball Stadiums

This program generates revenue. Each of the DAN events is sponsored on a national basis by a leading sponsor, MassMutual Financial Group, followed by regional and local sponsorships. In 2006, for example, total revenues from this effort aggregated approximately $400,000. We signed a sponsorship agreement with our lead sponsor for 2007, and have commitments from other sponsors that will yield revenues in excess of $400,000 in 2007. This does not include any sponsorship revenues from other venues such as NBA games, and National Hockey League (NHL) and Minor League Hockey games, which are still under discussion.

EP Bookstore

The EP Bookstore houses over 2,300 disability-specific books, DVDs, videos, and tapes dealing with a wide range of disability topics. We have been building this base for quite some time and are now poised to leverage its growth with some targeted marketing to specific market segments such as military bases and libraries across the nation.

The bulk of our bookstore has been built through negotiating with third-party publishers such as Baker and Taylor and McGraw Hill. This has been done over a period of years and with great selectivity and sensitivity. We evaluate the extensive titles published by other book publishing companies and inquire about their sales. Based on the intelligence we obtain, we approach these companies, which roughly number about 90 and negotiate with them for bulk purchases of certain titles our Editorial Advisory Board indicates are consistent with our mission, goals, and objectives. In many cases, we are able to negotiate consignment inventory. All of this is possible because large book publishers really do not have a good sense of the disability marketplace and/or the needs of specific targeted audiences, whether consumer or professional in nature. We have this expertise and we went about building our bookstore of titles in specific disciplines. In the continuing process of building this bookstore, we place importance on understanding the marketing requirements for reaching this audience and whether or not we believe we can do so effectively through our magazine, Web site, and contacts within disability organizations and professional medical societies; and via distribution and sales at trade shows and conferences. The EP Bookstore also consists of book titles we own outright and exclusively. Examples of such titles include: No Apologies for Ritalin, by Vidya Bhushan Gupta, MD, and Patient Persistence, by Adele Gill, RN; as well as approximately five other titles. While none of the titles has a material impact taken individually or collectively, the profit margins earned on these sales are approximately 30 percent while the profit margins on other titles are in the vicinity of 10 percent. Our decision to have a stake in book publishing is based on the fact that we receive countless numbers of requests to publish specific manuscripts as books. While most of these are rejected, the pipeline for such valuable information is of high importance to us because some of this can be turned into productive titles we can publish while others can serve as useful content for some of our other multimedia publishing activities in print or online. We do not envision total revenues from our book operation to reach levels much beyond $500,000 per year, with profit margins on the order of 15 percent.

Custom Publishing & Contract Publishing

Over the years, we have taken educational editorial series published in EP magazine and had them reviewed by a panel of clinical thought and opinion leaders, edited and packaged into stand-alone monographs focused on a specific subject area, and distributed to key target market segments mutually identified by a project sponsor and EP. All of this work is completely funded under unrestricted educational grants secured from major pharmaceutical companies, medical equipment device manufacturers, consumer packaged goods companies, and financial services companies. At all times, we adhere to strict Accreditation Council for Continuing Medical Education (ACCME) Standards for medical education and strict standards that ensure the separation of that which is educational and that which is promotional in nature.

Online Interactive Educational Seminars

Another element in our product mix is the EP LiveOnline™ (EPLO) interactive, TV-quality, educational seminars that we make available through our joint venture with Vemics, Inc. This is a project that capitalizes on the relationships and credibility we have built with major professional medical societies as well as lay and consumer organizations representing the interests of people with disabilities. We have produced a total of twenty-five such seminars over the past three years. We have offered these in concert with professional medical societies such as the AADMD and now are poised to offer them with societies such as the Child Neurology Foundation (CNF) and CNS. The fact that all of these seminars offer Continuing Medical Education (CME) accreditation for physicians, usually without fees, coupled with the fact that the physicians do not have to travel but can instead participate from the comfort of their homes or offices, helps to reduce costs and improve efficiency and educational results. To our knowledge, no other company in the United States offers the kind of comprehensive, authoritative, educational programming that is focused exclusively on chronic life-long conditions that we do. In addition, we do this by offering real-time, live, interactive, TV-quality information utilizing proprietary software and delivered over the Internet. We expect to conduct a total of over 20 such seminars in 2007, in combination with our military initiative. We had four online seminars under contract as of December 30, 2005, extending through 2006, and actually delivered an additional four others in the arena of Hyperbaric Oxygen Therapy and Klinefelter Syndrome and other clinical topics. There are also several other proposals outstanding.

Results of Operations for the Period Ended September 30, 2007

Liquidity and Capital Resources

The cash flows from operations for the quarter ended September 30, 2007 were approximately equal to the operating requirements of the Company.

With an existing forecast of minimum revenues of $4,000,000 in 2007, management believes that with the operational cash to be generated and the retained working capital from our recent funding, the overall cash requirements of operations are expected to be met. While there is no absolute guarantee that we will generate the forecast revenues, management believes that both the revenue generation forecast and the additional funding received will meet the liquidity requirements of EPGL for 2007.

At the present level of operations, working capital requirements to sustain operations approximates $350,000 per month exclusive of any existing debt service that approximates an additional $7,000 per month. The Company is also benefiting from cost reduction measures implemented in the last quarter of 2006, especially from the elimination of office space in New Jersey and staff reductions.

It is management’s estimate that with its existing working capital resources and the receipt of the contractual $200,000 of investment capital through NIR, we will be able to meet the working capital requirements of operations for the coming twelve months.

Results of Operations

Reflected in the tables that follow are comparisons of revenue and sales and general and administrative expenses for the three months ended September 30, 2007 and 2006 and the nine months ended September 30, 2007 and 2006, as well as commentary on significant variations noted between the periods.  The company continues to invest in methods of improving advertising revenue and these efforts are detailed below.

Revenues for the three months ended September 30, 2007, as compared to the same period in 2006, increased by approximately $480,000. The largest component of the increase was a $356,000 gain in subscription revenue. This gain was primarily a direct result of the Cooperative Agreement with the U.S. Army. On-line seminars and book sale revenue increased by $157,000 and  53,000 respectively over 2006, also a result of the Cooperative agreement with the US Army. Advertising revenue decreased by $32,600 for the quarter. It is anticipated that this decrease will be turned around moving forward by developing an incentive and bonus plan for company sales representatives.  In addition, management is moving toward hiring more qualified candidates for sales positions.

Operating Expenses Including Cost of Sales

For the quarter ended September 30, 2007, cost of sales increased by approximately $59,000 as compared to September 30, 2006. The increase is primarily due to increases in magazine production costs as well as the additional military editorial salary expenses.

The significant variations in the components of selling, general and administrative expense are discussed below.

Salaries and benefits increased by approximately $133,000 for the quarter ended September 30, 2007. This was a result of deferring salary expense in the first three quarters related to online seminars and the above mention additions to the military editorial staffing. Office expenses decreased by approximately $16,000 in the quarter ended September 30, 2007 from the same period in 2006. This was due to the closing of the New Jersey office and relocation of the Johnstown office. Business travel increased by approximately $9,500, due to trade show attendance and a large number of DAN events. Professional fees have decreased for the quarter by $24,500, due to greater internal accounting controls and less auditing firm participation. Overall selling, general and administrative expenses have increased by $134,000 for the quarter ended September 30, 2007.

Interest, Depreciation and Amortization

Interest expense has increased in the first nine months of 2007 compared to 2006 by approximately $137,000, due to the increase in NIR funding.

Depreciation and amortization expenses have increased by approximately $51,000 in the first nine months of 2007 compared to the first nine months of 2006. Of this increase, approximately $35,000 was recorded in the first two quarters and $16,000 was recorded in the third quarter of 2007.

Taxes

We reflected no provision for income taxes in the first nine months of 2007 because of the availability of a significant net operating loss carryforward to offset any taxable income.

Debt Expenses

In accordance with Emerging Issues Task Force Topic 00-27 and SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the Company performed calculations allocating the proceeds from the issuance of convertible debt with detachable warrants and the beneficial conversion privileges to each respective security at their fair values.

The Company referred to SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” in determining whether the conversion option is an embedded derivative instrument. In the case of the detachable warrants and the beneficial conversion privileges, the Company concluded the fair value was nil; accordingly, the entire amount recorded as a liability was associated with the convertible debt. The calculated fair value of the convertible debt of $5,099,749 was recorded as a long-term liability as of September 30, 2007. The convertible debt will be accreted to its face value of $6.3 million under the interest method until it is either converted or matures. As of September 30, 2007, the total accretion was $615,653 (of which $108,179 was recorded in the third quarter and $200,612 was recorded in the first six months of 2007). Separately, the holder of the note exercised conversion privileges for 194,415,839 shares of common stock in 2007, thereby reducing the amount of the debt by $165,629.

We incurred debt issue costs of $500,000 relating to the convertible notes that will be expensed over the term of the convertible debt.

Off Balance Sheet Arrangements

None

DESCRIPTION OF PROPERTY

We consolidated our office space in 2006 into one central location from which our business is conducted. We currently operate our business from one (1) corporate office located as follows: (1) corporate headquarters at 416 Main Street, Johnstown, Pennsylvania 15901, telephone number (814) 361-3860.  The lease agreement for this space is from December 1, 2006 through December 31, 2009. The monthly base rent payment for the initial year of the lease is $3,400. During the previous year, our monthly rent payments for base rent and additional rent were approximately $7,500 per month. This lease is in the name of EP Global Communications, Inc., doing business as Exceptional Parent (EP) magazine, our wholly owned subsidiary. In August 2006, the company’s office space was consolidated, merging the former New Jersey location with the Johnstown location, into the one (1) office in Johnstown, representing a significant savings in rent and overhead costs.  In December 2006, the Johnstown office was relocated from 551 Main Street, Johnstown, to its present location at 416 Main Street, Johnstown, resulting in additional rent and overhead cost savings. The monthly base rent payment for the previous Johnstown office at 551 Main Street, for the period November 1, 2005 through October 1, 2006 was $6,262.75. EP also has a lease for one (1) apartment located as follows: (1) apartment at 335 Bloomfield Street, Apartment #3, Johnstown, Pennsylvania 15904. The lease agreement for this space is from January 16, 2007 through December 31, 2007. This apartment serves as a cost-saving measure for offsite employees who need to travel to and do business in the Johnstown office at various times during the year. The fixed monthly cost of this rental unit is $495, with $500 having been initially paid as a security deposit, refundable in total at the end of the lease term if no damages have been incurred. This investment allows EP to avoid variable and expensive hotel costs.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

As of October 19, 2007, EP Global Communications Inc.’s shares were trading at a price of $0.0007 per common share. Selling security holders may sell their shares for the prevailing market prices or privately negotiated prices.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders

There are one hundred seventy two (172) holders of our Common Stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information as of October 19, 2007, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal years ended December 31, 2006, 2005 and 2004 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options

Joseph M. Valenzano, Jr. (1)	2006	$200,000	0	0	0	0
President and CEO	2005	$150,000	0	0	0	0
	2004	$150,000	0	0	0	0

James P. McGinnis	2006	$60,000	0	0	0	0
CFO, Vice President of Operations, Secretary and Treasurer

Matthew J. Valenzano	2006	$84,000	0	0	0	0
Publisher, VP of Sales and Marketing	2005	$81,000	0	0	0	0
	2004	$72,000	0	0	0	0

Donald S. Chadwick (2)	2006	0	0	0	0	0
Former Secretary and Treasurer	2005	$6,200 (2)	0	0	0	0
	2004	$6,000 (2)	0	0	1,000 shares (3)

Robert Salluzzo (4)	2006	$85,000	0	0	0	0
	2005	$160,000	0	0	0	0
	2004	$125,000	0	0	0	0

(1) In accordance with Mr. Valenzano’s employment agreement dated June 1, 2005, he is to receive an annual salary of $200,000. Due to our cash constraints, the actual monthly amount owed to Mr. Valenzano has not been able to be paid. Presently, Mr. Valenzano is being paid as if his annual compensation is based on an annual salary of $120,000, with an accrual being placed on our records for the monthly difference that is owed. In this regard, as of December 31, 2006, an accrual of approximately $81,930 is reflected on our records for amounts owed but not yet paid.

(2) As of May 5, 2006, Mr. Chadwick was no longer an officer of the company. In 2005, Mr. Chadwick received $4,500 in salary and $1,700 in consulting fees for preparing our tax returns.  In 2004, Mr. Chadwick received $4,700 in salary and $1,300 in consulting fees for preparing our tax returns.

(3) For Mr. Chadwick’s attendance at our board of directors meetings.

(4) As of August 1, 2006, Mr. Salluzzo was no longer associated as an employee with the company. In 2005, Mr. Salluzzo received $127,500 against a base salary of $160,000. Due to our cash constraints, the actual monthly amount owed to Mr. Salluzzo has not been able to be paid.  Mr. Salluzzo had been paid as if his annual compensation was based on an annual salary of $90,000 with an accrual being placed on our records for the monthly difference that is owed. In this regard, as of December 31, 2006, an accrual of approximately $20,360 is reflected on our records for amounts owed but not yet paid.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended December 31, 2006.

None.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended December 31, 2006.

OPTIONS GRANTS IN PRESENT FISCAL YEAR (INDIVIDUAL GRANTS)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

None

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending December 31, 2006, by the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN

LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

None

Equity Compensation Plan Information

The following table sets forth certain information as of October 19, 2007, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plans	None
Approved by
Security Holders

Equity Compensation Plans	2,500,000
for Current Board of Directors
Not Approved by
Security Holders

Equity Compensation Plans	250,000
for Former Board of Directors
Not Approved by
Security Holders

Stock Option Plan

The Company currently does not have a stock option plan.

Employment Agreements

We presently have an employment agreement with Joseph Valenzano, our officer and director. The summary of such employment agreements is as follows:

Effective June 1, 2005, we entered into an agreement with Mr. Valenzano to act as our President and Chief Executive Officer; and Publisher of Exceptional Parent Magazine. The term of the agreement expires on June 30, 2008. His compensation is as follows: (i) Salary: $200,000 per year from June 1, 2005 through May 31, 2006.  For the periods June 1, 2006 through May 31, 2007 and June 1, 2007 through May 31, 2008, Mr. Valenzano’s base salary increases based on the Consumer Price Index increase in the preceding year for the New York/Metropolitan Area. Our board of directors may increase his base compensation based on its evaluation of his performance. The agreement acknowledges that Mr. Valenzano has voluntarily deferred a portion of his compensation owing him. The agreement requires payment of such compensation by no later than December 31, 2005.  To date such payments have not been paid and remain a liability owed by us. If third party financing is secured by us, we are required to pay such amount at such time. Even though we have recently received financing, such amount has not been paid to date; (ii) stock options: upon execution of the agreement, Mr. Valenzano received 1,500,000 options to purchase our shares of common stock at a price equal to the fair market value of our stock on the exercise date.  The options are exercisable as cashless options. On each of the first and second anniversaries of the agreement, Mr. Valenzano shall receive an additional 500,000 options on the same terms as the original 1,500,000 (or an aggregate of 1,000,000 options); (iii) Mr. Valenzano will also be eligible to participate in an approved Incentive Stock Option Plan (which must be implemented by us no later than December 31, 2005); a cash incentive plan based on performance criteria negotiated by our Board of Directors or Compensation Committee no later than December 31, 2005; life and disability insurance policies.  Finally, upon reaching age 65, Mr. Valenzano shall have the right to sell up to 50% of his equity holdings in us, to us at 80% of fair market value or other reasonable value.  Mr. Valenzano’s employment may be terminated for cause.  In addition, if he is disabled for 180 days consecutive business days or 210 business days in a 270 business day period, the employment agreement shall be terminated. Mr. Valenzano can resign from his position with us at any time. If he is terminated based on his breach, there is a 2 year non-compete clause which prevents him from competing with us for a period of 2 years from such termination.

We maintain $1,000,000 of key man life insurance on the life of Mr. Valenzano. Based on our recent financing, we have purchased and have in force $3,000,000 of additional key man life insurance on the life of Mr. Valenzano   In the event of Mr. Valenzano’s demise, any insurance proceeds would be used to pay the outstanding balance remaining on the financing.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. In December 2006, the board of directors, except for Mr. Valenzano, received restricted shares of our common stock for attendance at directors meetings.

Consulting Agreement with Donald S. Chadwick

Prior to December 31, 2005, on an annual basis, Mr. Chadwick prepared our tax returns and we paid him a consulting fee for such work.

ITEM 23.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders

FINANCIAL STATEMENTS

Index

Page

Unaudited Consolidated Balance Sheet as of September 30, 2007	75 - 76

Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2007 and 2006:	77

Unaudited Consolidated Statement of Shareholders’ Deficiency for the nine months ended September 30, 2007:	78

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006:	79 - 80

Notes to Unaudited Financial Statements	81 - 99

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEET

See accompanying footnotes to financial statements

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEET

September 30, 2007
Current Liabilities:	
Current portion of long-term debt	$ 1,261,116
Accounts payable	249,691
Accrued expenses	68,136
Due to shareholders	238,029
Deferred subscriptions and other revenues	546,014
Total Current Liabilities	2,362,986
Long-Term Liabilities:	
Long-term debt	3,900,697
Deferred subscriptions and other revenues	17,333
Total Long-Term Liabilities	3,918,030
Total Liabilities	6,281,016
Commitments and contingencies - see Note 9	
Stockholders' Deficiency:	
Preferred stock:	
Series A, $.01 par value; authorized 5,000,000 shares; issued and outstanding 3,333 shares	33
Series B, $1.00 par value; authorized 5,000,000 shares; issued and outstanding 309 shares	309
Common stock, $.0001 par value; authorized 500,000,000 shares; issued and outstanding 245,661,657 shares	24,581
Additional paid in capital	2,504,280
Deficit	(8,172,757)
Total Stockholders' Deficiency	(5,643,554)
Total Liabilities and Stockholders' Deficiency	$ 637,462

See accompanying footnotes to financial statements

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

See accompanying footnotes to financial statements

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIENCY

See accompanying footnotes to financial statements

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

statement continued next page

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

See accompanying footnotes to financial statements

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

September 30, 2007

1.  Description Of Business And Summary Of Significant Accounting Policies

Basis of Presentation

On November 28, 2003, East Coast Airlines, Inc.  ("East Coast") entered into a share exchange agreement with Psy-Ed Corporation.  In connection with the share exchange, East Coast acquired the assets and assumed the liabilities of Psy-Ed Corporation.  For accounting purposes, the share exchange agreement has been treated as a recapitalization of Psy-Ed Corporation as the acquirer.

The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) Form 10-QSB and Item 310 of Regulation S-B, and generally accepted accounting principles for interim financial reporting.  In the opinion of management, the accompanying unaudited financial statements contain all necessary adjustments (consisting of normal recurring accruals and adjustments) for a fair presentation of the results of operations and cash flows for the respective periods ended September 30, 2007 and 2006.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  The information included in this Form 10-QSB should be read in conjunction with Management’s Discussion and Analysis and Financial Statements and notes thereto included in the Company’s December 31, 2006 Form 10-KSB filed with the Securities and Exchange Commission.  The results of operations for the three and nine months ended September 30, 2007 are not necessarily indicative of the results of operations to be expected for the full fiscal year.

Organization

EP Global Communications, Inc., formerly East Coast Airlines, Inc., and Subsidiaries (“EP” or the “Company”), operates its primary business through its subsidiary, Psy-Ed Corporation (d/b/a Exceptional Parent Magazine

EP publishes and distributes Exceptional Parent Magazine, an international publication, designed to serve the informational needs of families and professionals who are involved in the care and development of children and adults with disabilities and special health care needs.  EP also develops and implements online accredited Continued Medical Education Programs; has its own library of over 2,300 disability book titles; and publishes clinical monographs which are disseminated to physicians, researchers and allied health care professionals as well as families and caregivers all over the world.

Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries.  All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

Cash includes cash in banks, deposits with financial institutions, and all highly liquid investments with a maturity of three months or less.  As of September 30, 2007, Cash and Cash Equivalents were $16,710 which compares to $13,109 at September 30, 2006.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables.

The Company's cash and cash equivalents are concentrated primarily in two banks in the United States.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institutions that hold the Company's financial instruments are financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit primarily to advertisers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on these receivables is principally dependent on each customer’s financial condition.  A majority of the subscription income is received in advance and presents little risk to the Company.  The Company controls its exposure to credit risk through monitoring procedures and establishes appropriate allowances for anticipated losses.

The Company has a major customer that comprised 23% and 12% of the Company’s revenue in the nine months ended September 30, 2007 and 2006, respectively.  A second major customer comprised 22% of the Company’s revenue in the nine months ended September 30, 2007.  There were no other customers that comprised greater than 10% of the total company revenues in those quarters.

Provision for Losses on Uncollectible Receivables

The provisions for losses on uncollectible trade receivables are determined principally on the basis of specific identification and past collection experiences.  The allowance for doubtful accounts on accounts receivable balances was $43,517 at September 30, 2007.

Inventories

Inventories, consisting primarily of books, are stated at the lower of cost or market, determined on the first-in, first-out (FIFO) method.

Revenue Recognition

The Company recognizes revenue in accordance with the guidance contained in SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB101”), and Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB104”).  Under these pronouncements, revenue is recognized when persuasive evidence of an arrangement exists, delivery of services and/or products has occurred, the sales price is fixed or determinable, and collectibility of the sales price is reasonably assured. In addition to these general revenue recognition criteria, the following specific revenue recognition policies are followed:

Advertising revenue, which consists predominantly of graphic and text displays, is recorded in the period corresponding to the presentation in the publication. Online services advertising revenues, primarily derived from the sale of banner advertisements and sponsorships on the Company's web sites, is recognized in the period the advertising is displayed.  The costs to develop this internet income are predominantly period costs and are expensed when incurred. Print publication advertising and circulation revenues are recognized, net of agency commissions and estimated returns and allowances, when publications are issued.  List rental income is recognized, net of commission, when a list is sold or rented.

Subscription income generated by both the private sector and the Military is recognized based upon the monthly pro-ration of income within the reporting period for a given subscription.

Deferred subscription income, net of agency commission, is recorded when subscription orders are received.  The Company uses a fulfillment house, which calculates the revenue to be recorded for all periods.  Customers subscribe to the Company’s magazine for periods ranging from one to three years.  Deferred subscription income represents the portion of prepaid subscriptions not earned by the Company, but paid for in advance of fulfillment by the Company to the customer.

Revenue from the production of online educational seminars, for both the private sector and the military, is recorded at the time the seminar is conducted.

Book orders are received over the internet and via the mail; revenue is recognized after the order has been fulfilled and shipped.

Special project revenue recognition occurs at the time of delivery of the product or service that constitutes the special project.  Special projects include such undertakings as custom communications as well as the Company’s “Disability Awareness Night” program.

Cost of Sales

Cost of sales consist of direct costs that are associated with the production of income for a given business activity.  These costs include printing, design, circulation, fulfillment, salaries and benefits directly associated with production, the cost of books, the cost of tickets associated with the DAN program, and the costs associated with on-line seminars.

Depreciation and Amortization

Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the respective assets, ranging from three to fifteen years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the term of the lease.

Stock-Option Plan

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. A key provision of this statement is the requirement of a public entity to measure the cost of employee and non-employee services received in exchange for an award of equity instruments (including stock options) based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (i.e., the requisite service period or vesting period). This standard became effective on January 1, 2006 for small business issuers. The Company adopted SFAS 123R beginning in the Company's first fiscal quarter of 2006.

No compensatory options or warrants were granted during the nine months ended September 30, 2007 or 2006.  See Note 4 for discussion of warrants issued during 2006 in connection with a debt financing.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

The principal items giving rise to deferred taxes are certain expenses which have been deducted for financial reporting purposes which are not currently deductible for income tax purposes and the future tax benefit of certain net operating loss carryforward.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

(Loss) Per Share

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the year.  Diluted (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the year.  The basic weighted average shares were used in calculating quarter ended September 30, 2007 and 2006 diluted (loss) per share, as inclusion of the incremental shares shown in this calculation would be anti-dilutive.  Potential common shares used in computing diluted (loss) per share at September 30, 2007 relate to common stock warrants convertible into 3,338,000 shares of common stock and convertible preferred stock convertible into 719,801 shares of common stock.

Fair Value of Financial Instruments

For financial instruments including cash, accounts payable, accrued expenses and notes payable, it was assumed that the carrying amount approximated fair value because of the short maturities of such  nstruments.

New Financial Accounting Standards

In December 2004, the Financial Accounting Standard Board (“FASB”) issued Statement on Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment" (revised), that will require compensation costs related to share-based payment transactions to be recognized in the financial statements.

With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued.  In addition, liability awards will be remeasured each reporting period.  Compensation cost will be recognized over the period that an employee provides service in exchange for the reward.  The statement also amends SFAS No. 95, "Statement of Cash Flows", to require that excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.  SFAS No. 123(R) is effective to the Company as of the beginning of the first interim period that began after December 15, 2005.  The adoption of SFAS 123(R) had no material effect on the Company's reported results of operations.

In December 2004, the FASB issued SFAS No. 153 an amendment of APB Opinion No. 29 "Exchanges of Nonmonetary Assets”.  SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for periods beginning after June 15, 2005.  The adoption of SFAS No. 153 had no material effect on the Company's financial position or results of operations.

In February 2006, the FASB issued SFAS 155, "Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140."  This Statement amended FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities".  This pronouncement had no material effect on the Company's financial position or results of operations.

In March 2006, the FASB issued SFAS 156, "Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”.  This Statement amended FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This pronouncement had no material effect on the Company's financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not (i.e. a likelihood of more than fifty percent) that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Upon adoption, the cumulative effect of applying the recognition and measurement provisions of FIN 48, if any, shall be reflected as an adjustment to the opening balance of retained earnings. The effective date of this interpretation is for fiscal years beginning after December 15, 2006. FIN 48 did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)”.  This Statement requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.  This pronouncement had no material effect on the Company's financial position or results of operations.

In September 2006, the SEC issued SAB No. 108 in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. In SAB No. 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. SAB No. 108 is effective for fiscal years ending after November 15, 2006. SAB No. 108 did not have an impact to our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement”. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are currently assessing the impact of the adoption of SFAS No. 157 may have on our consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment to FASB Statement No. 115”. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We are currently assessing the impact that adoption of SFAS No. 159 may have on our consolidated financial statements.

Basis of Presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the settlement of its liabilities in the normal course of conducting business.

In the two most recent years, the Company has obtained cash from various debt financings to fund existing operations.  From September 2005 through January 2006, the Company used proceeds from a $3.0 million loan to repay a substantial portion of its debt and to provide for continuing operations through the third quarter of calendar year 2006. In the third quarter of calendar 2006, the Company entered into another financing arrangement to provide proceeds of $2.0 million in the aggregate through November 2007.  (See Note 4.)

In the fourth quarter of 2006, the Company entered into an agreement with the United States Army for a U.S. Army Research Project entitled Exceptional Family Training and Transitioning Program (“EFTT”), focusing on education and training in the developmental and special health care needs arena.  The contract, which is worth over $800,000, is paid in installments and will be effective from December 1, 2006 through December 31, 2007.

The Company is continuing initiatives to produce significant increases in revenues and to enact cost reduction programs.

Reclassifications

Certain amounts reported for 2006 have been reclassified to conform to the 2007 presentation.  Such reclassifications had no effect on reported income.

2.  Property and Equipment

Property and equipment at September 30, 2007 consists of the following:

Depreciation expense for the three months ended September 30, 2007 and 2006 was $22,488 and $45,857, respectively.  Depreciation expense for the nine months ended September 30, 2007 and 2006 was $66,275 and $87,212, respectively.

3.  Accrued Expenses

Accrued expenses at September 30, 2007 consisted of the following:

4.  Debt

Long-Term Debt

Long-term debt at September 30, 2007 consisted of the following:

The following are maturities of long-term debt:

On September 23, 2005, the Company completed financing agreements by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

Under the securities purchase agreement, the Company will issue up to $3,720,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the lesser of $0.12 or the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible. In addition, our Chief Executive Officer individually pledged 3,371,093 shares of common stock as security for this financing.

In addition, the Company issued 5,000,000 stock purchase warrants convertible into shares of our common stock on a one for one basis.  The exercise price is $.15 and the term of the warrants is 5 years.  As of December 31, 2005, 3,338,000 warrants had been issued.  The remainder was issued in January, 2006.

A private investment firm received a commission of $240,000 (8% of the aggregate net proceeds of $3,000,000) for arranging for this financing.

Through December 31, 2005, the Company received net proceeds of $2,000,000 under the terms of the securities purchase agreement.  The Company also received $1,000,000 on January 29, 2006 immediately following the effectiveness of a registration statement filed by the Company with the SEC.

The convertible debt instrument bears interest at 8% per annum and is due September 23, 2008.

In accordance with Emerging Issues Task Force Topic 00-27 and SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, the Company performed calculations allocating the proceeds from the issuance of convertible debt with detachable warrants and the beneficial conversion privileges to each respective security at their fair values.   The Company referred to SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” in determining whether the conversion option is an embedded derivative instrument.  In the case of the detachable warrants and the beneficial conversion privileges, the Company concluded the fair value was nil; accordingly, the entire amount recorded as a liability was associated with the convertible debt. The calculated fair value of the convertible debt of $3,254,826 was recorded as a long term liability as of September 30, 2007.  The convertible debt will be accreted to its face value of $3.7 million under the interest method until it is either converted or matures. As of September 30, 2007, the accretion was $470,705, of which $64,460 was recorded in the third quarter of 2007, $128,129 was recorded in the first six months of 2007 and $242,915 was recorded in calendar year 2006.

If the obligation had been settled on September 30, 2007, the Company would have issued 12,054,911,580 shares of its common stock (with a fair value, based solely on the quoted market price per share as of September 30, 2007, of $5,424,710).  However, under the terms of the agreement, the maximum number of shares that could be required to be issued is 206,666,666.

Provided the Company is not in default under the financing documents, it has a sufficient number of authorized shares of its common stock reserved for issuance upon full conversion of the promissory notes and its common stock is trading at or below $.15 per share, the Company shall have the right, exercisable on not less than 10 trading days prior written notice to the holders of the promissory notes, to prepay all of the outstanding promissory notes. If the Company exercises its right to prepay the promissory notes, it shall make payment to the holders of an amount in cash equal to either (i) 125% (for prepayments occurring within 30 days of the issue date of the promissory notes), (ii) 130% for prepayments occurring between 31 and 60 days of the issue date of the promissory notes, or (iii) 140% (for prepayments occurring after the 60th day following the issue date of the promissory notes, multiplied by the sum of the then outstanding principal amount of the promissory notes plus default interest.)

On August 15, 2006, the Company completed a second financing agreement by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

Under the second securities purchase agreement, the Company will issue up to $2,600,000 in callable secured convertible notes.  The notes are convertible into shares of our common stock. The conversion price is based on the lesser of $0.05 or the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible.  In addition, the Company issued 5,000,000 stock purchase warrants convertible into shares of our common stock on a one for one basis.  The exercise price is $.01 per share and the term of the warrants is seven years.

Through September 30, 2007, the Company received proceeds of $1,700,000 under the terms of the securities purchase agreement. The funds were received in the amount of $500,000 upon signing the definitive investment agreements and $100,000 monthly thereafter.  A private investment firm is receiving 8% of the amount loaned as the funds are received. There was also an origination fee to the lender of $20,000, which has been paid.

The convertible debt instrument bears interest at 10% per annum and is due beginning in August, 2009.

In accordance with Emerging Issues Task Force Topic 00-27 and SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, the Company performed calculations allocating the proceeds from the issuance of convertible debt with detachable warrants and the beneficial conversion privileges to each respective security at their fair values.   The Company referred to SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” in determining whether the conversion option is an embedded derivative instrument.  In the case of the detachable warrants and the beneficial conversion privileges, the Company concluded the fair value was nil; accordingly, the entire amount recorded as a liability was associated with the convertible debt. The calculated fair value of the convertible debt of $1,844,923 was recorded as a long term liability as of September 30, 2007.  The convertible debt will be accreted to its face value of $2.6 million under the interest method until it is either converted or matures.  As of September 30, 2007, the cumulative accretion was $144,948, of which $56,973 was recorded in the third quarter of 2007, $59,229 was recorded in the first six months of 2007 and $28,746 was recorded in 2006.

If the obligation had been settled on September 30, 2007, under the formula for conversion, the Company would issue approximately 6,833,049,904 shares of its common stock (with a fair value, based solely on the quoted market price per share as of September 30, 2007, of $3,074,872.).  However, under the terms of the agreement, the maximum number of shares that could be required to be issued is 206,666,666, and the maximum number of shares of common stock that are authorized to be issued by the Company is 500,000,000.

In connection with the notes payable to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, described above, the Company has deferred financing costs and fees that are amortized over 36 months, as follows:

Short-Term debt

There was no short-term debt recorded at September 30, 2007; at September 30, 2006, short-term debt was $33,755.

5.  Related Party Transactions

Amounts due to shareholders at September 30, 2007 consist of the following:

The deferred compensation amounts due the Chief Executive Officer and former Chief Operating Officer represent unpaid compensation due each individual based upon their normal annual compensation that remains unpaid at the quarter ended September 30, 2007. These balances are non-interest bearing.

Also, see Note 7 for information regarding common stock issued for services.

6.  Income Taxes

The liability method, prescribed by SFAS No. 109, “Accounting for Income Taxes”, is used by the Company in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Through September 30, 2007, the Company recorded a deferred tax asset associated with its net operating loss (“NOL”) carryforward of approximately $2,021,153 that was fully offset by a valuation allowance due to the determination that it was more likely than not that the Company would be unable to utilize these benefits in the foreseeable future.  The Company’s NOL carryforward expires beginning in 2010 through 2026.

There is no provision for income taxes for the quarters ended September 30, 2007 and 2006, as there was no taxable income in either quarter.

The types of temporary differences between tax basis of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liability and deferred tax asset and their approximate tax effects are as follows:

The provision for income taxes on earnings differs from the amount computed using the federal statutory rate of 34% as a result of the following:

See Note 1 regarding the Company's business combination pursuant to a share acquisition agreement.  The business combination was a tax-free merger pursuant to Internal Revenue Code Section 368. Accordingly, in connection with this merger, the Company's ultimate recognition of its NOL became subject to Internal Revenue Code Section 382.

The general tax principle underlying Code Section 382 is that losses incurred by a corporation may be utilized by offsetting income it later generates, as long as its separate existence and the identity of its major shareholders are basically unchanged. However, significant limitations to the use of the Company's NOL may apply if there is an ownership change.  The testing period is defined as the three-year period ending on the day of any shift involving a five-percent shareholder or the equity structure.

While the Company does not believe the ultimate realization of its NOL carryforward will be impacted by the merger, it can give no assurance that limitations that may exist under the prevailing, or future, Code Section 382 will not apply.

7.  Stock Issued for Services

For the quarter ended September 30, 2007, the Company did not issue any of its common stock except in connection with conversion of its debt (see Note 4).

For the quarter ended September 30, 2006, the Company issued 20,000 shares of the Company’s common stock to employees and non-employees as stock-based compensation in the amount of $160, which was recorded as an expense in the Company’s financial statements.

The Company accounts for the services using the fair market value of the services rendered.

8.  Stockholders' Deficiency

Common Stock

The Company is authorized to issue 500,000,000 shares of $.0001 par value common stock.  All the outstanding Common Stock is fully paid and non-assessable.

Preferred Stock – Series A

The Company is authorized to issue 5,000,000 shares of $ .01 par value Preferred Stock – Series A.  All the outstanding Preferred Stock is fully paid and non-assessable. Each share of the Preferred Stock is convertible, at the option of the holder at any time, into 190 shares of the Company’s Common Stock.  The holders of Series A preferred Stock have the following rights.

Dividends:

If any dividend is declared on the Company’s Common Stock in any fiscal year, the holders of the Series A Preferred Stock first shall be entitled to receive a dividend of $200 per share in preference to the payment of any dividends on the Company’s Common Stock.

Liquidation Preference:

In the event of any liquidation or winding up of the Company, if the funds available for liquidation are less than $4,000,000 the holders of the Series A Preferred Stock shall be entitled to receive in full, prior to any other distribution made on the Company’s Common Stock, cash dividends in an amount of $25.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), on an equal basis with any distribution to be made to the holders of the Series B Preferred Stock.

After this preferred amount, if any, has been paid in full, any of the Company’s remaining funds and assets legally available for distribution to shareholders will be distributed on an as-converted basis to the holders of the shares of Series A and Series B Preferred Stock and our Common Stock.  If the funds available for distribution to stockholders on liquidation is greater than $4,000,000, then such funds will be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock (on a pro rata basis based on the number of shares of common stock into which all such shares of preferred stock are convertible) and the holders of the Company’s Common Stock.

Redemption:

Upon the sale by the Company of its capital stock which results in 51% of capital stock being held by persons other than those who held its capital stock on September 30, 1995 then the Company must offer to redeem the Series A Preferred Stock at a price equal to two times the conversion price of the Series A Preferred Stock (currently $25 per share).  Notwithstanding the foregoing, if the Company does not have sufficient funds to redeem the Series A Preferred Stock without causing a material adverse effect on the Company’s ability to carry out its business, only the funds that are available that will not cause such material adverse effect shall be used to redeem the Series A Preferred Stock.  This redemption requirement will continue until such time as all of the shares of Series A Preferred Stock have been redeemed.

Conversion:

Each share of Series A Preferred Stock is convertible into 190 shares of Common Stock (subject to adjustment) at any time at the option of the holder.  The Preferred Stock automatically converts into the Company’s Common Stock upon the consummation of a public offering by the Company with aggregate proceeds or fair market value in excess of $4,000,000.  All rights incident to a share of Series A Preferred Stock will terminate automatically upon any conversion of such shares into Common Stock.  The conversion rate will be subject to appropriate adjustment upon any stock split, reverse stock split or stock dividend or similar transaction.

Anti-dilution Adjustments:

The Series A Preferred Stock provides for proportional adjustments to the conversion rate for stock splits, dividends, recapitalizations and similar transactions.

Voting Rights

Holders of the Series A Preferred Stock are entitled to vote on all matters submitted to the Company’s shareholders for a vote or consent.  Each share of Series A Preferred Stock has voting rights equal to the number of shares of Common Stock into which it converts (presently 190 for 1).  Except when a separate class vote is required by law, the Series A Preferred Stock will vote with the Common Stock as a single class.

Preferred Stock – Series B

The Company is authorized to issue 5,000,000 shares of $1.00 par value cumulative Preferred Stock – Series B.  All the outstanding Preferred Stock is fully paid and non-assessable. Each share of the Preferred Stock is convertible, at the option of the holder at any time, into 277 shares of the Company’s Common Stock.

Holders of the Series B Preferred Stock are entitled to 10% cumulative dividend if declared by the Board of Directors. This class of stock holds liquidation preferences and was redeemable in December 2005 for face value plus accrued dividends.

Dividends:

The holders of the Series B Preferred Stock shall be entitled to cumulative dividends of 10% per share prior to the Company paying any dividends on the Series A Preferred Stock or its Common Stock.

Liquidation Preference:

In the event of any liquidation or winding up of the Company, if the funds available for liquidation are less than $4,000,000 the holders of the Series B Preferred Stock shall be entitled to receive in full, prior to any other distribution made on the Company’s Common Stock, cash dividends in an amount of $61.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accumulated and unpaid dividends, on an equal basis with any distribution to be made to the holders of the Series A Preferred Stock.

After this preferred amount has been paid in full, any of the Company’s remaining funds and assets legally available for distribution to shareholders will be distributed on an as-converted basis to the holders of the shares of Series A and Series B Preferred Stock and our Common Stock.

If the funds available for distribution to stockholders on liquidation is greater than $4,000,000, then such funds will be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock (on a pro rata basis based on the number of shares of common stock into which all such shares of preferred stock are convertible) and the holders of Company’s Common Stock on a pro rata basis.

Redemption:

Upon the sale by the Company of its capital stock which results in 51% of capital stock being held by persons other than those who held its capital stock on September 30, 1995 then the Company must redeem the Series B Preferred Stock at a price equal to two times the conversion price of the Series B Preferred Stock (currently $61 per share).  In addition, the Series B Preferred Stock was redeemable by the Company in December 2005 for its issue price of $61 per share plus accrued dividends.  Notwithstanding the foregoing, if the Company does not have sufficient funds to redeem the Series B Preferred Stock without causing a material adverse effect on the Company’s ability to carry out its business, only the funds that are available that will not cause such material adverse effect shall be used to redeem the Series B Preferred Stock.  This redemption requirement will continue until such time as all of the shares of Series B Preferred Stock have been redeemed.

Conversion:

Each share of Series B Preferred Stock is convertible into 277 shares of Common Stock (subject to adjustment) at any time at the option of the holder.  The Series B Preferred Stock automatically converts into the Company’s Common Stock upon the consummation of a public offering by the Company with aggregate proceeds or fair market value in excess of $4,000,000.  All rights incident to a share of Series B Preferred Stock will terminate automatically upon any conversion of such shares into Common Stock.  The conversion rate will be subject to appropriate adjustment upon any stock split, reverse stock split or stock dividend or similar transaction.

Anti-dilution Adjustments:

The Series B Preferred Stock provides for proportional adjustments to the conversion rate for stock splits, dividends, recapitalizations and similar transactions.

Voting Rights:

Holders of the Series B Preferred Stock are entitled to vote on all matters submitted to the Company’s shareholders for a vote or consent.  Each Share of Series B Preferred Stock has voting rights equal to the number of shares of Common Stock into which it converts (presently 277 for 1).  Except when a separate class vote is required by law, the Series B Preferred Stock will vote with the Common Stock as a single class.

9.  Commitments and Contingencies

Operating Leases

The Company has operating leases for office space and temporary living space expiring in 2009 and 2007, and for office equipment expiring in 2007.  Total operating lease expense for the nine months ended September 30, 2007 and 2006 amounted to $40,582 and $85,892, respectively.  Subsequent operating lease payments are $13,356 in 2007, $47,040 in 2008, and $48,540 in 2009.

Legal Proceedings

Joseph Braumstein, Chapter 7 Trustee of The McCabe Group versus Joseph M. Valenzano, Jr. and Psy-Ed Corporation et al. Adversary proceeding No 06-01351.  When The McCabe Group (TMG) ceased business operations in October 2004, it entered into a Chapter 7 liquidation proceeding, under the terms of Title 11 of the U.S. Code (Bankruptcy).  The Chapter 7 Trustee of TMG, Joseph Braumstein in June 2006 brought a lawsuit in the U.S. Bankruptcy Court alleging that the Company and its President and CEO, jointly and severally, owed approximately $53,000 for legal fees and expenses to TMG.  The Company and its CEO are vigorously defending this complaint.  The Company and Counsel believe that further litigation should result in the ultimate dismissal of this Chapter 7 Trustee Claim.  The Company has made all timely filings with the court and to date has heard nothing further with regard to the position of the court.

Psy-Ed Corporation, d/b/a Exceptional Parent, Plaintiff v. Stanley D. Klein and Kimberly Schive, Superior Court in and for the County of Middlesex, in the Commonwealth of Massachusetts, Civil Action No. 99-6140; Counterclaims Brought by Klein Against Plaintiffs and Third-Party Directors (Kenneth Rossano, David Hirsch, MD, Robert Striano, Donald S. Chadwick, C. Kenneth Mehrling and Robert K. Hopkins, Jr.) of Exceptional Parent in Civ. No. 99-6140.  This case was commenced on December 17, 1999.  Psy- Ed is the plaintiff and counter-claimants in this case.  The Company and its president were previously successful in defending an action taken by Ms. Schive in 1996 for wrongful termination and successfully defended itself in three separate appeals made by Ms. Schive.  At present, most of the claims by Kimberly Schive have been dismissed and are no longer pending, either in any court proceeding or before the Massachusetts Commission Against Discrimination (“MCAD”).  Still pending are her claims for abuse of process and retaliation. The company and its attorney’s feel that further litigation should result in the ultimate dismissal of her claims.

The employment of Stanley D. Klein, a former officer, director and shareholder of the company was terminated for cause in August of 1997. He filed a complaint with the MCAD in 2000 alleging that the Company, which had brought an action against him in December 1999 for misconduct, fraud and defamation causing damage to the Company, had retaliated against him because of his support for Kimberly Schive.

Mr. Klein filed an action against the Company and Mr. Valenzano in the Superior Court for Middlesex County, Massachusetts in December 2002 seeking payment of unspecified damages.  That lawsuit was dismissed in 2005.  Mr. Klein then filed an action seeking precisely the same relief in a state court in New Jersey, which action was summarily dismissed by Superior Court in Bergen County New Jersey.  At the time of filing both of these actions, Mr. Klein was a defendant in an action brought by the Company against him in 1999.

During the non-jury trial held in June of 2006, eight of Mr. Klein’s ten claims against the Company were dismissed. However, the Company was found liable by the judge with respect to abuse of process in the Schive case and tortuous interference with respect to a promissory note, the balance on the note being approximately $124,000.   The judge did not, however, actually enter any conclusions as to what the damage award should be.  Both the Company and Mr. Valenzano deny that the amount recited by the judge would be an appropriate award.

The Company and Mr. Valenzano contend that each of these findings in favor of Mr. Klein and Ms. Schive was the result of errors of fact and law by the judge, and they intend to challenge the findings through post trial motions and / or by an appeal.

Inasmuch as the judge retired shortly after issuing his opinion, the extent of any damages to be awarded to Ms. Schive or Mr. Klein, if any, will need to be determined by another judge.  The parties disagree on the procedure pursuant to which this should be accomplished.

The Company intends to vigorously challenge the judge's decision and defend itself against the matter described above.  The Company believes that, ultimately, it will prevail with respect to the above remaining matters and that there will be no material impact to its financial statements, although no such assurance can be provided.

Other than noted above, there is no litigation pending or threatened by or against us.

Index to Financial Statements as of December 31, 2006

Page

Report of Independent Registered Public Accounting Firm	101

Consolidated Balance Sheet December 31, 2006	102 - 103

Consolidated Statements of Operations, for the Years Ended December 31, 2006 and 2005	104

Consolidated Statements of Stockholders' Deficiency, for the Years Ended December 31, 2006 and 2005	105

Consolidated Statements of Cash Flows, for the Years Ended December 31, 2006 and 2005	106 - 107

Notes to Consolidated Financial Statements	108 - 130

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

EP Global Communications, Inc.

We have audited the accompanying consolidated balance sheet of EP Global Communications, Inc. and subsidiaries (the Company) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of EP Global Communications, Inc. and subsidiaries as of December 31, 2006, and the results of their operations, stockholders’ deficiency and their cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

Erie, Pennsylvania

April 13, 2007

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEET

See accompanying footnotes to financial statements

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2006
Current Liabilities:	
Current portion of long-term debt	$ 328,080
Short-term debt	17,664
Accounts payable	118,658
Accrued expenses	55,583
Due to shareholders	321,800
Deferred subscriptions and other revenues	708,490
Total Current Liabilities	1,550,275
Long-Term Liabilities:	
Long-term debt	4,215,179
Deferred subscriptions and other revenues	22,488
Total Long-Term Liabilities	4,237,667
Total Liabilities	5,787,942
Commitments and contingencies - see Note 10	
Stockholders' Deficiency:	
Preferred stock:	
Series A, $.01 par value; authorized 5,000,000 shares; issued and outstanding 3,333 shares	33
Series B, $1.00 par value; authorized 5,000,000 shares; issued and outstanding 309 shares	309
Common stock, $.0001 par value; authorized 500,000,000 shares; issued and outstanding 51,245,818 shares	5,125
Additional paid in capital	2,358,107
Deficit	(7,262,662)
Total Stockholders' Deficiency	(4,899,088)
Total Liabilities and Stockholders' Deficiency	$ 888,854

See accompanying footnotes to financial statements

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

See accompanying footnotes to financial statements

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIENCY

Total	Series A Preferred Stock Number of Shares	Series A Preferred Stock Value of Shares	Series B Preferred Stock Number of Shares	Series B Preferred Stock Value of Shares	Common Stock Number of Shares	Common Stock Value of Shares	Additional Paid-In Capital	Deficit
Balance at January 1, 2005	$ (2,313,855)	3,333	$ 33	309	$ 309	22,132,818	$ 2,213	$ 2,151,349	$ (4,467,760)
Issuance of Common Stock for services (valued at an average of $.03 per share)	37,620	-	-	-	-	1,250,000	125	37,495	-
Transfer of minority interest of LLC to additional paid in capital	107,173	-	-	-	-	-	-	107,173	-
Net Loss	(1,358,912)	-	-	-	-	-	-	-	(1,358,912)
Balance at December 31, 2005	(3,527,974)	3,333	33	309	309	23,382,818	2,338	2,296,017	(5,826,672)
Issuance of Common Stock for services (average of $.03 per share)	7,659	-	-	-	-	245,000	25	7,635	-
Issuance of Common Stock to discharge accrued liability (average of $.01 per share)	2,500	-	-	-	-	250,000	25	2,475	-
Issuance of Common Stock in connection with reduction of convertible debt (average of $.002 per share)	51,605	-	-	-	-	25,800,000	2,580	49,025	-
Issuance of Common Stock to Directors for services (average of $.005 per share)	13,750	-	-	-	-	2,750,000	275	13,475	-
Retirement of Common Stock in connection with a litigation settlement	(10,638)	-	-	-	-	(1,182,000)	(118)	(10,520)	-
Net Loss	(1,435,990)	-	-	-	-	-	-	-	(1,435,990)
Balance at December 31, 2006	$ (4,899,088)	3,333	$ 33	309	$ 309	51,245,818	$ 5,125	$ 2,358,107	$ (7,262,662)

See accompanying footnotes to financial statements

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

statement continued next page

EP GLOBAL COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

See accompanying footnotes to financial statements

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

1.  Description Of Business And Summary Of Significant Accounting Policies

Basis of Presentation

On November 28, 2003, East Coast Airlines, Inc.  ("East Coast") entered into a share exchange agreement with Psy-Ed Corporation.  In connection with the share exchange, East Coast acquired the assets and assumed the liabilities of Psy-Ed Corporation.  For accounting purposes, the share exchange agreement has been treated as a recapitalization of Psy-Ed Corporation as the acquirer.

Organization

EP Global Communications, Inc., formerly East Coast Airlines, Inc., and Subsidiaries (“EP” or the “Company”), operates its primary business through its subsidiary, Psy-Ed Corporation (d/b/a Exceptional Parent Magazine).   In late 2004 and early 2005, EP entered into a joint venture, which has been consolidated in the Company’s financial statements, to promote on line educational seminars, using a web based medium presenting topics that relate to the care of special needs individuals.

EP publishes and distributes Exceptional Parent Magazine, an international publication, designed to serve the information needs of families and professionals who are involved in the care and development of children and adults with disabilities and special health care needs.  EP also develops and implements online accredited Continued Medical Education Programs; has its own library of over 1,800 disability book titles and publishes clinical monographs which are disseminated to physicians, researchers and allied health care professionals as well as families and caregivers all over the world.

Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries.  All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

Cash includes cash in banks, deposits with financial institutions, and all highly liquid investments with a maturity of three months or less.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables.

The Company's cash and cash equivalents are concentrated primarily in two banks in the United States.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institutions that hold the Company's financial instruments are financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit primarily to advertisers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on these receivables is principally dependent on each customer’s financial condition.  A majority of the subscription income is received in advance and presents little risk to the Company.  The Company controls its exposure to credit risk through monitoring procedures and establishes appropriate allowances for anticipated losses.

The Company has a major customer that comprised 16% and 18% of the Company’s revenue in the years ended December 31, 2006 and 2005, respectively.  There were no other customers that comprised greater than 10% of the total company revenues in those years.

 Provision for Losses on Uncollectible Receivables

The provisions for losses on uncollectible trade receivables are determined principally on the basis of specific identification and past collection experiences.  The allowance for doubtful accounts on accounts receivable balances was approximately $68,400 at December 31, 2006.

Inventories

Inventories, consisting primarily of books, are stated at the lower of cost or market, determined on the first-in, first-out (FIFO) method.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

Minority Interests

Minority interests consist of a fifty percent (50%) ownership interest in EP Educational Network LLC (“LLC”) from September 2004 through September 2005 (see Note 9).

During this period, the income from the operation of the entity and its respective minority interests have been reflected in the Company’s statement of operations for the years ended December 31, 2005 and 2004.  Beginning in October 2005, the LLC became a single member LLC with all transactions consolidated in the financial statements.

Revenue Recognition

The Company recognizes revenue in accordance with the guidance contained in SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB101”), and Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB104”).  Under these pronouncements, revenue is recognized when persuasive evidence of an arrangement exists, delivery of services and/or products has occurred, the sales price is fixed or determinable, and collectibility of the sales price is reasonably assured. In addition to these general revenue recognition criteria, the following specific revenue recognition policies are followed:

Advertising revenue, which consists predominantly of graphic and text displays, is recorded in the period corresponding to the presentation in the publication. Online services advertising revenues, primarily derived from the sale of banner advertisements and sponsorships on the Company's web sites, is recognized in the period the advertising is displayed.  The costs to develop this internet income are period costs and are expensed when incurred. Print publication advertising and circulation revenues are recognized, net of agency commissions and estimated returns and allowances, when publications are issued.  List rental income is recognized, net of commission, when a list is sold or rented.

Subscription income is recognized based upon the monthly pro-ration of income within the reporting period for a given subscription.

Deferred subscription income, net of agency commission, is recorded when subscription orders are received.  The Company uses a fulfillment house, which calculates the revenue to be recorded for all periods.  Customers subscribe to the Company's magazine for periods ranging from one to three years.  Deferred subscription income represents the portion of the prepaid subscription not earned by the Company and paid for in advance of fulfillment by the Company to the customer.

Revenue from the production of on line educational seminars is recorded at the time of the the seminar is conducted.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

Special project revenue recognition occurs at the time of delivery of the product or service that constitutes the special project.  Special projects include such undertakings as custom communications as well as the Company’s “Disability Awareness Night” ("DAN") program.

Cost of Sales

Cost of sales consist of direct costs that are associated with the production of income for a given business activity.  These costs include printing, design, circulation, fulfillment, salaries and benefits directly associated with production, the cost of books, the cost of tickets associated with the DAN program, and the costs associated with on-line seminars.

Depreciation and Amortization

Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the respective assets, ranging from three to five years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the term of the lease.

Stock-Option Plan

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. A key provision of this statement is the requirement of a public entity to measure the cost of employee and non-employee  services received in exchange for an award of equity instruments (including stock options) based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (i.e., the requisite service period or vesting period). This standard becomes effective on January 1, 2006 for small business issuers. The Company adopted SFAS 123R beginning in the Company's first fiscal quarter of 2006.

No compensatory options or warrants were granted during the years ended December 31, 2006 or 2005.  See Note 4 for discussion of warrants issued during 2005 in connection with a debt financing.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

The principal items giving rise to deferred taxes are certain expenses which have been deducted for financial reporting purposes which are not currently deductible for income tax purposes and the future tax benefit of certain net operating loss carryforward.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.  ” If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

(Loss) Per Share

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the year.  Diluted (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the year.  The basic weighted average shares were used in calculating year ended December 31, 2006 and 2005 diluted (loss) per share, as inclusion of the incremental shares shown in this calculation would be antidilutive.  Potential common shares used in computing diluted (loss) per share at December 31, 2006 relate to common stock warrants convertible into 3,338,000 shares of common stock and convertible preferred stock convertible into 719,801 shares of common stock.

Fair Value of Financial Instruments

For financial instruments including cash, accounts payable, accrued expenses and notes payable, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

New Financial Accounting Standards

In December 2004, the Financial Accounting Standard Board (“FASB”) issued Statement on Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment" (revised), that will require compensation costs related to share-based payment transactions to be recognized in the financial statements.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued.  In addition, liability awards will be remeasured each reporting period.  Compensation cost will be recognized over the period that an employee provides service in exchange for the reward.  The statement also amends SFAS No. 95, "Statement of Cash Flows", to require that excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.  SFAS No. 123(R) is effective as to the Company as of the beginning of the first interim period that begins after December 15, 2005.  The adoption of SFAS 123(R) had no material effect on the Company's reported results of operations.

In December 2004, the FASB issued SFAS No. 153 an amendment of APB Opinion No. 29 "Exchanges of Nonmonetary Assets".  SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB No. 29 for nonmonetary exchanges of similar  productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for periods beginning after June 15, 2005.  The adoption of SFAS No. 153 had no material effect on the Company's financial position or results of operations.

In February 2006, the FASB issued SFAS 155, "Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140."  This Statement amended FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities".  This pronouncement had no material effect on the Company's financial position or results of operations.

In March 2006, the FASB issued SFAS 156, "Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140."  This Statement amended FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This pronouncement had no material effect on the Company's financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not (i.e. a likelihood of more than fifty percent) that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Upon adoption, the cumulative effect of applying the recognition and measurement provisions of FIN 48, if any, shall be

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

reflected as an adjustment to the opening balance of retained earnings. The effective date of this interpretation is for fiscal years beginning after December 15, 2006. We are currently in the process of evaluating the impact of this interpretation on its consolidated financial statements.

In September 2006, the FASB issued SFAS 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)."  This Statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.  This pronouncement had no material effect on the Company's financial position or results of operations.

In September 2006, the SEC issued SAB No. 108 in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. In SAB No. 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. SAB No. 108 is effective for fiscal years ending after November 15, 2006. SAB No. 108 did not have an impact to our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement”. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are currently assessing the impact of the adoption of SFAS No. 157 may have on our consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment to FASB Statement No. 115”. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We are currently assessing the impact that adoption of SFAS No. 159 may have on our consolidated financial statements.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

Basis of Presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the settlement of its liabilities in the normal course of conducting business.

In the two most recent years, the Company has obtained cash from various debt financings to fund existing operations.  From September 2005 through January 2006, the Company used proceeds from a $3.0 million loan to repay a substantial portion of its debt and to provide for continuing operations through the third quarter of calendar year 2006.  In the third quarter of calendar 2006, the Company entered into another loan arrangment to provide proceeds of $2.0 million in the aggregate through November 2007.  (See Note 4.)

In the fourth quarter, 2006, the Company entered into an agreement with the United States Army for a U.S. Army Research Project entitled Exceptional Family Training and Transitioning Program, focusing on education and training in the developmental and special health care needs arena.  The contract which is worth over $800,000 is paid in installments and will be effective from December 1, 2006 through December 31, 2007.

The Company is continuing initiatives to produce significant increases in revenues and to enact cost reduction programs.

Reclassifications

Certain amounts reported for 2005 have been reclassified to conform to the 2006 presentation.  Such reclassifications had no effect on reported income.

2.  Property And Equipment

Property and equipment at December 31, 2006 consists of the following:

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

Depreciation expense for the years ended December 31, 2006 and 2005 was $66,538 and $54,602, respectively.

3.  Accrued Expenses

Accrued expenses at December 31, 2006 consist of the following:

4.  Debt

Long-Term Debt

Long-term debt at December 31, 2006 consists of the following:

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

The following are maturities of long-term debt:

On September 23, 2005, the Company completed financing agreements by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

Under the securities purchase agreement, the Company will issue up to $3,720,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the lesser of $0.12 or the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible. In addition, our Chief Executive Officer individually pledged 3,371,093 shares of common stock.

In addition, the Company is to issue 5,000,000 stock purchase warrants convertible into shares of our common stock on a one for one basis.  The exercise price is $.15 and the term of the warrants is 5 years.  As of December 31, 2005, 3,338,000 warrants had been issued.  The remainder was issued in January, 2006.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

A private investment firm received a commission of $240,000 (8% of the aggregate net proceeds of $3,000,000) for arranging for this financing.

Through December 31, 2005, the Company received net proceeds of $2,000,000 under the terms of the securities purchase agreement.  The Company also received $1,000,000 on January 29, 2006 immediately following the effectiveness of a registration statement filed by the Company with the SEC.

The convertible debt instrument bears interest at 8% per annum and is due September 23, 2008.

In accordance with Emerging Issues Task Force Topic 00-27 and SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both liabilities and Equity”, the Company performed calculations allocating the proceeds from the issuance of convertible debt with detachable warrants and the beneficial conversion privileges to each respective security at their fair values.   The Company referred to SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” in determining whether the conversion option is an embedded derivative instrument.  In the case of the detachable warrants and the beneficial conversion privileges, the Company concluded the fair value was nil; accordingly, the entire amount recorded as a liability was associated with the convertible debt. The calculated fair value of the convertible debt of $3,227,865 was recorded as a long term liability as of December 31, 2006.  The convertible debt will be accreted to its face  value of $3.7 million under the interest method until it is either converted or matures. As of December 31, 2006, the accretion was $278,116, of which  $242, 915 was recorded in calendar year 2006.

If the obligation had been settled on December 31, 2006, the Company would have issued 1,537,078,692  shares of its common stock (with a fair value, based solely on the quoted market price per share as of December 31, 2006, of $5,380,000).  However, under the terms of the agreement, the maximum number of shares that could be required to be issued is 206,666,666.

Provided the Company is not in default under the financing documents, it has a sufficient number of authorized shares of its common stock reserved for issuance upon full conversion of the promissory notes and its common stock is trading at or below $.15 per share, the Company shall have the right, exercisable on not less than 10 trading days prior written notice to the holders of the promissory notes, to prepay all of the outstanding promissory notes. If the Company exercises its right to prepay the promissory notes, it shall make payment to the holders of an amount in cash equal to either (i) 125% (for prepayments occurring within 30 days of the issue date of the promissory notes), (ii) 130% for

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

prepayments occurring between 31 and 60 days of the issue date of the promissory notes, or (iii) 140% (for prepayments occurring after the 60th day following the issue date of the promissory notes, multiplied by the sum of the then outstanding principal amount of the promissory notes plus default interest.

On August 15, 2006, the Company completed a second financing agreement by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

Under the second securities purchase agreement, the Company will issue up to $2,600,000 in callable secured convertible notes.  The notes are convertible into shares of our common stock. The conversion price is based on the lesser of $0.05 or the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible.  In addition, the Company issued 5,000,000 stock purchase warrants convertible into shares of our common stock on a one for one basis.  The exercise price is $.01 per share  and the term of the warrants is seven years.

Through December 31, 2006, the Company received proceeds of $ 900,000 under the terms of the securities purchase agreement. The funds were received in the amount of $500,000 upon signing the definitive investment agreements and $100,000 monthly thereafter.

A private investment firm is receiving 8% of the amount loaned as the funds are received.

The convertible debt instrument bears interest at 10% per annum and is due beginning in August, 2009.

In accordance with Emerging Issues Task Force Topic 00-27 and SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, the Company performed calculations allocating the proceeds from the issuance of convertible debt with detachable warrants and the beneficial conversion privileges to each respective security at their fair values.   The Company referred to SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” in determining whether the conversion option is an embedded derivative instrument.  In the case of the detachable warrants and the beneficial conversion privileges, the Company concluded the fair value was nil; accordingly, the entire amount recorded as a liability was associated with the convertible debt. The calculated fair value of the convertible debt of $928,746 was recorded as a long term liability as of December 31, 2006.  The convertible debt will be accreted to its face value of $2.6 million under the interest method until it is either converted or matures.  As of December 31, 2006, the cumulative accretion was $28,746, all of which was recorded in calendar year 2006.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

If the obligation had been settled on December 31, 2006, under the formula for conversion, the Company would issue approximately 442,260,120  shares of its common stock (with a fair value, based solely on the quoted market price per share as of December 31, 2006, of  $1,547,900).  However, under the terms of the agreement, the maximum number of shares that could be required to be issued is 206,666,666, and the maximum number of shares of common stock that are authorized to be issued by the Company is 500,000,000.

In connection with the notes payable to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, described above, the Company has deferred financing costs and fees, that are amortized over 36 months, as follows:

Short-Term debt

Short-term bank obligations at December 31, 2006, consists of an unsecured line of credit with MBNA in the amount of  $17,664, interest at 24.5%.

5.  Related Party Transactions

Amounts due to shareholders at December 31, 2006 consists of the following:

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EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

The deferred compensation amounts due the Chief Executive Officer and former Chief Operating Officer represent unpaid compensation due each individual based upon their normal annual compensation that remains unpaid at the end of 2006. These balances are non-interest bearing.

Also, see Note 7 for information regarding common stock issued for services.

6.  Income Taxes

The liability method, prescribed by SFAS No. 109, “Accounting for Income Taxes”, is used by the Company in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

During the year ended December 31, 2005, the Company recorded a deferred tax asset associated with its net operating loss (“NOL”) carryforwards of approximately $1,224,359 that was fully offset by a valuation allowance due to the determination that it was more likely than not that the Company would be unable to utilize these benefits in the foreseeable future.  The Company’s NOL carryforward expires beginning in 2010 through 2018.

There is no provision for income taxes for the years ended December 31, 2006 and 2005 as there was no taxable income in either year.

The types of temporary differences between tax basis of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liability and deferred tax asset and their approximate tax effects are as follows:

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

The provision for income taxes on earnings differs from the amount computed using the federal statutory rate of 34% as a result of the following:

See Note 1 regarding the Company's business combination pursuant to a share acquisition agreement.  The business combination was a tax-free merger pursuant to Internal Revenue Code Section 368. Accordingly, in connection with this merger, the Company's ultimate recognition of its NOL became subject to Internal Revenue Code Section 382.

The general tax principle underlying Code Section 382 is that losses incurred by a corporation may be utilized by offsetting income it later generates, as long as its separate existence and the identity of its major shareholders are basically unchanged. However, significant limitations to the use of the Company's NOL may apply if there is an ownership change.  The testing period is defined as the three-year period ending on the day of any shift involving a five-percent shareholder or the equity structure.

While the Company does not believe the ultimate realization of its NOL carryforward will be impacted by the merger, it can give no assurance that limitations that may exist under the prevailing, or future, Code Section 382 will not apply.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

7.  Stock Issued for Services

For the year ended December 31, 2006, the Company issued 2,995,000 shares of the Company's restricted common stock to directors, employees and non-employees as stock-based compensation in the amount of $21,410, that has been recorded as an expense in the Company’s financial statements.  Of these amounts, 2,750,000 restricted shares ($13,750) were issued to directors of the Company (a related party transaction).

For the year ended December 31, 2005, the Company issued 1,250,000 shares of the Company's restricted common stock to employees and non-employees as stock-based compensation in the amount of $37,620, that has been recorded as an expense in the Company’s financial statements.  Of these amounts, 50,000 restricted shares ($4,500) were issued to officers of the Company (a related party transaction).

The Company accounts for the services using the fair market value of the services rendered.

8.  Stockholders' Deficiency

Common Stock

The Company is authorized to issue 500,000,000 shares of $.0001 par value common stock.  All the outstanding Common Stock is fully paid and non-assessable.

Preferred Stock – Series A

The Company is authorized to issue 5,000,000 shares of $ .01 par value Preferred Stock – Series A.  All the outstanding Preferred Stock is fully paid and non-assessable. Each share of the Preferred Stock is convertible, at the option of the holder at any time, into 190 shares of the Company’s Common Stock.  The holders of Series A preferred Stock have the following rights.

Dividends:

If any dividend is declared on the Company’s Common Stock in any fiscal year, the holders of the Series A Preferred Stock first shall be entitled to receive a dividend of $200 per share in preference to the payment of any dividends on the Company’s Common Stock.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

Liquidation Preference:

In the event of any liquidation or winding up of the Company, if the funds available for liquidation are less than $4,000,000 the holders of the Series A Preferred Stock shall be entitled to receive in full, prior to any other distribution made on the Company’s Common Stock, cash dividends in an amount of $25.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), on an equal basis with any distribution to be made to the holders of the Series B Preferred Stock.

After this preferred amount, if any, has been paid in full, any of the Company’s remaining funds and assets legally available for distribution to shareholders will be distributed on an as-converted basis to the holders of the shares of Series A and Series B Preferred Stock and our Common Stock.  If the funds available for distribution to stockholders on liquidation is greater than $4,000,000, then such funds will be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock (on a pro rata basis based on the number of shares of common stock into which all such shares of preferred stock are convertible) and the holders of the Company’s Common Stock.

Redemption:

Upon the sale by the Company of its capital stock which results in 51% of capital stock being held by persons other than those who held its capital stock on September 30, 1995 then the Company must offer to redeem the Series A Preferred Stock at a price equal to two times the conversion price of the Series A Preferred Stock (currently $25 per share).  Notwithstanding the foregoing, if the Company does not have sufficient funds to redeem the Series A Preferred Stock without causing a material adverse effect on the Company’s  ability to carry out its business, only the funds that are available that will not cause such material adverse effect shall be used to redeem the Series A Preferred Stock.  This redemption requirement will continue until such time as all of the shares of Series A Preferred Stock have been redeemed.

Conversion:

Each share of Series A Preferred Stock is convertible into 190 shares of Common Stock (subject to adjustment) at any time at the option of the holder.  The Preferred Stock automatically converts into the Company’s Common Stock upon the consummation of a public offering by the Company with aggregate proceeds or fair market value in excess of $4,000,000.  All rights incident to a share of Series A Preferred Stock will terminate automatically upon any conversion of such shares into Common Stock.  The conversion rate will be subject to appropriate adjustment upon any stock split, reverse stock split or stock dividend or similar transaction.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

Anti-dilution Adjustments:

The Series A Preferred Stock  provides for proportional adjustments to the conversion rate for stock splits, dividends, recapitalizations and similar transactions.

Voting Rights

Holders of the Series A Preferred Stock are entitled to vote on all matters submitted to the Company’s shareholders for a vote or consent.  Each share of Series A Preferred Stock has voting rights equal to the number of shares of Common Stock into which it converts (presently 190 for 1).  Except when a separate class vote is required by law, the Series A Preferred Stock will vote with the Common Stock as a single class.

Preferred Stock – Series B

The Company is authorized to issue 5,000,000 shares of $1.00 par value cumulative Preferred Stock – Series B.  All the outstanding Preferred Stock is fully paid and non-assessable. Each share of the Preferred Stock is convertible, at the option of the holder at any time, into 277 shares of the Company’s Common Stock.

Holders of the Series B Preferred Stock are entitled to 10% cumulative dividend if declared by the Board of Directors. This class of stock holds liquidation preferences and is redeemable in December 2005 for face value plus accrued dividends.

Dividends:

The holders of the Series B Preferred Stock shall be entitled to cumulative dividends of 10% per share prior to the Company paying any dividends on the Series A Preferred Stock or its Common Stock.

Liquidation Preference:

In the event of any liquidation or winding up of the Company, if the funds available for liquidation are less than $4,000,000 the holders of the Series B Preferred Stock shall be entitled to receive in full, prior to any other distribution made on the Company’s Common Stock, cash dividends in an amount of $61.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accumulated and unpaid dividends, on an equal basis with any distribution to be made to the holders of the Series B Preferred Stock.

26

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

After this preferred amount has been paid in full, any of the Company’s remaining funds and assets legally available for distribution to shareholders will be distributed on an as-converted basis to the holders of the shares of Series A and Series B Preferred Stock and our Common Stock.

If the funds available for distribution to stockholders on liquidation is greater than $4,000,000, then such funds will be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock (on a pro rata basis based on the number of shares of common stock into which all such shares of preferred stock are convertible) and the holders of Company’s Common Stock on a pro rata basis.

Redemption:

Upon the sale by the Company of its capital stock which results in 51% of capital stock being held by persons other than those who held its capital stock on September 30, 1995 then the Company must redeem the Series A Preferred Stock at a price equal to two times the conversion price of the Series A Preferred Stock (currently $61 per share).  In addition, the Series B Preferred Stock is redeemable by the Company in December 2005 for its issue price of $61 per share plus accrued dividends.  Notwithstanding the foregoing, if the Company does not have sufficient funds to redeem the Series B Preferred Stock without causing a material adverse effect on the Company’s ability to carry out its business, only the funds that are available that will not cause such material adverse effect shall be used to redeem the Series B Preferred Stock.  This redemption requirement will continue until such time as all of the shares of Series B Preferred Stock have been redeemed.

Conversion:

Each share of Series B Preferred Stock is convertible into 277 shares of Common Stock (subject to adjustment) at any time at the option of the holder.  The Series B Preferred Stock automatically converts into the Company’s Common Stock upon the consummation of a public offering by the Company with aggregate proceeds or fair market value in excess of $4,000,000.  All rights incident to a share of Series B Preferred Stock will terminate automatically upon any conversion of such shares into Common Stock.  The conversion rate will be subject to appropriate adjustment upon any stock split, reverse stock split or stock dividend or similar transaction.

Anti-dilution Adjustments:

The Series B Preferred Stock provides for proportional adjustments to the conversion rate for stock splits, dividends, recapitalizations and similar transactions.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

Voting Rights:

Holders of the Series B Preferred Stock are entitled to vote on all matters submitted to the Company’s shareholders for a vote or consent.  Each Share of Series B Preferred Stock has voting rights equal to the number of shares of Common Stock  into which it converts (presently 277 for 1).  Except when a separate class vote is required by law, the Series B Preferred Stock will vote with the Common Stock as a single class.

9. Interest In LLC

EP Global, during September 2004, entered into a joint venture with the InforMedx Group, LLC, (“InforMedx”) a subsidiary of the Conemaugh Health System of Johnstown, Pennsylvania, to promote on line educational seminars, using a web based medium presenting topics that relate to the care of special needs individuals.  The content of the seminars is medically based in most instances.  The intended audiences are professional, and aligned and family caregivers of special needs individuals.

To implement the joint venture, EP has established a limited liability company, EP Educational Network LLC, (“Network”) and InforMedx agreed to pay $210,000 for a one half interest in this newly established entity.  Of this amount $100,000 was received in September 2004 with the balance due September 2005.

All content used is to remain the property of EP with any jointly developed content being the property of seminars with each of the parties able to utilize the content in any manner so long as that use is not disruptive to the purpose, intent or in conflict with the business activities of seminars.  Profits were to allocated based on the ownership ratio.

EP has recognized the transaction as an addition to minority interest.

In June of 2005, shortly after a change in senior management at Conemaugh, InforMedx informed the Company that it had reconsidered its continuing participation in the joint venture and made a determination that continued participation would not be consistent with Conemaugh’s strategic goals.  Accordingly, InforMedx returned its one-half ownership of the LLC to the company in exchange for being released from making the $110,000 contribution in September 2005.  Consequently, the Company has transferred $100,000 of minority interest to additional paid in capital.  Also, the minority interest was further reduced, with an offset to paid in capital, by $7,173.  There are no obligations to InforMedx at December 31, 2006.

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

10.  Commitments and Contingencies

Operating Leases

The Company has operating leases for office space and temporary living space expiring in 2009 and 2007, and for office equipment expiring in 2007.  Total operating lease expense amounted to $115,600 and $148,814 in 2006 and 2005, respectively.  Subsequent operating lease payments are $53,784 in 2007, $47,340 in 2008, and $48,540 in 2009.

Legal Proceedings

Michael Miller, Juan Sala, Carolina Hernandez, Cesar Alquegui, Josephine Lugo, III and George Sukornyk v. EP Global Communications, Inc., Court of Chancery of the State of Delaware in and for New Castle County, C.A. No. 1502-N – This case was commenced on July 22, 2005.  Plaintiffs made the following allegations in their lawsuit: The plaintiffs were shareholders of our company when it was known as East Coast Airlines, Inc., prior to the acquisition agreement with Psy-Ed Corporation in November 2003. Subsequent to the Psy-Ed acquisition, the plaintiffs allegedly agreed to surrender certain "free trading" shares of our common stock in exchange for restricted shares of our common stock.  Plaintiffs claim that we never delivered the restricted shares of common stock to each of them. On September 30, 2005, we filed our answer denying liability to the plaintiffs together with counterclaims for unjust enrichment, civil conspiracy and related claims against each of the plaintiffs.  Our answer denies any wrongdoing and, in fact, asserts unjust enrichment to the plaintiffs, negligent misrepresentations by the plaintiffs and a civil conspiracy.  By our counterclaim, we are requesting the return of any of our shares of common stock still held by the plaintiffs and related damages. The plaintiffs in the lawsuit are requesting specific performance of an alleged agreement to give them 1 restricted share of our common stock for every 2 unrestricted shares they tendered to us (they claim to have tendered approximately 4 million shares), together with unspecified compensatory damages, interest and costs. The parties, as of April 14, 2006, have settled this lawsuit and have signed a definitive settlement agreement all appropriate releases being exchanged.

Joseph Braumstein, Chapter 7 Trustee of The McCabe Group versus Joseph M. Valenzano, Jr. and Psy-Ed Corporation et al. Adversary proceeding No 06-01351.  When The McCabe Group (TMG) ceased business operations in October 2004, it entered into a Chapter 7 liquidation proceeding, under the terms of Title 11 of the U.S. Code (Bankruptcy).  The Chapter 7 Trustee of TMG, Joseph Braumstein in June 2006 brought a lawsuit in the U.S. Bankruptcy Court alleging that the Company and its President and CEO, jointly and severally, owed approximately $53,000 for legal fees and expenses to TMG.  The Company and its CEO are vigorously defending this complaint.  The Company and Counsel believes

EP Global Communications, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

December 31, 2006

that further litigation should result in the ultimate dismissal of this Chapter 7 Trustee Claim.  The Company has made all timely filings with the court and to date has heard nothing further with regard to the position of the court.

Psy-Ed Corporation, d/b/a Exceptional Parent, Plaintiff v. Stanley D. Klein and Kimberly Schive, Superior Court in and for the County of Middlesex, in the Commonwealth of Massachusetts, Civil Action No. 99-6140; Counterclaims Brought by Klein Against Plaintiffs and Third-Party Directors (Kenneth Rossano, David Hirsch, MD, Robert Striano, Donald S. Chadwick, C. Kenneth Mehrling and Robert K. Hopkins, Jr.) of Exceptional Parent in Civ. No. 99-6140.  This case was commenced on December 17, 1999.  Psy- Ed is the plaintiff and counter-claimants in this case.  The Company and its president were previously successful in defending an action taken by Ms. Schive in 1996 for wrongful termination and successfully defended itself in three separate appeals made by Ms. Schive.  At present, most of the claims by Kimberly Schive have been dismissed and are no longer pending, either in any court proceeding or before the Massachusetts Commission Against Discrimination ("MCAD").  Still pending are her claims for abuse of process and retaliation. The company and its attorney’s feel that further litigation should result in the ultimate dismissal of her claims

The employment of Stanley D. Klein, a former officer, director and shareholder of the company was terminated for cause in August of 1997.  He filed a complaint with the MCAD in 2000 alleging that the Company, which had brought an action against him in December 1999 for misconduct, fraud and defamation causing damage to the Company, had retaliated against him because of his support for Kimberly Schive.

Mr. Klein filed an action against the Company and Mr. Valenzano in the Superior Court for Middlesex County, Massachusetts in December 2002 seeking payment of unspecified damages.  That lawsuit was dismissed in 2005.  Mr. Klein then filed an action seeking precisely the same relief in a state court in New Jersey which action was summarily dismissed by Superior Court in Bergen County New Jersey.  At the time of filing both of these actions, Mr. Klein was a defendant in an action brought by the Company against him in 1999.

During the non-jury trial held in June of 2006, eight of Mr. Klein’s ten claims against the Company were dismissed.  However, the Company was found liable by the judge with respect to abuse of process in the Schive case and tortuous interference with respect to a promissory note, the balance on the note being  approximately $124,000.  The judge did not, however, actually enter any conclusions as to what the damage award should be.  Both the Company and Mr. Valenzano deny that the amount recited by the judge would be an appropriate award.

The Company and Mr. Valenzano contend that each of these findings in favor of Mr. Klein and Ms. Schive was the result of errors of fact and law by the judge, and they intend to challenge the findings through post trial motions and / or by an appeal.

Inasmuch as the judge retired shortly after issuing his opinion, the extent of any damages to be awarded to Ms. Schive or Mr. Klein, if any, will need to be determined by another judge.  The parties disagree on the procedure pursuant to which this should be accomplished.

The Company intends to vigorously challenge the judge's decision and defend itself against the matter described above.  The Company believes that, ultimately, it will prevail with respect to the above remaining matters and that there will be no material impact to its financial statements, although no such assurance can be provided.

Other than noted above, there is no litigation pending or threatened by or against us.

EP GLOBAL COMMUNICATIONS, INC.

80,016,826 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Delaware provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Delaware Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Delaware Corporate Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$2.00
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$5,000.00
Legal fees and expense	$25,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$30,002.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES

Fiscal Year 2005 - The Company issued the following unregistered securities:

–

On January 2, 2005, we issued an aggregate of 1,000,000 shares of our restricted common stock in consideration for professional services rendered to us.  The issuance was valued at $.009 per share or $9,000.

–	On February 9, 2005, we issued 80,000 shares of our restricted common stock in consideration for professional services rendered to us. The issuance was valued at $.162 per share or $12,960.

–	On February 9, 2005, we issued 20,000 shares of our restricted common stock in consideration for professional services rendered to us. The issuance was valued at $.162 per share or $3,240.

–	On May 9, 2005, we issued 50,000 shares of our restricted common stock to in consideration for services rendered to us as an employee. The issuance was valued at $.09 per share or $4,500.

–	On July 27, 2005, we issued an aggregate of 40,000 shares of our restricted common stock in consideration for services rendered as employees. The issuance was valued at $.117 per share or $ 4,680.

–

On September 30, 2005, we issued 10,000 shares of our restricted common stock in consideration for consulting services rendered to us for business consulting. The issuance was valued at $.048 per share or $ 480.

–	On September 30, 2005, we issued 50,000 shares of our restricted common stock in consideration for consulting services rendered to us. The issuance was valued at $.048 per share or $ 2,400.

Fiscal Year 2006 – The Company issued the following unregistered restricted securities in December 2006 to members of the Board of Directors of the company pursuant to Board of Director approval in May 2006 and to other individuals and entities as disclosed below:

–	On January 11, 2006, we issued 50,000 shares of our restricted common stock in consideration for professional services rendered to us. The issuance was valued at $.04 per share or $2,000.

–	On January 11, 2006, we issued 250,000 shares of our restricted common stock in consideration for discharge of an accrued liability. The issuance was valued at $.01 per share or $2,500.

–	On January 11, 2006, we issued 75,000 shares of our restricted common stock in connection with a temporary loan to the Company. The issuance was valued at $.04 per share or $3,000.

–	On February 21, 2006, we issued 100,000 shares of our restricted common stock in consideration for professional services rendered to us. The issuance was valued at $.025 per share or $2,500.

–

On April 20, 2006, we issued an aggregate of 20,000 shares of our restricted common stock in consideration for services rendered as employees. The issuance was valued at $.008 per share or $160 in the aggregate.

–

On December 15, 2006, we issued 2,500,000 shares of our restricted common stock to members of the Board of Directors of the Company. The issuance was valued at $.005 per share or $12,500 in the aggregate.

–	On December 15, 2006, we issued 250,000 shares of our restricted common stock to a former director. The issuance was valued at $.005 per share or $1,250.

ITEM 27.

EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation and Amendment (1)
3.2	By-Laws (1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Investment Agreement Dated October 11, 2007, by and between the Company and Dutchess Private Equities Fund Ltd. (2)
10.2	Registration Rights Agreement dated October 11, 2007, by and between the Company and Dutchess Private Equities Fund Ltd. (2)
21	Subsidiaries (1)
23.1	Consent of Counsel, as in Exhibit 5.1
23.2	Consent of Malin, Bergquist & Company, LLP

(1) Incorporated by reference to Form SB-2 filed on October 20, 2005 (File No. 333-129153)

(2) Incorporated by reference to Form 8-k filed on October 11, 2007 (File No. 000-30797)

ITEM 28.

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Johnstown, Pennsylvania on December 6, 2007.

By:	/s/ Joseph M. Valenzano
Joseph M. Valenzano, Jr.
Chief Executive Officer and Director

By:	/s/ Donald Chadwick
Donald Chadwick
Director
By:	/s/ James McGinnis
James P. McGinnis
Chief Financial Officer; VP Operations; Secretary and Treasurer
By:	/s/ Dr. David Hirsch
Dr. David Hirsch
Director
By:	/s/ William Bleil
William Bleil
Director
By:	/s/ Rear Admiral Raymond C. Smith
Rear Admiral Raymond C. Smith
Director
By:	/s/ Diana Jones
Diana Jones
Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Joseph Valenzano, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Joseph M. Valenzano
Joseph M. Valenzano, Jr.
Chief Executive Officer and Director

By:	/s/ Donald Chadwick
Donald Chadwick
Director
By:	/s/ James McGinnis
James P. McGinnis
Chief Financial Officer; VP Operations; Secretary and Treasurer
By:	/s/ Dr. David Hirsch
Dr. David Hirsch
Director
By:	/s/ William Bleil
William Bleil
Director
By:	/s/ Rear Admiral Raymond C. Smith
Rear Admiral Raymond C. Smith
Director
By:	/s/ Diana Jones
Diana Jones
Director